Exhibit 10.1

FIRST AMENDED AND RESTATED SENIOR SECURED SUPER-PRIORITY DEBTOR-IN-POSSESSION CREDIT AGREEMENT

by and among

COLT DEFENSE LLC,

as a US Borrower,

COLT’S MANUFACTURING COMPANY LLC,

as a US Borrower,

COLT CANADA CORPORATION,

as Canadian Borrower,

THE SUBSIDIARIES OF COLT DEFENSE LLC

NAMED AS GUARANTORS HEREIN,

as Guarantors,

THE LENDERS THAT ARE SIGNATORIES HERETO,

as the Lenders

and

CORTLAND CAPITAL MARKET SERVICES LLC,

as Agent

Dated as of June 24, 2015

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4.3	Governmental Consents	18

4.4	Binding Obligations; Perfected Liens	18

4.5	Title to Assets; No Encumbrances	19

4.6	Jurisdiction of Organization; Location of Chief Executive Office and Tangible Assets; Organizational Identification Number; Commercial Tort Claims	19

4.7	Litigation	19

4.8	Compliance with Laws	20

4.9	No Material Adverse Change	20

4.10	[Reserved.]	20

4.11	Employee Benefits	20

4.12	Environmental Condition	21

4.13	Intellectual Property	22

4.14	Leases	22

4.15	Deposit Accounts and Securities Accounts	22

4.16	Complete Disclosure	22

4.17	Material Contracts	23

4.18	Patriot Act; etc.	23

4.19	Projections	23

4.20	Payment of Taxes	23

4.21	Margin Stock	24

4.22	Governmental Regulation	24

4.23	OFAC	24

4.24	Employee and Labor Matters	24

4.25	Indebtedness	25

4.26	Use of Proceeds	25

4.27	Locations of Inventory and Equipment	25

4.28	Inventory Records	25

4.29	Common Enterprise	25

4.30	Orders	26

4.31	Budget	26

4.32	Insurance	26

4.33	DIP Term Loan Documents	26

	4.34	[Reserved]	26

	4.35	Tax Status	26

	4.36	Bankruptcy Matters	27

5.	AFFIRMATIVE COVENANTS		27

	5.1	Financial Statements, Reports, Certificates	27

	5.2	Collateral Reporting	28

	5.3	Existence	28

	5.4	Maintenance of Properties	28

	5.5	Taxes	28

	5.6	Insurance	28

	5.7	Inspection	29

	5.8	Compliance with Laws	29

	5.9	Environmental	30

	5.10	Bank of America Accounts	31

	5.11	[Reserved.]	31

	5.12	Further Assurances	31

	5.13	Lender Meetings	32

	5.14	Material Contracts	32

	5.15	Location of Inventory and Equipment	32

	5.16	Compliance with ERISA and the IRC	32

	5.17	Collateral Access Agreement	33

	5.18	Chief Restructuring Officer	33

	5.19	Information Officer	33

	5.20	Post-Closing Obligations	33

	5.21	Trade Payables/Unrestricted Cash Certificate	33

	5.22	Cash Management Order	33

	5.23	Milestones	33

6.	NEGATIVE COVENANTS		33

	6.1	Indebtedness	33

	6.2	Liens	33

	6.3	Restrictions on Fundamental Changes	33

	6.4	Disposal of Assets	34

	6.5	Change Name	34

	6.6	Nature of Business	34

	6.7	Certain Payments of Debt and Amendments	34

	6.8	Change of Control	35

	6.9	Restricted Payments	35

	6.10	Accounting Methods	36

	6.11	Investments; Controlled Investments	36

	6.12	Transactions with Affiliates	36

	6.13	Use of Proceeds	38

	6.14	Limitation on Issuance of Equity Interests; Formation of Subsidiaries	38

	6.15	[Reserved]	38

	6.16	Specified Canadian Pension Plans	38

	6.17	Sale Leaseback Transactions	38

	6.18	Limitations on Dividends and Other Payment Restrictions Affecting Subsidiaries	39

	6.19	Limitations on Negative Pledges	39

	6.20	Employee Benefits	40

	6.21	Collateral Access Agreement	40

	6.22	New Holdco Expenses	40

	6.23	Cash in Deposit Accounts	41

	6.24	[Reserved.]	41

	6.25	Disclosure re Lenders	41

7.	FINANCIAL COVENANTS		42

8.	EVENTS OF DEFAULT		43

9.	RIGHTS AND REMEDIES		49

	9.1	Rights and Remedies	49

	9.2	Remedies Cumulative	50

	9.3	Code and Other Remedies	50

	9.4	Accounts and Payments in Respect of General Intangibles	53

	9.5	Proceeds to be Turned over to and Held by Agent	54

	9.6	Registration Rights	54

	9.7	Deficiency	55

10.	WAIVERS; INDEMNIFICATION		55

	10.1	Demand; Protest; etc.	55

	10.2	The Lender Group’s Liability for Collateral	55

	10.3	Indemnification	55

11.	NOTICES		56

12.	CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER		58

13.	ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS		59

	13.1	Assignments and Participations	59

	13.2	Successors	63

14.	AMENDMENTS; WAIVERS		63

	14.1	Amendments and Waivers	63

	14.2	Replacement of Certain Lenders; Lender Purchase Right	65

	14.3	No Waivers; Cumulative Remedies	65

15.	AGENT; THE LENDER GROUP		65

	15.1	Appointment and Authorization of Agent	65

	15.2	Delegation of Duties; Appointment of Subagents	66

	15.3	Liability of Agent	67

	15.4	Reliance by Agent	67

	15.5	Notice of Default or Event of Default	67

	15.6	Credit Decision	68

	15.7	Costs and Expenses; Indemnification	68

	15.8	Agent in Individual Capacity	69

	15.9	Successor Agent	69

	15.10	Lender in Individual Capacity	70

	15.11	Collateral Matters; Credit Bidding	70

	15.12	Restrictions on Actions by Lenders; Sharing of Payments	72

	15.13	Agency for Perfection	72

	15.14	Payments by Agent to the Lenders	72

	15.15	Concerning the Collateral and Related Loan Documents	73

	15.16	Field Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information	73

	15.17	[Reserved.]	74

	15.18	Several Obligations; No Liability	74

	15.19	Appointment for the Province of Québec	74

	15.20	Dutch Parallel Debt	75

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16.	WITHHOLDING TAXES		76

	16.1	No Setoff; Payments	76

	16.2	Exemptions	77

	16.3	Reductions	78

	16.4	Refunds	79

17.	GENERAL PROVISIONS		80

	17.1	Effectiveness	80

	17.2	Section Headings	80

	17.3	Interpretation	80

	17.4	Severability of Provisions	80

	17.5	[Reserved.]	80

	17.6	Debtor-Creditor Relationship	80

	17.7	Counterparts; Electronic Execution	80

	17.8	[Reserved.]	80

	17.9	Confidentiality	80

	17.10	Lender Group Expenses	82

	17.11	Survival	82

	17.12	Patriot Act	82

	17.13	Integration	82

	17.14	Administrative Borrower as Agent for Borrowers	82

	17.15	Currency Indemnity	83

	17.16	Anti-Money Laundering Legislation	84

	17.17	Quebec Interpretation	84

EXHIBITS AND SCHEDULES

Exhibit A-1	Form of Assignment and Acceptance

Exhibit B-1	Form of Monthly Reporting

Exhibit B-2	[Reserved]

Exhibit C-1	Form of Compliance Certificate

Exhibit I-1	Form of IP Reporting Certificate

Exhibit L-1	Exclusive Intellectual Property and other Intangible Licenses

Exhibit L-2	[Reserved]

Exhibit M	Budget

Exhibit N	Form of Committed Loan Notice

Schedule A-1	Lender Notice Addresses

Schedule A-2	Authorized Persons

Schedule C-1	Term Commitments

Schedule D-1	Designated Account

Schedule E-1	[Reserved]

Schedule E-2	[Reserved]

Schedule P-1	[Reserved]

Schedule P-2	Permitted Liens

Schedule P-3	Permitted Holders

Schedule R-1	Real Property Collateral

Schedule 1.1	Definitions

Schedule 3.1	Conditions Precedent to Initial Tranche A Loan

Schedule 3.2	Conditions Precedent to Each Extension of Credit

Schedule 4.1(b)	Capitalization of Loan Parties

Schedule 4.2	Due Authorization; No Conflict

Schedule 4.6(a)	Jurisdiction of Organization

Schedule 4.6(b)	Chief Executive Offices

Schedule 4.6(c)	Organizational Identification Numbers

Schedule 4.6(d)	Commercial Tort Claims

Schedule 4.6(e)	Location of Assets

Schedule 4.7	Litigation

Schedule 4.9	GAAP

Schedule 4.11	Pension Plans

Schedule 4.12	Environmental Matters

Schedule 4.13	Intellectual Property

Schedule 4.15	Deposit Accounts and Securities Accounts

Schedule 4.20	New Holdco Expenses

Schedule 4.25	Permitted Indebtedness

Schedule 4.32	Insurance

Schedule 5.1	Financial Statements, Reports, Certificates

Schedule 5.2	Collateral Reporting

Schedule 5.16	Compliance with ERISA and the IRC

Schedule 5.23	Milestones

Schedule 6.12(d)	Agreements with Affiliates

FIRST AMENDED AND RESTATED SENIOR SECURED SUPER-PRIORITY DEBTOR-IN-POSSESSION CREDIT AGREEMENT

THIS FIRST AMENDED AND RESTATED SENIOR SECURED SUPER-PRIORITY DEBTOR-IN-POSSESSION CREDIT AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is entered into as of June 24, 2015, by and among the lenders identified on the signature pages hereof or that becomes a lender hereto from time to time in accordance with this Agreement (each of such lenders, together with their respective successors and permitted assigns, are referred to hereinafter as a “Lender”, as that term is hereinafter further defined), Cortland Capital Market Services LLC, as agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”), Colt Defense LLC, a Delaware limited liability company, as a borrower and as a debtor and debtor-in-possession in the Chapter 11 Cases (as defined below) (“Parent” or “Colt Defense”), Colt Canada Corporation, a Nova Scotia unlimited company, as a borrower and as a debtor and debtor-in-possession in the Chapter 11 Cases (“Colt Canada”), Colt’s Manufacturing Company LLC, a Delaware limited liability company, as a borrower and as a debtor and debtor-in-possession in the Chapter 11 Cases (“CMC” and together with Colt Defense and Colt Canada, each individually, a “Borrower” and collectively, “Borrowers” as hereinafter further defined), CDH II Holdco Inc., a Delaware corporation, as a guarantor and as a debtor and debtor-in-possession in the Chapter 11 Cases (“CDH II”), New Colt Holding Corp., a Delaware corporation, as a guarantor and as a debtor and debtor-in-possession in the Chapter 11 Cases (“New Colt”), Colt Finance Corp., a Delaware corporation, as a guarantor and as a debtor and debtor-in-possession in the Chapter 11 Cases (“Colt Finance”), Colt Defense Technical Services LLC, a Delaware limited liability company, as a guarantor and as a debtor and debtor-in-possession in the Chapter 11 Cases (“CDTS”) and Colt International Coöperatief U.A., a cooperative formed under Dutch law, as a guarantor and as a debtor and debtor-in-possession in the Chapter 11 Cases (“Dutch Holdings” and, together with CDH II, New Colt, Colt Finance and CDTS, each individually a “Guarantor” and collectively, “Guarantors” as hereinafter further defined, and together with the Borrowers, the “Loan Parties” as hereinafter further defined).

WHEREAS, each Loan Party filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware on the Petition Date;

WHEREAS, each of the Loan Parties is continuing in the possession of its assets and in the management of its business as a debtor-in-possession pursuant to Section 1107(a) and 1108 of the Bankruptcy Code;

WHEREAS, on June 17, 2015, Colt Holding Company LLC, as the foreign representative on behalf of the Loan Parties (the “Foreign Representative”), commenced a recognition proceeding under Part IV of the CCAA in the Ontario Superior Court of Justice (Commercial List) (the “Canadian Court”) to recognize in Canada, the Chapter 11 Cases as foreign main or non-main proceedings (the “CCAA Recognition Proceedings”);

WHEREAS, prior to the Petition Date, the Initial Prepetition Senior Lenders provided financing to the Borrowers pursuant to the Prepetition Senior Loan Agreement, among the Borrowers, the Guarantors, the Agent, and the Initial Prepetition Senior Lenders;

WHEREAS, on June 23, 2015, pursuant to the Prepetition Assignment Agreement, the Initial Prepetition Senior Lenders assigned all of their respective rights, interests and obligations, including, without limitations, the liens and security interests held to secure the obligations under the Prepetition Senior Loan Agreement to the Lenders party hereto;

WHEREAS, after the Petition Date, the Initial DIP Lenders provided $2,000,000 of financing to the Borrowers pursuant to (i) the Initial DIP Senior Loan Agreement and (ii) the First Interim DIP Order;

WHEREAS, on June 23, 2015 pursuant to the Senior DIP Assignment Agreement, the Initial DIP Lenders assigned all of their respective rights, interests and obligations, including, without limitations, the liens and security interests held to secure the obligations under the Senior Secured Super-Priority Debtor-In-Possession Credit Agreement, dated as of June 16, 2015, by and among the Agent, Initial DIP Lenders, Borrowers and the Guarantors (the “Initial DIP Senior Loan Agreement”) to the Lenders party hereto;

WHEREAS, the Loan Parties have, and each Loan Party has, requested the Lenders to amend and restate the Initial DIP Senior Loan Agreement in its entirety in order to, among other things, provide additional post-petition loans and advances and provide other financial accommodations to the Loan Parties, and the Lenders have agreed, subject to the conditions set forth herein, to extend a senior secured super-priority debtor-in-possession credit facility (the “Facility”) to the Borrowers in an aggregate principal amount of $41,666,667 (or such higher amount permitted by and in accordance with the terms hereunder), comprised of the Tranche A Loans and the Tranche B Loans, for the purposes described herein and on the terms and conditions set forth herein;

WHEREAS, to provide security for the repayment of the loans made available pursuant hereto and payment of the other obligations of the Borrowers hereunder, the Loan Parties have agreed to provide the Agent and the Lenders, in each case, subject to the Carve-Out (as defined herein), with Liens on the Collateral (as defined herein);

WHEREAS, the Loan Parties, the DIP Term Loan Lenders, the DIP Term Loan Agent, the Borrowers, and the Guarantors are entering into an amendment to the DIP Term Loan Agreement contemporaneously herewith; and

WHEREAS, the Lenders are willing to make the requested credit facilities available on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows:

1.                                      DEFINITIONS AND CONSTRUCTION.

1.1                               Definitions.  Capitalized terms used in this Agreement shall have the meanings specified therefor on Schedule 1.1.

1.2                               Accounting Terms.  Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the financial statements of Parent most recently received by Agent prior to the date hereof; provided, that, upon the adoption by Parent of IFRS as required by Parent’s independent certified public accountants or in the event of any change in GAAP after the date hereof that affects the covenants in Section 7 hereof, Administrative Borrower may by notice to Agent, or Agent may, and at the request of Required Lenders shall, by notice to Administrative Borrower require that such covenants be calculated in accordance with GAAP as in effect, and as applied by Parent and its Subsidiaries, immediately before the adoption by Parent of IFRS or the applicable change in GAAP became effective, until either the notice from the applicable party is withdrawn or such covenant is amended in a manner satisfactory to Parent, Agent and the Required Lenders.  Notwithstanding anything to the contrary contained herein, all financial statements delivered hereunder shall be prepared, and all financial covenants contained herein shall be calculated, without giving effect to any election under the Statement of Financial Accounting Standards No. 159 (or any similar accounting principle) permitting a Person to value its financial liabilities or Indebtedness at the fair value thereof.  When used herein, the term “financial statements” shall include the notes and schedules thereto.  Whenever the term “Parent” or “Borrowers” is used in respect of a financial covenant or a related definition, it shall be understood to mean Parent or Borrowers and their Subsidiaries on a consolidated basis, unless the context clearly requires otherwise.  For purposes of calculations pursuant to the terms of this Agreement, GAAP will be deemed to treat operating leases in a manner consistent with the current treatment under GAAP as in effect on the Closing Date, notwithstanding any modification or interpretive changes thereto that may occur hereafter.

1.3                               Code.  Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein and any terms used in this Agreement that are defined in the PPSA and pertaining to Collateral consisting of assets of the Canadian Loan Parties shall be construed and defined as set forth in the PPSA unless otherwise defined herein; provided, however, that to the extent that the Code is used to define any term herein and such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern.

1.4                               Construction.  Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting and shall be deemed to be followed by the phrase “, without limitation,”, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.”  The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be.  Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified.  Any reference in this Agreement or in any other Loan Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, restatements, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, restatements, replacements, substitutions, joinders, and supplements set forth herein).  The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties.  Any reference herein to any Person shall be construed to include such Person’s successors and assigns.  An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 14.1 or is cured if such Event of Default is capable of being cured as permitted hereunder.  Any reference herein or in any other Loan Document to the satisfaction, repayment, or payment in full of the Obligations, the Secured Obligations (as defined in the Security Agreement or the Canadian Security Agreement, as the case may be) or the Guarantied Obligations (as defined in the applicable Guaranty) shall mean the repayment in full in cash or immediately available funds other than unasserted indemnification Obligations.  Unless otherwise indicated herein, all references to time of day refer to Eastern Standard Time or Eastern daylight saving time, as in effect in New York City on such day.  For purposes of the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to and including”; provided, that, with respect to a computation of fees or interest payable to Agent or any Lender, such period shall in any event consist of at least one full day.  Unless the context of this Agreement or any other Loan Document clearly requires otherwise or the Required Lenders otherwise determine, amounts expressed in US Dollars at any time when used with respect to Foreign Subsidiaries or similar matters shall be deemed to mean the US Dollar Equivalent of such amounts at such time.

1.5                               Schedules and Exhibits.  All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2.                                      LOANS AND TERMS OF PAYMENT.

2.1                               [Reserved].

2.2                               Loans.

(a)                                 Subject to the terms and conditions of this Agreement (including Sections 3.1 and 3.2), the Approved Budget and the Orders, each Lender with a Term Commitment agrees (severally, not jointly and not jointly and severally), to make term loans (collectively, the “Tranche A Loans”) to Borrowers in an aggregate amount up to such Lender’s Pro Rata Share of the Tranche A Loan Amount as follows:

(i)                                     following the entry of the First Interim DIP Order, the Initial DIP Lenders made an initial Tranche A Loan to the Borrowers in an amount equal to such Initial DIP Lender’s Pro Rata Share of an aggregate principal amount equal to $2,000,000, which amount the Initial DIP Lenders assigned to the Lenders party hereto in Pro Rata Shares of such amount (the “Initial Tranche A Loan”);

(ii)                                  following the entry of the Second Interim DIP Order, the Lenders party hereto shall make a second Tranche A Loan (the “Second Tranche A Loan”) to the Borrowers in an amount equal to such Lender’s Pro Rata Share of an aggregate principal amount equal to $1,333,334; and

(iii)                               on or after the date of entry of the Final DIP Order, the Lenders shall make one additional Tranche A Loan (the “Third Tranche A Loan”) to the Borrowers on the date specified in the applicable Committed Loan Notice of such Lender’s Pro Rata Share of an aggregate principal amount equal to $3,333,333.

(b)                                 Subject to the terms and conditions of this Agreement (including Section 3.2), the Approved Budget and the Orders, each Lender with a Term Commitment agrees (severally, not jointly or jointly and severally), on the next Business Day following the entry of the Final DIP Order by the Bankruptcy Court, to make one deemed term loan (the “Tranche B Loan”, and together with the Tranche A Loans, collectively, the “Loans”) to the Borrowers on the date of the Tranche A Loan made in accordance with the foregoing clause (iii) of Section 2.2(a) in an amount equal to such Lender’s Pro Rata Share of an aggregate principal amount equal to $35,000,000, which Tranche B Loan shall be deemed made by the Lenders to the Borrowers on such date.

(c)                                  Each Tranche A Loan shall be made upon the Administrative Borrower’s delivery to the Agent of a Committed Loan Notice.  Except with respect to the Initial Tranche A Loan and the Second Tranche A Loan, each such Committed Loan Notice must be received by the Agent not later than 11:00 a.m. three (3) Business Days prior to the requested date of any Tranche A Loan.  Each Committed Loan Notice shall specify (i) the requested date of the Tranche A Loan (which shall be a Business Day), (ii) the principal amount of the Tranche A Loan to be borrowed and (iii) the Borrower’s wiring instructions to be used for funding such Tranche A Loan.

(d)                                 Following receipt of a Committed Loan Notice, the Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the Loan requested.  Each Lender shall make the amount of its Tranche A Loan available to the Agent in immediately available funds at the Agent’s office not later than 2:00 p.m. on the Business Day specified in the applicable Committed Loan Notice.  Upon satisfaction of the applicable conditions set forth in Section 3.2, the Agent shall use reasonable efforts to make all funds so received available to the Borrowers in like funds on the day of receipt by the Agent by wire transfer of such funds into a Designated Account.

(e)                                  Each Loan shall be a US Dollar Denominated Loan

(f)                                   Loans prepaid or repaid (including amounts substituted and exchanged for Tranche B Loans) hereunder may not be re-borrowed.  The outstanding principal amount of the Loans, together with interest accrued thereon, shall be due and payable on the Maturity Date or, if earlier, on the date on which they are declared due and payable pursuant to the terms of this Agreement.

(g)                                  Term Commitments shall be permanently reduced by an amount equal to the amount of each Loan extended upon the making of such Loan.  Notwithstanding the foregoing, all of the Term Commitments shall automatically terminate at 5:00 p.m., New York time, on June 26, 2015 if the funding of the Second Tranche A Loan shall have not occurred by such time.

(h)                                 All Loans shall be used for the purposes set forth in the Orders and in Sections 4.25 and 6.13 hereof.

2.3                               [Reserved].

2.4                               Payments; Prepayments.

(a)                                 Payments by Borrowers.     Except as otherwise expressly provided herein, all payments by any Borrower may be made to Agent’s Account for the account of the Lender Group and shall be made in immediately available funds, no later than 11:00 a.m. (New York time) on the date specified herein.  Any payment received by Agent later than 11:00 a.m. (New York time) may be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

(b)                                 Apportionment and Application.

(i)                                     So long as no Application Event has occurred and is continuing and except as otherwise provided herein, all principal and interest payments received by Agent shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender) entitled to such payments and all payments of fees and expenses received by Agent (other than fees or expenses that are for Agent’s separate account) shall be apportioned ratably among the Lenders according to their Pro Rata Share.  All payments to be made hereunder by Borrowers shall be remitted to Agent and all such payments shall be applied, so long as no Application Event has occurred and is continuing, to reduce the balance of any Loans outstanding, and, thereafter, to Borrowers (to be wired to the Designated Account) or such other Person entitled thereto under applicable law (subject to Section 2.4(d)(ii) and Section 2.4(e)).

(ii)                                  At any time that an Application Event has occurred and is continuing, at the written direction of Required Lenders to Agent, all payments remitted to Agent in respect of the Obligations and all proceeds of Collateral received by Agent shall be applied as follows:

(A)                               first, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to Agent under the Loan Documents, until paid in full,

(B)                               second, to pay any fees then due to Agent under the Loan Documents until paid in full,

(C)                               third, ratably, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to any of the Lenders under the Loan Documents, until paid in full,

(D)                               fourth, ratably, to pay any fees then due to any of the Lenders under the Loan Documents until paid in full,

(E)                                fifth, ratably, to pay interest accrued in respect of the Loans until paid in full,

(F)                                 sixth, ratably, to Agent, for the account of Lenders, to pay the principal of all Loans until paid in full,

(G)                               seventh, to pay any other Obligations until paid in full; and

(H)                              ninth, to Borrowers (to be wired to the Designated Account) or such other Person entitled thereto under applicable law.

(iii)                               [Reserved.]

(iv)                              [Reserved.]

(v)                                 [Reserved.]

(vi)                              For purposes of Section 2.4(b)(ii), “paid in full” of a type of Obligation means payment in cash or immediately available funds of all amounts owing on account of such type of Obligation default interest, interest on interest, and expense reimbursements, whether or not any of the foregoing would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

(vii)                           In the event of a direct conflict between the priority provisions of this Section 2.4 and any other provision contained in this Agreement or any other Loan Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other.

(c)                                  [Reserved].

(d)                                 Optional Prepayments.

(i)                                     [Reserved].

(ii)                                  Loans.  Loans may not be voluntarily prepaid in whole or in part by the Borrowers without the written consent of the Required Lenders.

(e)                                  Mandatory Prepayments.

(i)                                     [Reserved].

(ii)                                  Dispositions. Within 3 Business Days of the date of receipt by Parent or any of its Subsidiaries of the Net Cash Proceeds of any voluntary or involuntary sale or disposition by Parent or any of its Subsidiaries of assets (including casualty losses or condemnations but excluding sales or dispositions which qualify as Permitted Dispositions under clauses (a), (b), (c), (e), to the extent relating to Restricted Payments made to Loan Parties, (l), to the extent relating to Permitted Investments of the type described under clause (a) of the definition thereof, (m) or (n) of the definition of Permitted Dispositions), Borrowers shall prepay the outstanding principal amount of the Obligations in accordance with Section 2.4(f) in an amount equal to 100% of such Net Cash Proceeds (including condemnation awards and payments in lieu thereof) received by such Person in connection with such sales or dispositions. Nothing contained in this Section 2.4(e)(ii) shall permit Parent or any of its Subsidiaries to sell or otherwise dispose of any assets other than in accordance with Section 6.4.

(iii)                               Extraordinary Receipts. Within three (3) Business Days of the date of receipt by Parent or any of its Subsidiaries of any Extraordinary Receipts, Borrowers shall prepay the outstanding principal amount of the Obligations in accordance with Section 2.4(f) in an amount equal to 100% of such Extraordinary Receipts, net of any reasonable and documented expenses incurred in collecting such Extraordinary Receipts.

(iv)                              Indebtedness and Equity Issuances. Within 3 Business Days of the date of incurrence or issuance by Parent or any of its Subsidiaries of any Indebtedness (other than Permitted Indebtedness) or issuance of Equity Interests, Borrowers shall prepay the outstanding principal amount of the Obligations in accordance with Section 2.4(f) in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection with such incurrence or issuance. The provisions of this Section 2.4(e)(iv) shall not be deemed to be implied consent to any such incurrence or issuance otherwise prohibited by the terms of this Agreement.

(v)                                 [Intentionally omitted.]

(vi)                              Waivable Mandatory Prepayments. Anything contained herein to the contrary notwithstanding, in the event Borrowers are required to make any mandatory prepayment (a “Waivable Mandatory Prepayment”) of the Loans pursuant to this Section 2.4(e), not less than two (2) Business Days prior to the date (the “Required Prepayment Date”) on which Borrowers are required to make such Waivable Mandatory Prepayment, Administrative Borrower shall notify Agent in writing of the amount of such prepayment, and Agent will promptly thereafter notify Lenders of the Administrative Borrower’s request.  Unless on or before the first Business Day prior to the Required Prepayment Date (it being understood that any Lender that does not notify Administrative Borrower and Agent in writing of its election to exercise such option on or before the first Business Day prior to the Required Prepayment Date shall be deemed to have elected, as of such date, not to exercise such option) the Required Lenders have waived in writing such prepayment, then Borrowers shall be required to make such prepayment.

(f)                                   Application of Payments.

(i)                                     [Reserved].

(ii)                                  Each prepayment pursuant to Section 2.4(e)(ii) shall, (A) in the case of Net Cash Proceeds of any sale or disposition of assets consisting of any ABL Priority Collateral, be applied, first, to the Obligations in the manner provided in Section 2.4(f)(v) and, second, to the DIP Term Loan Debt to the extent provided in the DIP Term Loan Documents and (B) in the case of Net Cash Proceeds of any sale or disposition of assets consisting of any Term Priority Collateral, be applied, first, to the DIP Term Loan Debt to the extent provided in the DIP

Term Loan Documents and, second, to the Obligations in the manner provided in Section 2.4(f)(v).

(iii)                               Each prepayment pursuant to Section 2.4(e)(iii) shall be applied (A) first, to the Obligations in the manner provided in Section 2.4(f)(v) and (B) second, to the DIP Term Loan Debt to the extent provided in the DIP Term Loan Documents, respectively.

(iv)                              Each prepayment pursuant to Sections 2.4(e)(iv) shall be applied, (A) first, to the Obligations in the manner provided in Section 2.4(f)(v) and (B) second, to the DIP Term Loan Debt to the extent provided in the DIP Term Loan Documents, respectively.

(v)                                 Each prepayment of Obligations pursuant to Section 2.4(e)(ii), (iii) or (iv) shall, (A) so long as no Application Event shall have occurred and be continuing, be applied ratably to the outstanding principal amount of the Loans, until paid in full, and (B) if an Application Event shall have occurred and be continuing, be applied in the manner set forth in Section 2.4(b)(ii).

(g)                                  Application of Optional Prepayments of Loans.  Each prepayment of Loans permitted pursuant to Section 2.4(d)(ii) shall be applied to the outstanding principal amount of the Tranche A Loans of the Lenders in accordance with their Pro Rata Share until paid in full and thereafter to the outstanding principal amount of the Tranche B Loans of the Lenders in accordance with their Pro Rata Share until paid in full.  Any such prepayment pursuant to Section 2.4(d)(ii) shall be accompanied by all accrued interest on the principal amounts prepaid.

2.5                               [Reserved.]

2.6                               Interest Rates:  Rates, Payments, and Calculations.

(a)                                 Loan Interest.  The Loans shall bear interest, at the election of the Borrowers made in accordance with clause (d) of this Section 2.6, subject to the terms and conditions hereof, as follows:

(i)                                     Cash Interest Option.  Except as provided in Section 2.6(c), all Obligations that have been (or were intended to be) charged to the Loan Account pursuant to the terms hereof shall bear interest at a rate per annum equal to 11% (such election, the “Cash Interest Option”); or

(ii)                                  Cash/PIK Interest Option.  Except as provided in Section 2.6(c), all Obligations that have been (or were intended to be) charged to the Loan Account pursuant to the terms hereof shall bear interest at a rate per annum equal to 9% on the first Business Day of each month in cash and 2% on such date in kind (such election, the “Cash/PIK Interest Option”).

(b)                                 [Reserved].

(c)                                  Default Rate.  Upon the occurrence and during the continuation of an Event of Default, all Obligations that have been charged to the Loan Account pursuant to the terms hereof shall, subject to applicable law, bear interest on the Daily Balance thereof at a per annum rate equal to two percent (2%) above the per annum rates otherwise applicable thereto.

(d)                                 Payment.  All interest, all fees payable hereunder or under any of the other Loan Documents, and all costs and expenses payable hereunder or under any of the other Loan Documents shall be due and payable, in arrears, on the first Business Day of each month at any time that Obligations are outstanding, except as otherwise provided herein.  Not later than one (1) Business Day prior to each date on which interest is due, the Borrowers shall notify the Agent in writing of its election as to whether the Cash Interest Option or the Cash/PIK Interest Option shall apply to the applicable interest payment.  If the Agent does not receive notice of the Borrowers’ election in accordance with the immediately preceding sentence at least one (1) Business Day prior to such date on which interest is due, the Borrowers’ shall be deemed automatically to have elected the Cash/PIK Interest Option in accordance with Section 2.6(a)(ii).

(e)                                  Computation.  Interest shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed.  Each interest rate which is calculated under this Agreement on any basis other than the actual number of days in a calendar year (the “deemed interest period”) is, for the purposes of the Interest Act (Canada), equivalent to a yearly rate calculated by dividing such interest rate by the number of days in the deemed interest period, then multiplying such result by the actual number of days in the calendar year (365 or 366).

(f)                                   Intent to Limit Charges to Maximum Lawful Rate.  In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable.  Each Borrower and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, that, anything contained herein to the contrary notwithstanding, if such rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, Borrowers are and shall be liable only for the payment of such maximum amount as is allowed by law, and payment received from Borrowers in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

(g)                                  In no event shall the aggregate “interest” (as defined in Section 347 (the “Criminal Code Section”) of the Criminal Code (Canada)), payable to any member of the Lender Group under this Agreement or any other Loan Document exceed the effective annual rate of interest lawfully permitted under the Criminal Code Section on the “credit advanced” (as defined in such section) under this Agreement or any other Loan Document.  Further, if any payment, collection or demand pursuant to this Agreement or any other Loan Document in respect of such “interest” is determined to be contrary to the provisions of the Criminal Code Section, such payment, collection, or demand shall be deemed to have been made by mutual mistake of the affected Borrower and the affected member of the Lender Group and such “interest” shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by the Criminal Code Section to result in a receipt by such member of the Lender Group of interest at a rate not in contravention of the Criminal Code Section, such adjustment to be effected, to the extent necessary, as follows:

(i)                                     firstly, by reducing the amounts or rates of interest required to be paid to that member of the Lender Group; and

(ii)                                  then, by reducing any fees, charges, expenses and other amounts required to be paid to the affected member of the Lender Group which would constitute “interest”.

(h)                                 Notwithstanding the above, and after giving effect to all such adjustments, if any member of the Lender Group shall have received an amount in excess of the maximum permitted by the Criminal Code Section, then the affected Borrower shall be entitled to obtain reimbursement from that member of the Lender Group in an amount equal to such excess. For greater certainty, to the extent that any charges, fees or expenses are held to be within such meaning of “interest”, such amounts shall be pro-rated over the period of time to which they relate or otherwise over the period from the date hereof to the date on which all of the Obligations are irrevocably repaid.

2.7                               Crediting Payments; Clearance Charge.  The receipt of any payment item by Agent shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to Agent’s Account unless and until such payment item is honored when presented for payment.  Should any payment item not be honored when presented for payment, then Borrowers shall be deemed not to have made such payment and interest shall be calculated accordingly.  Anything to the contrary contained herein notwithstanding, any payment item may be deemed received by Agent only if it is received into Agent’s Account on a Business Day on or before 11:00 a.m. (New York time).  If any payment item is received into Agent’s Account on a non-Business Day or after 11:00 a.m. (New York time) on a Business Day, it may be deemed to have been received by Agent as of the opening of business on the immediately following Business Day.

2.8                               Designated Account.  Borrowers agree to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Tranche A Loans requested by Borrowers and made by Agent or the Lenders hereunder.  Unless otherwise agreed by Agent and Borrowers, any Tranche A Loan requested by Borrowers and made by Agent or the Lenders hereunder shall be made to the Designated Account.

2.9                               Maintenance of Loan Account; Statements of Obligations.  Agent shall maintain an account on its books in the name of US Borrowers (the “US Loan Account”) on which US Borrowers will be charged with all Loans made by Agent or the Lenders to US Borrowers or for US Borrowers’ account, and with all other payment Obligations hereunder or under the other Loan Documents owing by US Loan Parties, including, accrued interest, fees and expenses, and Lender Group Expenses.  In accordance with Section 2.7, the US Loan Account will be credited with all payments received by Agent from US Borrowers or for any US Borrower’s account.  Agent shall render monthly statements regarding the US Loan Account to Borrowers, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Group Expenses owing, and such statements, absent manifest error, shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrowers and the Lender Group.

2.10                        Fees.  Borrowers shall pay to Agent for the account of the applicable Person, as and when due and payable under the terms of the Fee Letter, the fees and amounts set forth in the

Fee Letter.  Such fees and amounts shall be fully earned when paid and shall not be refundable under any circumstance.

2.11                        [Reserved].

2.12                        [Reserved].

2.13                        Capital Requirements.

(a)                                 If, after the date hereof, any Lender determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital or reserve requirements for banks or bank holding companies, or any change in the interpretation, implementation, or application thereof by any Governmental Authority charged with the administration thereof, or (ii) compliance by such Lender or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on such Lender’s or such holding company’s capital as a consequence of such Lender’s commitments hereunder to a level below that which such Lender or such holding company could have achieved but for such adoption, change, or compliance (taking into consideration such Lender’s or such holding company’s then existing policies with respect to capital adequacy and assuming the full utilization of such entity’s capital) by any amount deemed by such Lender to be material, then such Lender may notify Administrative Borrower and Agent thereof.  Following receipt of such notice, Borrowers agree to pay such Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within 30 days after presentation by such Lender of a statement in the amount and setting forth in reasonable detail such Lender’s calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error).  In determining such amount, such Lender may use any reasonable averaging and attribution methods.  Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.13(a) shall not constitute a waiver of such Lender’s right to demand such compensation; provided, that, (A) no Borrower shall be required to compensate a Lender pursuant to this Section for any reductions in return incurred more than 180 days prior to the date that such Lender notifies Borrowers of such law, rule, regulation or guidelines giving rise to such reductions and of such Lender’s intention to claim compensation therefore and (B) if such claim arises by reason of the adoption of or change in any law, rule, regulation or guideline that is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof.  For purposes of this Section 2.13(a), the Dodd Frank Wall Street Reform and Consumer Protection Act, the Basel Committee on Banking Supervision (of any successor or similar authority), the Bank for International Settlements and (in each case) all rules, regulations, orders, requests, guidelines or directives in connection therewith are deemed to have been enacted and become effective after the date of this Agreement.

(b)                                 If any Lender requests amounts under Section 2.13(a) (any such Lender, an “Affected Lender”), then such Affected Lender shall use reasonable efforts to promptly designate a different one of its lending offices or to assign its rights and obligations hereunder to another of its offices or branches, if (i) in the reasonable judgment of such Affected Lender, such designation or assignment would eliminate or reduce amounts payable pursuant to Section 2.13(a) and (ii) in the reasonable judgment of such Affected Lender, such designation or assignment would not subject it to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to it.  Borrowers agree to pay all reasonable out-of-pocket costs and expenses incurred by such Affected Lender in connection with any such designation or assignment.  If, after such reasonable efforts, such Affected Lender does not so designate a different one of its lending offices or assigns its rights to another of its offices or branches so as to eliminate Borrower’s obligation to pay any future amounts to such Affected Lender pursuant to Section 2.13(a) (without prejudice to any amounts then due to such Affected Lender under Section 2.13(a)) may, unless prior to the effective date of any such assignment the Affected Lender withdraws its request for such additional amounts under Section 2.13(a) may seek a substitute Lender reasonably acceptable to Agent to purchase the Obligations owed to such Affected Lender hereunder (a “Replacement Lender”), and if such Replacement Lender agrees to such purchase, such Affected Lender shall assign to the Replacement Lender its Obligations, pursuant to an Assignment and Acceptance Agreement, and upon such purchase by the Replacement Lender, such Replacement Lender shall be deemed to be a “Lender” for purposes of this Agreement and such Affected Lender shall cease to be a “Lender” for purposes of this Agreement.

2.14                        Joint and Several Liability of Borrowers.

(a)                                 Each Borrower is accepting joint and several liability for the Obligations hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Lender Group under this Agreement, for the mutual benefit, directly and indirectly, of each Borrower and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Obligations.

(b)                                 Each Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including any Obligations arising under this Section 2.14), it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each Borrower without preferences or distinction among them.

(c)                                  If and to the extent that any Borrower shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Borrowers will make such payment with respect to, or perform, such Obligation until such time as all of the Obligations are paid in full.

(d)                                 Subject to the entry of the Second Interim DIP Order and, if applicable, the Interim DIP Recognition Order, the Obligations of each Borrower under the provisions of this Section 2.14 constitute the absolute and unconditional, full recourse Obligations of each Borrower enforceable against each Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of the provisions of this Agreement (other than this Section 2.14(d)) or any other circumstances whatsoever.  Further, each Borrower waives each of the following, to the fullest extent permitted by law, (1) any defence based upon (a) the lack of authority of any Borrower; (b) the unenforceability, invalidity, illegality or extinguishment of all or any part of the Obligations, or any security or other guarantee for the

Obligations or any failure of the Agent or any Lender to take proper care or act in a commercially reasonable manner in respect of any security for the Obligations or any collateral subject to the security, including in respect of any disposition of the Collateral or any set-off of any of the Borrowers’ bank deposits against the Obligations; (c) any act or omission of any of the Borrowers or any other person, including the Agent, that directly or indirectly results in the discharge or release of any of the Borrowers or any other Person or any of the Obligations or any security for the Obligations; or (d) the Agent’s present or future method of dealing with any of the Borrowers or any Guarantor or any security (or any collateral subject to the security) or other guarantee for the Obligations, (2) any right (whether now or hereafter existing) to require the Agent or a Lender, as a condition to the enforcement of this Agreement (a) to accelerate the Obligations or proceed and exhaust any recourse against any of the Borrowers or any other Person; (b) to realize on any security that it holds; (c) to marshal the assets of any of the Borrowers or any of the Guarantors; or (d) to pursue any other remedy that each Borrower or Guarantor may not be able to pursue itself and that might limit or reduce such Borrower or such Guarantor’s burden, (3) presentment, demand, protest and notice of any kind including, without limitation, notices of default, (4) any claims, set-off or other rights that any Borrower or any Guarantor may have against the Agent or any of the Lenders, whether or not related to the transactions contemplated by this Agreement or any of the other Loan Documents, (5) all suretyship defences and rights of every nature otherwise available under any jurisdiction, including the benefit of discussion and of division, and (6) all other rights and defences (legal or equitable) the assertion or exercise of which would in any way diminish the liability of any of the Borrowers under this joint and several liability obligation or otherwise under this Agreement other than the payment in full of the Obligations.

(e)                                  Except as otherwise expressly provided in this Agreement, each Borrower hereby waives notice of acceptance of its joint and several liability, notice of any Loans issued under or pursuant to this Agreement, notice of the occurrence of any Default, Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by Agent or Lenders under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement).  Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by Agent or Lenders at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by Agent or Lenders in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Borrower.  Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of any Agent or Lender with respect to the failure by any Borrower to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 2.14 afford grounds for terminating, discharging or relieving any Borrower, in whole or in part, from any of its Obligations under this Section 2.14, it being the intention of each Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of each Borrower under this Section 2.14 shall not be discharged except by performance and then only to the extent of such performance.  The Obligations of each Borrower under this Section 2.14 shall not be diminished or rendered unenforceable by any bankruptcy, insolvency, winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any other Borrower or any Agent or Lender.

(f)                                   Each Borrower represents and warrants to Agent and Lenders that such Borrower is currently informed of the financial condition of Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations.  Each Borrower further represents and warrants to Agent and Lenders that such Borrower has read and understands the terms and conditions of the Loan Documents.  Each Borrower hereby covenants that such Borrower will continue to keep Agent and the Lenders informed of Borrowers’ financial condition and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.

(g)                                  The provisions of this Section 2.14 are made for the benefit of Agent, each member of the Lender Group and their respective successors and assigns, and may be enforced by it or them from time to time against any or all Borrowers as often as occasion therefor may arise and without requirement on the part of Agent, any member of the Lender Group, or any of their successors or assigns first to marshal any of its or their claims or to exercise any of its or their rights against any Borrower or to exhaust any remedies available to it or them against any Borrower or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy.  The provisions of this Section 2.14 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied.  If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by Agent or any Lender in connection with the Chapter 11 Cases, the CCAA Recognition Proceedings, the insolvency, bankruptcy or reorganization of any Borrower, or otherwise, the provisions of this Section 2.14 will forthwith be reinstated in effect, as though such payment had not been made.

(h)                                 Each Borrower hereby agrees that it will not enforce any of its rights of contribution or subrogation against any other Borrower with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to Agent or Lenders with respect to any of the Obligations or any collateral security therefor until such time as all of the Obligations have been paid in full.  Any claim which any Borrower may have against any other Borrower with respect to any payments to any Agent or any member of the Lender Group hereunder are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full of the Obligations and all such Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower therefor.

(i)                                     Each Borrower hereby agrees that after the occurrence and during the continuance of any Default or Event of Default, such Borrower will not demand, sue for or otherwise attempt to collect any indebtedness of any other Borrower owing to such Borrower until the Obligations shall have been paid in full.  If, notwithstanding the foregoing sentence, such Borrower shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Borrower as trustee for Agent, and such Borrower shall deliver any such amounts to Agent for application to the Obligations in accordance with Section 2.4(b).

3.                                      CONDITIONS; TERM OF AGREEMENT.

3.1                               Conditions Precedent to the Initial Tranche A Loan.  The effectiveness of this Agreement and the obligation of each Lender to make its Initial Tranche A Loan and Second Tranche A Loan is subject to the fulfillment, to the satisfaction of each Lender and Agent of the conditions precedent set forth on Schedule 3.1.

3.2                               Conditions Precedent to the Final Advances.  The obligation of each Lender to make each Loan is subject to the fulfillment, to the satisfaction of each Lender and Agent of the conditions precedent set forth on Schedule 3.2.

3.3                               [Reserved.]

3.4                               Effect of Maturity.  On the Maturity Date, all of the Obligations immediately shall become due and payable without notice or demand and Borrowers shall be required to repay all of the Obligations in full.  No termination of the obligations of the Lender Group (other than payment in full of the Obligations) shall relieve or discharge any Loan Party of its duties, obligations, or covenants hereunder or under any other Loan Document and Agent’s Liens in the Collateral shall continue to secure the Obligations and shall remain in effect until all Obligations have been paid in full.  When all of the Obligations have been paid in full and the Lender Group’s obligations to provide additional credit under the Loan Documents have been terminated irrevocably, Agent will, at Borrowers’ sole expense, execute and deliver any termination statements, lien releases, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, Agent’s Liens and all notices of security interests and liens previously filed by Agent and Loan Parties shall execute and deliver to Agent a release of Agent and Lenders in form and substance reasonably satisfactory to Agent at the direction of the Required Lenders.

4.                                      REPRESENTATIONS AND WARRANTIES.

In order to induce the Lender Group to enter into this Agreement, each Loan Party makes the following representations and warranties to the Lender Group which shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the Closing Date and the date of each Borrowing and shall be true, correct, and complete in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of the date of delivery of each Compliance Certificate (or any other extension of credit) thereafter, as though made on and as of the date of such delivery (unless it expressly relates to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date (except to the extent already qualified by materiality, in which case each shall have been true and correct in all respects)), and such representations and warranties shall survive the execution and delivery of this Agreement:

4.1                               Due Organization and Qualification; Subsidiaries.

(a)                                 Each Loan Party (i) is duly organized and existing and in good standing under the laws of the jurisdiction of its organization, (ii) is qualified to do business in any jurisdiction where the failure to be so qualified could reasonably be expected to result in a Material Adverse Change, (iii) upon entry of the Orders, as applicable, has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, except where the failure to have such power and authority has not had or could not reasonably be expected to have a Material Adverse Change, (iv) upon entry of the Orders, as applicable, has all requisite power and authority to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby and (v) is a debtor in one of the Chapter 11 Cases.

(b)                                 Set forth on Schedule 4.1(b) are the authorized Equity Interests of each Loan Party and each direct Subsidiary of such Loan Party, by class, and a description of the number of shares of each such class that are issued and outstanding, in each case, as of the Closing Date. Other than as described on Schedule 4.1(b), as of the Closing Date, there are no subscriptions, options, warrants, or calls relating to any shares of any Borrower’s or Subsidiary’s Equity Interests, including any right of conversion or exchange under any outstanding security or other instrument.  None of the Borrowers or any Subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital Equity Interests or any security convertible into or exchangeable for any of its Equity Interests.

(c)                                  All of the outstanding Equity Interests of each Subsidiary of a Loan Party has been validly issued and is fully paid and, except with respect to the shares of Colt Canada, non-assessable.

(d)                                 None of the Borrowers nor any of their Subsidiaries are subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of any Loan Party’s Equity Interests or any security convertible into or exchangeable for any such Equity Interests.

4.2                               Due Authorization; No Conflict.

(a)                                 As to each Loan Party, upon entry of the Orders, as applicable, the execution, delivery, and performance by such Loan Party of the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Loan Party.

(b)                                 Upon entry of the Orders, as applicable, as to each Loan Party, the execution, delivery, and performance by such Loan Party of the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, provincial, state, or local law or regulation applicable to any Loan Party or its Subsidiaries, or any order, judgment, or decree of any court or other Governmental Authority binding on any Loan Party or its Subsidiaries, (ii) violate any provisions of the Governing Documents of any Loan Party or its Subsidiaries, (iii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Contract of any Loan Party or its Subsidiaries, (iv) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of any Loan Party, other than Permitted Liens, or (v) require any approval of any holders of Equity Interests of a Loan Party, except as set forth on Schedule 4.2, or any approval or consent of any Person under any Material Contract of any Loan Party, other than consents or approvals that have been obtained and that are still in force and effect.

4.3                               Governmental Consents.  Upon entry of the Orders, as applicable, the execution, delivery, and performance by each Loan Party of the Loan Documents to which such Loan Party is a party and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than registrations, consents, approvals, notices, or other actions that have been obtained and that are still in force and effect the entry of the Orders and, except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Agent for filing or recordation, as of the Closing Date where the failure to obtain the foregoing has or could reasonably be expected to have a Material Adverse Change.

4.4                               Binding Obligations; Perfected Liens.

(a)                                 Subject to the entry of the Orders and the terms thereof, each Loan Document has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

(b)                                 Agent’s Liens (created pursuant to the Loan Documents together with the Orders and held for the benefit of the Secured Parties) are validly created Liens.  Agent’s Liens on the Collateral (created pursuant to the Loan Documents together with the Orders and held for the benefit of the Secured Parties) will be legal, valid, enforceable, perfected, first priority Liens, subject as to priority with respect to the Term Priority Collateral, the terms of the DIP Intercreditor Agreement, and subject to Permitted Prior Liens, upon entry of the Second Interim DIP Order or Final DIP Order, as applicable, and the Canadian Orders. Pursuant to the terms of the Second Interim DIP Order and/or Final DIP Order, and the Canadian Orders, no filing or other action will be necessary to perfect or protect such Liens and security interests on the Collateral. Pursuant to and to the extent provided in the Second Interim DIP Order, the Final DIP Order and the Canadian Orders, the Obligations of the Loan Parties under this Agreement will:  (i) constitute Superpriority Claims and allowed administrative expense claims in the Chapter 11 Cases under section 364(c) of the Bankruptcy Code, having priority over all administrative expense claims and unsecured claims against such Loan Parties now existing or hereafter arising, of any kind whatsoever, including, without limitation, all administrative expense claims of the kind specified in sections 503(b) and 507(b) of the Bankruptcy Code and all super-priority administrative expense claims granted to any other Person (including avoidance actions and the proceeds thereof), subject only to the Carve-Out and the terms of the DIP Intercreditor Agreement; and (ii) constitute a super-priority debtor-in-possession charge in the CCAA Recognition Proceedings against the property of Colt Canada in Canada now existing or hereafter arising, of any kind or nature whatsoever.

4.5                               Title to Assets; No Encumbrances.  Each of the Loan Parties and its Subsidiaries has (a) good and marketable title to (in the case of fee interests in Real Property), (b) valid leasehold interests in (in the case of leasehold interests in real or personal property), and (c) good and marketable title to (in the case of all other personal property), all of their respective assets or property necessary to conduct its business or used in the ordinary course of business.  All of such assets are free and clear of Liens except for Permitted Liens.

4.6                               Jurisdiction of Organization; Location of Chief Executive Office and Tangible Assets; Organizational Identification Number; Commercial Tort Claims; Locations of Inventory and Equipment.

(a)                                 The name (within the meaning of the Code or PPSA, as applicable) and jurisdiction of organization of each Loan Party and each of its Subsidiaries is set forth on Schedule 4.6(a) (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under this Agreement).

(b)                                 The chief executive offices of each Loan Party and each of its Subsidiaries are located at the addresses indicated on Schedule 4.6(b) (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under this Agreement).

(c)                                  Each Loan Party’s and each of its Subsidiaries’ tax identification numbers and organizational identification numbers, if any, are identified on Schedule 4.6(c) (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under this Agreement).

(d)                                 As of the Closing Date, no Loan Party and no Subsidiary of a Loan Party holds any commercial tort claims that exceed $250,000 or more in any one case or $500,000 or more in the aggregate, except as set forth on Schedule 4.6(d) (as such schedule may be supplemented from time to time).

(e)                                  Each Loan Party’s Inventory and Equipment (other than (i) vehicles, (ii) Inventory and Equipment out for repair or in-transit, (iii) Inventory and Equipment owned by Persons other than Loan Parties or having an aggregate book value of less than $50,000 and (iv) Inventory consigned pursuant to the DCAM Consignment described in clause (b) of the definition of Permitted Dispositions) is located only at the locations identified on Schedule 4.6(e).

4.7                               Litigation.

(a)                                 Other than the Chapter 11 Cases and the CCAA Recognition Proceedings, or as stayed upon commencement of the Chapter 11 Cases and the CCAA Recognition Proceedings, before and after giving effect to the Closing Date Transactions, there are no actions, suits, or proceedings pending or, to the knowledge of any Loan Party, after due inquiry, threatened in writing against a Loan Party or any of its Subsidiaries that either individually or in the aggregate could reasonably be expected to result in a Material Adverse Change.

(b)                                 Other than the Chapter 11 Cases and the CCAA Recognition Proceedings, before and after giving effect to the Closing Date Transactions, Schedule 4.7 sets forth a complete and accurate description, with respect to each of the actions, suits, or proceedings (other than the Chapter 11 Cases and the CCAA Recognition Proceedings) with asserted liabilities in excess of, or that could reasonably be expected to result in liabilities in excess of, $50,000 that, as of the Closing Date, is pending or, to the knowledge of any Loan Party, after due inquiry, threatened against a Loan Party or any of its Subsidiaries, of (i) the parties to such actions, suits, or proceedings, (ii) the nature of the dispute that is the subject of such actions, suits, or proceedings, (iii) the procedural status, as of the Closing Date, with respect to such actions, suits, or proceedings, and (iv) whether any liability of the Loan Parties’ and their Subsidiaries in connection with such actions, suits, or proceedings is covered by insurance.

4.8                               Compliance with Laws.  No Loan Party nor any of its Subsidiaries (a) is in violation of any applicable laws, rules, regulations, executive orders, or codes (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change, or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.

4.9                               No Material Adverse Change.  All historical financial statements relating to the Loan Parties and their Subsidiaries that have been delivered by any Borrower to Agent have been prepared in accordance with GAAP (except (x) in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments, (y) as set forth on Schedule 4.9 and (z) as such statements expressly relate to the Bargaining Unit Defined Benefit Plan Calculation Error) and present fairly in all material respects (except as such statements expressly relate to the Bargaining Unit Defined Benefit Plan Calculation Error), the Loan Parties’ and their Subsidiaries’ consolidated financial condition as of the date thereof and results of operations for the period then ended. Since December 31, 2012, except for the filing of the Chapter 11 Cases and the CCAA Recognition Proceedings, and, in each case, the imposition of automatic stay therewith, no event, circumstance, or change has occurred that has or could reasonably be expected to result in a Material Adverse Change.

4.10                        [Reserved].

4.11                        Employee Benefits.

(a)                                 Except as set forth on Schedule 4.11, no Loan Party, none of their Subsidiaries, nor any of their ERISA Affiliates maintains or contributes to any Pension Plan.

(b)                                 Except as set forth on Schedule 4.11, (i) Each Loan Party and each of the ERISA Affiliates has complied in all material respects with the terms of ERISA, the IRC and all other applicable laws regarding each Employee Benefit Plan, (ii) no material liability to the PBGC (other than for the payment of current premiums which are not past due) by any Loan Party or ERISA Affiliate has been incurred or is reasonably expected by any Loan Party or ERISA Affiliate to be incurred with respect to any Pension Plan, (iii) no Loan Party nor any of its Subsidiaries maintains, sponsors, administers, contributes to, participates in or has any liability in respect of any Canadian Pension Plan, nor has any such Person ever maintained, sponsored, administered, contributed or participated in any Canadian Pension Plan, (iv) the Canadian Pension Plans are duly registered under the Income Tax Act (Canada) and any other applicable laws which require registration have been administered in accordance with the Income Tax Act (Canada) and such other applicable law and no event has occurred which could reasonably be expected to cause the loss of such registered status, (v) all obligations of the Loan Parties and their Subsidiaries (including fiduciary, funding, investment and administration obligations) required to be performed in connection with the Canadian Pension Plans and the funding agreements therefor have been performed on a timely basis, and (vi) all contributions or premiums required to be made or paid by the Loan Parties and their Subsidiaries to the Canadian Pension Plans have been made on a timely basis in accordance with the terms of such plans and all applicable laws.

(c)                                  Each Employee Benefit Plan that is intended to qualify under Section 401(a) of the IRC has received a favorable determination letter from the Internal Revenue Service or an application for such letter is currently being processed by the Internal Revenue Service.  To the best knowledge of each Loan Party and the ERISA Affiliates after due inquiry, except as set forth on Schedule 4.11, nothing has occurred which would reasonably be expected to prevent, or cause the loss of, such qualification.

(d)                                 Except as set forth on Schedule 4.11, no Notification Event which could reasonably be expected to result in any material liability to any Loan Party or ERISA Affiliate exists or has occurred in the past six (6) years.

4.12                        Environmental Condition.  Except as set forth on Schedule 4.12, (a) to Borrowers’ knowledge, no Loan Party’s nor any of its Subsidiaries’ properties or assets has ever been used by a Loan Party, its Subsidiaries, or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such disposal, production, storage, handling, treatment, release or transport was in violation, in any material respect, of any applicable Environmental Law, (b) to Borrowers’ knowledge, no Loan Party’s nor any of its Subsidiaries’ properties or assets has ever been designated pursuant to any Environmental Law as a Hazardous Materials disposal site, (c) no Loan Party nor any of its Subsidiaries has received written notice, or has knowledge, that any Environmental Lien has attached to any revenues or to any Real Property owned or operated by a Loan Party or its Subsidiaries, (d) no Loan Party nor any of its Subsidiaries nor any of their respective facilities or operations is subject to any outstanding written order, consent decree, or settlement agreement with any Person relating to any Environmental Law or has incurred any Environmental Liability that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change, (e) no Environmental Law regulates, or requires notification to a Governmental Authority of the Closing Date Transactions, (f) no Environmental Action is pending, or to each Loan Party’s knowledge is threatened, against a Loan Party, any predecessor in interest or any facilities that may have received Hazardous Materials generated by any Loan Party or any predecessor in interest, (g) no Environmental Action has been asserted, or to each Loan Party’s knowledge is threatened, against a Loan Party, any predecessor in interest or any facilities that may have received Hazardous Materials generated by any Loan Party or any predecessor in interest; and (h) there has been no Release of Hazardous Materials and there are no Hazardous Materials present in violation of Environmental Law at any properties currently, or to the knowledge of any Loan Party, formerly owned or operated by any Loan Party or any predecessor in interest, or at any disposal or treatment facility that received Hazardous Materials generated by any Loan Party or a predecessor in interest, which individually or in the aggregate could reasonably be expected to result in a Material Adverse Change.

4.13                        Intellectual Property.  Each Loan Party and its Subsidiaries own, or hold licenses in, all trademarks, trade names, copyrights, patents, and licenses that are necessary to the conduct of its business as currently conducted, and attached hereto as Schedule 4.13 (as updated from time to time) is a true, correct, and complete listing of all material trademarks, copyrights and patents as to which any Loan Party is the owner; provided, that, any Borrower may amend Schedule 4.12 to add additional intellectual property so long as such amendment occurs by written notice to Agent not less than forty-five (45) days after the end of the fiscal quarter in which the applicable Loan Party or its Subsidiary acquires any such property after the Closing Date.

4.14                        Leases.  Each Loan Party and its Subsidiaries enjoy peaceful and undisturbed possession under all leases material to their business and to which they are parties or under which they are operating, and except, to the extent constituting a default, as a result of the commencement of the Chapter 11 Cases and the commencement of the CCAA Recognition Proceedings, all of such material leases are valid and subsisting and no default beyond any applicable cure period by the applicable Loan Party or its Subsidiaries exists under any of them.

4.15                        Deposit Accounts and Securities Accounts.  Set forth on Schedule 4.15 (as updated pursuant to the provisions of the Security Agreement or the Canadian Security Agreement, as the case may be from time to time) is a listing of all of the Loan Parties’ and their Subsidiaries’ Deposit Accounts and Securities Accounts, including, with respect to each bank or securities intermediary (a) the name and address of such Person, and (b) the account numbers of the Deposit Accounts or Securities Accounts maintained with such Person.

4.16                        Complete Disclosure.  All factual information taken as a whole (other than forward-looking information and projections and information of a general economic nature and general information about Borrowers’ industry and historical information expressly related to the Bargaining Unit Defined Benefit Plan Calculation Error provided prior to February 9, 2015) furnished by or on behalf of a Loan Party or its Subsidiaries in writing to Agent or any Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement or the other Loan Documents, and all other such factual information taken as a whole (other than forward-looking information and projections and information of a general economic nature and general information about Borrowers’ industry) hereafter furnished by or on behalf of a Loan Party or its Subsidiaries in writing to Agent or any Lender will be, true and accurate, in all material respects, on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.  The Projections delivered to Lenders on February 2, 2015 represent, and as of the date on which any other Projections are delivered to Agent, such additional Projections represent, Borrowers’ good faith estimate, on the date such Projections are delivered, of the Loan Parties’ and their Subsidiaries’ future performance for the periods covered thereby based upon assumptions believed by Borrowers to be reasonable at the time of the delivery thereof to Agent (it being understood that such Projections are subject to uncertainties and contingencies, many of which are beyond the control of the Loan Parties and their Subsidiaries, that no assurances can be given that such Projections will be realized, and that actual results may differ in a material manner from such Projections).

4.17                        Material Contracts.  Except as set forth on Schedule 4.17, each Material Contract is not in default due to the action or inaction of the applicable Loan Party or any of its Subsidiaries other than as a result of the commencement of the Chapter 11 Cases.

4.18                        Patriot Act; etc.  To the extent applicable, each Loan Party is in compliance, in all material respects, with the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, (b) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001) (the “Patriot Act”), and (c) the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and the regulations promulgated thereunder.  No part of the proceeds of the loans made hereunder will be used by any Loan Party or any of their Affiliates, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

4.19                        Projections.  The projections prepared pursuant to the terms hereof and the Approved Budget are based on good faith estimates and assumptions believed by management of Borrowers to be reasonable and fair in light of current conditions and facts known to Borrowers at the time delivered.  The management of Borrowers believed, as of the date when made, that such projections and Approved Budget were reasonable and attainable in light of the current conditions of the Borrowers, it being recognized by Lenders, however, that Projections as to future events are not to be viewed as facts or guaranties of future performance, that actual results during the period or periods covered by such Projections may differ from the projected results and that such differences may be material and that the Loan Parties make no representations that such projections will be in fact realized. There is no fact known to Parent, Borrowers or any of its Subsidiaries which could reasonably be expected to result in a Material Adverse Change which has not been disclosed herein.

4.20                        Payment of Taxes.  All tax returns and reports of each Loan Party and its Subsidiaries required to be filed by any of them have been timely filed, and all Taxes shown on such tax returns to be due and payable and all governmental assessments, fees and other charges upon a Loan Party and its Subsidiaries and upon their respective assets, income, businesses and franchises that are due and payable have been paid when due and payable, except (a) to the extent the validity of such Taxes shall be the subject of a Permitted Protest or (b) for failures which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.  No Loan Party knows of any proposed tax assessment against a Loan Party or any of its Subsidiaries that is not being actively contested by such Loan Party or such Subsidiary diligently, in good faith, and by appropriate proceedings; provided such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.  Set forth on Schedule 4.20 is a summary list of legal, accounting and other out-of-pocket costs and expenses incurred or reimbursed by the Loan Parties on or prior to February 9, 2015 in connection with, related to, or arising from any evaluation or analysis related to (i) any discharge of indebtedness income arising from any exchange offer in respect of the Senior Notes and (ii) the formation of New Holdco, and the effectuation of the contemplated structure associated therewith (such type of costs and expenses referred to herein, the “New Holdco Expenses”).

4.21                        Margin Stock.  No Loan Party nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.  No part of the proceeds of the Loans will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors of the United States Federal Reserve.

4.22                        Governmental Regulation.  No Loan Party nor any of its Subsidiaries is subject to regulation under the Federal Power Act or the Investment Company Act of 1940 or under any other federal, state or foreign statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.  No Loan Party nor any of its Subsidiaries is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.

4.23                        OFAC.  No Loan Party nor any of its Subsidiaries is in violation of any of the country or list based economic and trade sanctions administered and enforced by OFAC.  No Loan Party nor any of its Subsidiaries (a) is a Sanctioned Person or a Sanctioned Entity, (b) has its assets located in Sanctioned Entities, or (c) derives revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities.  No proceeds of any loan made hereunder will be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity.

4.24                        Employee and Labor Matters.  Except as, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change, there is (a) no unfair labor practice complaint pending or, to the knowledge of Borrowers, threatened against Parent or its Subsidiaries before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against Parent or its Subsidiaries which arises out of or under any collective bargaining agreement, (b) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or threatened in writing against Parent or its Subsidiaries, (c) to the knowledge of Borrowers, after due inquiry, no union representation question existing with respect to the employees of Parent or its Subsidiaries and no union organizing activity taking place with respect to any of the employees of Parent or its Subsidiaries, or (d) any liability or obligation incurred by Parent or any of its Subsidiaries under the Worker Adjustment and Retraining Notification Act or similar state law, which remains unpaid or unsatisfied.  The hours worked and payments made to employees of Parent or its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable legal requirements, except to the extent such violations could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.  All material payments due from Parent or its Subsidiaries on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of Parent, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

4.25                        Indebtedness.  Set forth on Schedule 4.25 is a true and complete list of all Indebtedness of each Loan Party and each of its Subsidiaries outstanding immediately prior to the Closing Date that is to remain outstanding immediately after giving effect to the Closing Date Transactions and such Schedule accurately sets forth the aggregate principal amount of such Indebtedness as of the Closing Date.

4.26                        Use of Proceeds.  Borrowers will use the proceeds of the Tranche A Loans (a) to provide working capital and other general corporate expenses of the Borrowers, (b) for payment of costs and administration (including, the payment of professional fees and adequate protection obligations) of the Chapter 11 Cases subject to the Approved Budget, and (c) for the payment of such other prepetition obligations as the Agent shall reasonably agree and the Bankruptcy Court shall approve, in each case, (i) in a manner consistent with the terms and conditions contained herein and (ii) in accordance with an Approved Budget (hereinafter defined) or otherwise with the consent of the Required Lenders.  On the next Business Day following the entry of the Final DIP Order by the Bankruptcy Court, the Tranche B Loans shall be substituted and exchanged for (and deemed to have prepaid) the Prepetition Senior Loan Debt and such Tranche B Loans shall be deemed to be Loans made hereunder.

4.27                        Locations of Inventory and Equipment.  The Inventory and Equipment (other than (x) vehicles, Inventory and Equipment out for repair or in-transit, (y) Inventory and Equipment owned by Persons other than Loan Parties or having an aggregate book value of less than $25,000 and (z) Inventory consigned pursuant to the DCAM Consignment described in clause (b) of the definition of Permitted Disposition) of the Loan Parties and their Subsidiaries are not stored with a bailee, warehouseman, or similar party and are located only at, or in-transit between or to, the locations identified on Schedule 4.6(e).

4.28                        Inventory Records.  Each Loan Party keeps correct and accurate records itemizing and describing the type, quality, and quantity of its and its Subsidiaries’ Inventory and the book value thereof.

4.29                        Common Enterprise.  Borrowers and Guarantors make up a related organization of various entities constituting a single economic and business enterprise so that Borrowers and Guarantors share an identity of interests such that any benefit received by any one of them benefits the others.  Certain Borrowers and Guarantors render services to or for the benefit of certain of the other Borrowers and/or Guarantors, as the case may be, and purchase or sell and supply goods to or from or for the benefit of certain of the others.  Certain of Borrowers and Guarantors have the same chief executive office, certain common officers and directors and generally do not provide consolidating financial statements to creditors.  The successful operation and condition of each of the Loan Parties is dependent on the continued successful performance of the functions of the group of the Loan Parties as a whole and the successful operation of each of the Loan Parties is dependent on the successful performance and operation of each other Loan Party.  Each Loan Party expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly and indirectly, from (i) successful operations of each of the other Loan Parties and (ii) the credit extended by the Lenders to the Borrowers hereunder, both in their separate capacities and as members of the group of companies.  Each Loan Party has determined that execution, delivery, and performance of this Agreement and any other Loan Documents to be executed by such Loan Party (and the entering into of joint and several obligations and the giving of any guarantee or Lien to Agent for the benefit of the Secured Parties in connection therewith) is within its purpose, in furtherance of its direct and/or indirect business interests, will be of direct and/or indirect benefit to such Loan Party, and is in its best interest.

4.30                        Orders.  Each of the First Interim DIP Order, Second Interim DIP Order, and, upon entry of the Initial Recognition Order and the Interim DIP Recognition Order, the Initial Recognition Order and the Interim DIP Recognition Order (with respect to the period prior to the entry of the Final DIP Order and the Final DIP Recognition Order) or the Final DIP Order and the Final DIP Recognition Order (from after the date the Final DIP Order and the Final DIP Recognition Order, as applicable, are entered) are in full force and effect and have not been vacated, reversed or rescinded or, without the prior written consent of the Agent and Required Lenders, in their sole discretion, amended or modified and no appeal or leave to appeal of such order has been timely filed or, if timely filed, no stay pending such appeal or leave to appeal is currently effective.

4.31                        Budget.  A true and complete copy of the Initial Budget, as approved by the Required Lenders as of the Closing Date, is attached as Exhibit M hereto.

4.32                        Insurance.  The Loan Parties keep their respective properties adequately insured and maintains (a) insurance to such extent and against such risks, including fire, as is customary with companies in the same or similar businesses, (b) workmen’s compensation insurance in the amount required by applicable law, (c) public liability insurance, which shall include product liability insurance, in the amount customary with companies in the same or similar business against claims for personal injury or death on properties owned, occupied or controlled by it, and (d) such other insurance as may be required by law (including, without limitation, against larceny, embezzlement or other criminal misappropriation). Schedule 4.32 sets forth a list of all insurance maintained by the Loan Parties on the Closing Date.

4.33                        DIP Term Loan Documents.  The Loan Parties have delivered or made available to the Lenders true and correct copies of the DIP Term Loan Documents. The transactions contemplated by the DIP Term Loan Documents will be, contemporaneously with the Closing Date, consummated in accordance with their respective terms and all of the representations and warranties of Parent or its Subsidiaries in the DIP Term Loan Documents are true and correct in all respects as of the Closing Date or, to the extent that any such representation or warranty relates solely to an earlier date, as of such earlier date.

4.34                        [Reserved].

4.35                        Tax Status.  No notice under Section 36 of the Tax Collection Act (Invorderingswet 1990) has been given by any Dutch Loan Party.

4.36                        Bankruptcy Matters.

(a)         The Chapter 11 Cases were commenced on the Petition Date and the CCAA Recognition Proceedings were or will be commenced upon the entry of the Initial Recognition Order, respectively, in accordance with applicable law and proper notice thereof under the circumstances, and proper notice of (x) the motion seeking approval of the Loan Documents and entry of the Orders, as applicable and (y) the hearings for the approval of the First Interim DIP Order and Initial Recognition Order have been held by the Bankruptcy Court and the Canadian Court, respectively.

(b)         After the entry of the Orders, as applicable, and pursuant to and to the extent permitted in the Orders, as applicable, the Obligations will (i) constitute allowed superpriority administrative expense claims in the Chapter 11 Cases having priority over all administrative expense claims and unsecured claims against the Borrowers and other Loan Parties now existing or hereafter arising, of any kind whatsoever, including, without limitation, all administrative expense claims of the kind specified in sections 326, 330, 331, 503(b), 506(c), (upon entry of the Final DIP Order), 507(a), 507(b), 726, or any other provision of the Bankruptcy Code or otherwise, as provided under section 364(c)(l) of the Bankruptcy Code, subject, in all respects, to the Carve-Out and, to the extent contemplated by the Orders, as applicable, and the DIP Intercreditor Agreement, the Obligations (as defined in the DIP Term Loan Agreement) under the DIP Term Loan Agreement; and (ii) constitute a super-priority debtor-in-possession charge in the CCAA Recognition Proceedings against all property of Colt Canada in Canada now existing or hereafter arising, of any kind or nature whatsoever.

(c)          After the entry of the Orders, as applicable, and pursuant to and to the extent provided in the Orders, as applicable, the Obligations will be secured by a valid and perfected first priority Lien on all of the Loan Parties’ pre-Petition Date and post-Petition Date assets, subject, in all respects, to the Carve-Out and to Liens in favor of the DIP Term Agent, to the extent contemplated by the Orders, as applicable, the Permitted Prior Liens and the DIP Intercreditor Agreement.

(d)         After the entry of each Order, such Order is in full force and effect and has not been reversed, stayed, modified or amended without the Lenders’ consent.

5.                                      AFFIRMATIVE COVENANTS.

Each Loan Party covenants and agrees that, until payment in full of the Obligations, the Loan Parties shall and shall cause each of their Subsidiaries to comply with each of the following:

5.1                               Financial Statements, Reports, Certificates.

(a)                                 Loan Parties shall deliver to Agent, with copies to each Lender, each of the financial statements, reports, and other items set forth on Schedule 5.1 no later than the times specified therein.  Parent shall (i) not change its fiscal year and (ii) maintain a system of accounting that enables Parent to produce financial statements in accordance with GAAP.

(b)                                 Not later than 1:00 p.m. on the last Business Day of each calendar week, the Borrowers shall deliver to Agent and each Lender a report (each, a “Weekly Report”) setting forth the actual cash flows for the immediately preceding calendar week with respect to each line item in the Approved Budget; provided that each Weekly Report delivered during the week after a Test Date shall also set forth such cash flows for the Test Period most recently ended, together with the percentage, if any, by which such actual cash flows for each line item exceeded or were less than the cash flows set forth in the Approved Budget for such Test Period.

(c)                                  As soon as available and in any event not later than the last Business Day of each calendar week, an update to the Approved Budget then in effect, in form and substance satisfactory to the Required Lenders, for the subsequent 13-week period following such Business Day (it being understood that such update to the Approved Budget then in effect shall contain no differences to the subsequent 12-week period from the Approved Budget then in effect); provided, however, that commencing with the last Business Day of the fourth full calendar week after the Closing Date and on every the last Business Day of the fourth calendar week thereafter, the Borrower may provide an update to the Approved Budget then in effect which reforecasts the subsequent 13-week period), which proposed updated reforecasted budget (once approved by the Required Lenders) shall be deemed the Approved Budget then in effect; provided that no approval of the Required Lenders shall be required with respect to any proposed update to the Approved Budget to the extent the previously approved line items therein remain unchanged for the same period set forth in the Approved Budget then in effect.

5.2                               Collateral Reporting.  Provide Agent, with copies to each Lender, each of the reports set forth on Schedule 5.2 at the times specified therein.

5.3                               Existence.  Except as otherwise permitted under Section 6.3 or Section 6.4, at all times maintain and preserve in full force and effect (a) its existence and (b) all rights and franchises, licenses and permits material to its business where (in the case of this clause (b) the failure to do so has or could reasonably be expected to have a Material Adverse Change; provided, however, that no Loan Party or any of its Subsidiaries shall be required to preserve any such right or franchise, licenses or permits if the Required Lenders shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Person.

5.4                               Maintenance of Properties.  Maintain and preserve all of its assets that are necessary or useful in the proper conduct of its business in good working order and condition, except for ordinary wear, tear, and casualty and Permitted Dispositions (and where the failure to do so has or could reasonably be expected to have a Material Adverse Change).

5.5                               Taxes.  Cause all Taxes imposed, levied, or assessed against any Loan Party or its Subsidiaries, or any of their respective assets or in respect of any of its income, businesses, or franchises to be paid in full when due (taking into account any valid and effective extension), except (a) to the extent that the validity of such Tax shall be the subject of a Permitted Protest or (b) for failures which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.

5.6                               Insurance.  At Borrowers’ expense, maintain insurance respecting each of the Loan Parties’ and their Subsidiaries’ assets wherever located, covering liabilities, losses or damage as customarily are insured against by other Persons engaged in the same or similar businesses.  All such policies of insurance shall be with financially sound and reputable insurance companies and in such amounts as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and located.  All property insurance policies covering the Collateral are to be made payable to Agent for the benefit of Agent and the Lenders, as their interests may appear, in case of loss, pursuant to a standard loss payable endorsement with a standard non contributory “lender” or “secured party” clause and are to contain such other provisions as Agent may reasonably require to fully protect the Lenders’ interest in the Collateral and to any payments to be made under such policies.  All certificates of property and general liability insurance shall, promptly upon the request of Agent, be delivered to Agent, with the loss payable (but only in respect of Collateral) and additional insured endorsements in favor of Agent and shall provide for not less than 30 days (or 10 days in the case of non-payment) prior written notice to Agent of the exercise of any right of cancellation.  If any Borrower fails to maintain such insurance while an Event of Default exists, Agent may arrange for such insurance, but at such Borrower’s expense and without any responsibility on Agent’s part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims.  Borrowers shall give Agent prompt notice of any loss exceeding $250,000 covered by its casualty or business interruption insurance.  Upon the occurrence and during the continuance of an Event of Default, Agent (upon the direction of the Required Lenders) shall have the sole right to file claims under any property and general liability insurance policies (and not under business interruption insurance policies) in respect of the Collateral (other than with respect to any Term Priority Collateral), to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.  The Loan Parties shall give prior written notice to the Required Lenders prior to any change (outside of the ordinary course consistent with past practice) to any insurance policy listed on Schedule 4.32 related to executive risk or directors and officers insurance (including any change to coverage, amount insured or deductible).

5.7                               Inspection.  Permit Agent and the Lenders and each of their duly authorized representatives or agents to visit any of its properties and inspect any of its assets or books and records, to conduct appraisals and valuations, to examine and make copies of its books and records, and to discuss its affairs, finances, and accounts with, and to be advised as to the same by, its officers and employees at such reasonable times (during normal business hours) and intervals as Agent (upon the direction of the Required Lenders) shall designate and, so long as no Default or Event of Default exists and is continuing, with at least two (2) Business Days’ prior notice to Administrative Borrower all at such times and intervals as Agent (upon the direction of the Required Lenders) shall request, all at Borrower’s expense; provided, that, as to such examinations of Intellectual Property and appraisals of Intellectual Property of the Loan Parties, unless an Event of Default exists or has occurred and is continuing, no more than one (1) examination of Intellectual Property and one (1) appraisal of Intellectual Property in any 12 month period (commencing as of the Closing Date) shall be at the expense of Borrowers.

5.8                               Compliance with Laws.  Except as set forth on Schedule 4.11, comply with the requirements of all applicable material laws, rules, regulations, and orders of any Governmental Authority in all material respects.

5.9                               Environmental.

(a)                                 Keep any property either owned or operated by Parent or its Subsidiaries free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens,

(b)                                 Comply, in all material respects, with Environmental Laws,

(c)                                  Promptly notify Agent in writing (with a copy to the Lenders) of any release of which any Borrower has knowledge of a Hazardous Material in any reportable quantity from or onto property owned or operated by Parent or its Subsidiaries and take any Remedial Actions required to abate said release or otherwise to come into compliance, with applicable Environmental Law, except where the failure to do so has not had an could not reasonably be expected to result in a Material Adverse Change,

(d)                                 Promptly, but in any event within three (3) Business Days of its receipt thereof, provide Agent with written notice of any of the following:  (i) notice that an Environmental Lien has been filed against any of the real or personal property of Parent or its Subsidiaries, (ii) commencement of any Environmental Action or written notice that an Environmental Action will be filed against Parent or its Subsidiaries, and (iii) written notice of a violation, citation, or other administrative order from a Governmental Authority pursuant to any Environmental Law;

(e)                                  To the extent applicable, comply with all requirements pursuant to and within the timeframes set forth in Connecticut’s Transfer Act (Conn. Gen. Stat. §22a-134, et seq.) as a result of any prior transactions and the Closing Date Transactions, including but not limited to retaining a licensed environmental professional and completing all required filings, authorizations, approvals, notifications, site investigations, and remediation.  The Loan Parties shall provide Agent with copies of all material documents filed with, and material responses from, the Connecticut Department of Environmental Protection, with respect to Connecticut’s Transfer Act;

(f)                                   Promptly, but in any event within five (5) Business Days of its receipt thereof, provide Agent with written notice of discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Real Property that could reasonably be expected to cause such Real Property or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws; and

(g)                                  At the request of the Required Lenders or Agent (at the direction of the Required Lenders) upon the Required Lenders’ sole determination that a Release of Hazardous Materials in excess of a reportable quantity or a violation of Environmental Law may have occurred at, onto or from the Real Property, or upon an Event of Default, the Loan Parties shall provide to Agent and the Lenders, within thirty (30) calendar days after such request, at the sole expense of the Loan Parties, a Phase I Report for any of the Real Property prepared by an environmental consulting firm acceptable to the Required Lenders and, if recommended by the Phase I Report, a Phase II environmental site assessment report .  Without limiting the generality of the foregoing, if the Required Lenders determine at any time that a risk exists that any requested Phase I Report and Phase II report will not be provided within the time referred to above, Agent and/or the Required Lenders may retain an environmental consulting firm to prepare such reports at the sole expense of the Loan Parties, and the Loan Parties shall provide reasonable access to Agent and/or the Required Lenders, such firm and any agents or representatives to their respective properties to undertake such Phase I or Phase II environmental site assessment.

5.10                        Bank of America Accounts. With respect to any and all deposit or other accounts maintained with Bank of America, N.A. (the “Bank of America Accounts”), cause there to be at all times a standing instruction and direction requiring Bank of America, N.A. to transfer all amounts and funds deposited in the Bank of America Accounts on a daily basis to a deposit account subject to a Control Agreement, in each case, in a manner reasonably satisfactory to the Required Lenders.

5.11                        [Reserved.].

5.12                        Further Assurances.  At any time upon the reasonable request of the Required Lenders execute and/or deliver to Agent and the Required Lenders any and all financing statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, mortgages, title insurance, deeds of trust, opinions of counsel and all other documents (the “Additional Documents”) that the Required Lenders may request in form and substance reasonably satisfactory to the Required Lenders, (i) to create, perfect, and maintain Agent’s Liens in all of the assets of Parent and its Subsidiaries (whether now owned or hereafter arising or acquired, tangible or intangible, real or personal), (ii) to create and perfect Liens in favor of Agent in any Real Property acquired by Parent or its Subsidiaries after the Closing Date, (iii) in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents and (iv) to create and perfect Liens in favor of Agent in the Equity Interests of Parent owned by CDH II; provided, that, no other pledge shall be required if the costs to the Loan Parties of providing such documents are unreasonably excessive (as determined by Agent in consultation with Borrowers) in relation to the benefits of Agent and the Lenders of the benefits afforded thereby. In furtherance and not in limitation of the foregoing, each Loan Party shall within sixty days of the date of request by the Required Lenders (or such later date as agreed to in writing by the Required Lenders), deliver any and all executed filings and other documents required under the Federal Assignment of Claims Act of 1940 so requested and cause the filing thereof.  To the maximum extent permitted by applicable law, if any Loan Party refuses or fails to execute or deliver any reasonably requested Additional Documents within a reasonable period of time following the request to do so, such Loan Party hereby authorizes Agent to execute any such Additional Documents in the applicable Loan Party’s name, as applicable, and authorizes Agent to file such executed Additional Documents in any appropriate filing office. In furtherance and not in limitation of the foregoing, each Loan Party shall take such actions as the Required Lenders may reasonably request from time to time (a) in connection with any merger, amalgamation, consolidation, or reorganization permitted under Section 6.3, delivery to Agent of the agreements and documentation related thereto, or (b) to ensure that the Obligations are guaranteed by the Guarantors and are secured by substantially all of the assets of the Loan Parties (subject to exceptions and limitations contained in the Loan Documents).

5.13                        Lender Meetings.  On a weekly basis (or less frequently as the Required Lenders shall agree), hold a meeting (by conference call or, at the request of Required Lenders, in person) with all Lenders (and any financial advisor retained by the Agent or any Lender) who choose to attend such meeting at which meeting shall be reviewed, among other things, the financial results of Parent and the financial condition of Parent and its Subsidiaries and the actual results versus projections in the Approved Budget then in effect, operations of the Borrowers, matters pertaining to the Chapter 11 Cases, and/or any other developments; provided, however, that following the occurrence of a Default or an Event of Default, such meetings shall be held as often as the Required Lenders shall request.  For the avoidance of doubt, any of the foregoing meetings with Lenders may be held concurrently with any lender meetings required pursuant to Section 5.13 of the DIP Term Loan Agreement (unless otherwise requested by the Required Lenders).

5.14                        Material Contracts.  Provide Agent (for further delivery to the Lenders) with copies of (a) each Material Contract entered into since February 9, 2015, and (b) each material amendment or modification of any Material Contract entered into since February 9, 2015.

5.15                        Location of Inventory and Equipment.  Keep each Loan Party’s Inventory and Equipment (other than (x) vehicles, Inventory and Equipment out for repair or in-transit, (y) Inventory and Equipment owned by Persons other than Loan Parties or having an aggregate book value of less than $10,000 and (z) Inventory consigned pursuant to the DCAM Consignment described in clause (b) of the definition of Permitted Disposition) only at the locations identified on Schedule 4.6(b) or Schedule 4.6(e); provided, that, any Borrower may amend Schedule 4.6(e) or Schedule 4.6(b) so long as such amendment occurs by written notice to Agent not less than 10 days after the date on which such Inventory or Equipment is moved to such new location

5.16                        Compliance with ERISA and the IRC.  In addition to and without limiting the generality of Section 5.8, (a) comply in all material respects with applicable provisions of ERISA and the IRC with respect to all Employee Benefit Plans, (b) except in connection with a Bargaining Unit Defined Benefit Plan Calculation Error to the extent it does not result in a Bargaining Unit Defined Benefit Plan Calculation Error Event, without the prior written consent of the Required Lenders, not take any action or fail to take action the result of which could reasonably be expected to result in a Loan Party or ERISA Affiliate incurring a material liability to the PBGC or to a Multiemployer Plan (other than to pay contributions or premiums payable in the ordinary course), (c) not participate in any prohibited transaction that could reasonably be expected to result in a material civil penalty, excise tax, fiduciary liability or correction obligation under ERISA or the IRC, and (d) furnish to Agent upon the Required Lenders’ written request such additional information about any Employee Benefit Plan for which any Loan Party or ERISA Affiliate could reasonably expect to incur any material liability.  With respect to each Pension Plan (other than a Multiemployer Plan) except as could not reasonably be expected to result in material liability to the Loan Parties and except in connection with a Bargaining Unit Defined Benefit Plan Calculation Error to the extent it does not result in a Bargaining Unit Defined Benefit Plan Calculation Error Event, the Loan Parties and the ERISA Affiliates shall (i) satisfy in full and in a timely manner, without incurring any late payment or underpayment charge or penalty and without giving rise to any Lien, all of the contribution and funding requirements of the IRC and of ERISA, and (ii) pay, or cause to be paid, to the PBGC in a timely manner, without incurring any late payment or underpayment charge or penalty, all premiums required pursuant to ERISA.  In addition to and without limiting the foregoing take all actions required under Schedule 5.16 in the manner and on the time frames set forth therein.

5.17                        [Reserved].

5.18                        Chief Restructuring Officer. Maintain at all times (other than as a result of not being approved by the Bankruptcy Court), a chief restructuring officer acceptable to the Required Lenders (it being understood that Keith Maib is acceptable) with responsibilities reasonably satisfactory to the Required Lenders.

5.19                        [Reserved.]

5.20                        Post-Closing Obligations.  On or before the date that is thirty (30) days after the Closing Date (or such later date as permitted by the Required Lenders), the Loan Parties shall satisfy each of the following post-closing covenants to the satisfaction of the Required Lenders, subject to waiver in accordance with Section 10.5:

(a)                                 Control Agreements.  The Borrowers and the other Loan Parties shall cause to be executed and delivered to the Agent and the Lenders executed copy of the Control Agreements, in form and substance satisfactory to the Required Lenders, with respect to such accounts as reasonably determined by the Required Lenders.

5.21                        Trade Payables/Unrestricted Cash Certificate.  Intentionally omitted.

5.22                        Cash Management Order.  Keep the Cash Management Order in effect at all times on and after the Closing Date and such orders of the Canadian Court recognizing the Cash Management Order, in effect at all times following their entry.

5.23                        Milestones.  The Borrowers shall comply with milestones set forth in Schedule 5.23.

6.                                      NEGATIVE COVENANTS.

Each Loan Party covenants and agrees that, until payment in full of the Obligations, the Loan Parties will not and will not permit any of their Subsidiaries to do any of the following:

6.1                               Indebtedness.  Create, incur, assume, suffer to exist, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except for Permitted Indebtedness.

6.2                               Liens.  Create, incur, assume, or suffer to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens.

6.3                               Restrictions on Fundamental Changes.

(a)                                 Enter into any merger, amalgamation, consolidation, reorganization, or recapitalization, or reclassify its Equity Interests except for mergers, consolidations,

amalgamations and reorganizations (i) between US Loan Parties, (ii) between Canadian Loan Parties, (iii) between any Borrower and any of its Subsidiaries, provided that, in the case of this clause (iii), such Borrower is the surviving entity of such merger, amalgamation or consolidation, and (iv) between Subsidiaries of Parent which are not Loan Parties.

(b)                                 Liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution).

(c)                                  Suspend or terminate all or a substantial portion of its or their business.

(d)                                 [reserved].

(e)                                  Notwithstanding the foregoing, Section 6.5 or any other provision of the Loan Documents to the contrary, Parent shall not change its legal form to a C corporation or otherwise change its classification to that of a corporation for federal income tax purposes (such changes, a “Conversion”).

6.4                               Disposal of Assets.  Convey, sell, lease, license, assign, transfer, or otherwise dispose of (or enter into an agreement to convey, sell, lease, license, assign, transfer, or otherwise dispose of) any assets or Equity Interests of Parent or its Subsidiaries, except for Permitted Dispositions.

6.5                               Change Name.  Change the name, organizational identification number, jurisdiction of organization or organizational identity of any Loan Party; provided, that, any Loan Party may change its name so long as such Loan Party gives 30 days prior written notice to Agent of such change.

6.6                               Nature of Business.  Make any change in the nature of its or their business as presently conducted or acquire any properties or assets that are not reasonably related to the conduct on the Closing Date of such business activities.

6.7                               Certain Payments of Debt and Amendments.

(a)                                 Except as permitted hereunder, make any payment, prepayment, redemption, retirement, defeasance, purchase or sinking fund payment or other acquisition for value of any of its Indebtedness other than the Indebtedness hereunder or under the other Loan Documents or under the DIP Term Loan Documents and the Prepetition Term Loan Documents (solely to the extent of the Permitted Term Roll-Up) (including, without limitation, by way of depositing money or securities with the trustee therefor before the date required for the purpose of paying any portion of such Indebtedness when due), or otherwise set aside or deposit or invest any sums for such purpose, except that:

(i)                                     Loan Parties may make regularly scheduled payments of interest in respect of Indebtedness permitted under clauses (w), (x) and (y) of the definition of Permitted Indebtedness as and when due in respect of such Indebtedness in accordance with the terms of the Prepetition Term Loan Documents, the DIP Term Loan Documents and the Prepetition Senior Loan Documents in effect as of the Closing Date;

(ii)                                  Loan Parties may make payments expressly set forth in the Approved Budget;

(iii)                               [reserved];

(iv)                              [reserved];

(v)                                 [reserved]; and

(vi)                              as to payments in respect of any other Permitted Indebtedness not subject to the provisions above in this Section 6.7, Borrowers and Guarantors may make payments of regularly scheduled principal on the scheduled maturity thereof (and in the case of Indebtedness that has been contractually subordinated in right of payment to the Obligations or subject to an intercreditor agreement with Agent solely to the extent such payment is permitted at such time under the subordination and/or intercreditor terms and conditions set forth therein or applicable thereto).

(b)                                 Borrowers shall not, and shall not permit any of their Subsidiaries, directly or indirectly, to amend, modify, or change (or permit the amendment, modification or other change in any manner of) any of the terms or provisions of:

(i)                                     any agreements, documents or instruments in respect of any agreements related to the Indebtedness permitted under clause (p) of the definition of Permitted Indebtedness;

(ii)                                  the certificate of incorporation, memorandum and articles of association, certificate of formation, limited liability agreement, limited partnership agreement or other organizational documents of any Loan Party;

(iii)                               any of the Specified Equipment Lease Documents;

(iv)                              the Prepetition Term Loan Documents, the DIP Term Loan Documents and the Prepetition Senior Loan Documents, except in accordance with the terms of the DIP Intercreditor Agreement;

(v)                                 [reserved]; and

(vi)                              the Management Agreement, the Consulting Agreement or any other agreement listed on Schedule 6.12(d) except with the prior written consent of the Required Lenders.

6.8                               Change of Control.  Intentionally omitted.

6.9                               Restricted Payments.  Declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:

(a)                                 Parent and each Subsidiary may declare and make dividend payments or other distributions payable in the Equity Interests of such Person (other than Disqualified Equity Interests);

(b)                                 [reserved];

(c)                                  [reserved];

(d)                                 [reserved];

(e)                                  [reserved];

(f)                                   [reserved];

(g)                                  to the extent New Holdco, directly or indirectly through its ownership of CDH II, owns a majority of the Equity Interests in Parent, Parent may make distributions to New Holdco and/or CDH II, as applicable, to fund any accounting or tax-related expenses and corporate maintenance expenses (such as filing fees) incurred in the ordinary course of business; provided, that, (x) it is understood and agreed by the Loan Parties that such distributions shall in no event be permitted hereunder or made if such expenses are with respect to tax planning, New Holdco Expenses, sales taxes or income taxes and (y) the aggregate amount of any such expenses shall not exceed $25,000 for the period commencing on the Closing Date through the Maturity Date;

(h)                                 Parent may make distributions to fund (i) ordinary course reimbursement of reasonable and customary out of pocket expenses paid to non-insider directors and (ii) indemnities provided on behalf of the directors of New Holdco and CDH II in an amount not to exceed $50,000; and

(i)                                     any Subsidiary of Parent may pay dividends or other distributions to a Loan Party (including, without limitation, distributions to a Loan Party upon the reduction of capital (by whatsoever name called, including paid in capital, paid up capital or stated capital) of such Subsidiary).

6.10                        Accounting Methods.  Modify or change its fiscal year of Parent or its method of accounting (other than as may be required to conform to GAAP or as permitted under Section 1.2).

6.11                        Investments; Controlled Investments.  Directly or indirectly, make or acquire any Investment or incur any liabilities (including contingent obligations) for or in connection with any Investment, except for Permitted Investments.

6.12                        Transactions with Affiliates.  Directly or indirectly, enter into or permit to exist any transaction or agreement with any Affiliate (including without limitation; any transaction to purchase, acquire or lease any property from, or sell, transfer or lease any property to, any officer, director or other Affiliates of Parent or any of its Subsidiaries), except for:

(a)                                 any employment or compensation arrangement or agreement, employee benefit plan or arrangement, officer or director indemnification agreement or any similar arrangement or other compensation arrangement entered into by Parent or any of its Subsidiaries in the ordinary course of business and payments, issuance of securities or awards pursuant thereto, and including the grant of stock options, restricted stock, stock appreciation rights, phantom stock awards or similar rights to employees and directors in each case approved by the Board of Directors of such Parent or such Subsidiary; provided, that, such transactions are not otherwise prohibited by this Agreement;

(b)                                 transactions exclusively between the Loan Parties; provided, that, such transactions are not otherwise prohibited by this Agreement;

(c)                                  transactions permitted under Section 6.3, or 6.9 hereof;

(d)                                 any agreement as in effect as of the Closing Date and listed on Schedule 6.12(d), as each such agreement may be amended, modified, supplemented, extended or renewed from time to time with the prior written consent of the Required Lenders;

(e)                                  the reimbursement by Parent of Sciens Management LLC and Sciens Institutional Services LLC of reasonable and customary out-of-pocket expenses of Sciens Management LLC and Sciens Institutional Services LLC incurred in the ordinary course of business in connection with the businesses of Parent and its Subsidiaries, solely to the extent required by terms of the Management Agreement and the Consulting Agreement, in an aggregate amount not to exceed $75,000 in the aggregate in any fiscal year of Parent; provided, that, as of the date of any such payment and after giving effect thereto, no Default or Event of Default, in each case, pursuant to Section 8.1, shall exist or have occurred and be continuing; provided, further, that for the fiscal year 2015 of Parent, any such payments under this clause (e) shall have been for expenses incurred following the Closing Date and shall not exceed $30,000 in the aggregate;

(f)                                   the payment of reasonable and customary (i) fees and reasonable out of pocket expenses paid to non-insider directors and (ii) indemnities provided on behalf of, the directors of Parent or any Subsidiary; provided that no more than $50,000 of the proceeds of the Loans may be used for such indemnities; and

(g)                                  transactions with customers, clients, suppliers, joint venture partners (other than joint ventures with Sponsor or any of its Affiliates), or purchasers of, or sellers of goods or services to, a Loan Party, in each case, that are Affiliates of the Loan Parties; provided, that (i) any such transaction is made in the ordinary course of business of the Loan Parties and is in compliance with the terms of this Agreement and (ii) any such transaction is on terms that are no less favorable to Parent or the relevant Subsidiary than those that could have been obtained at the time of such transactions in a comparable transaction by Parent or such Subsidiary with an unrelated person.

Notwithstanding anything to the contrary in this Agreement, other than as expressly permitted under Section 6.22, no payments may be made (or deemed to be made) by the Loan Parties to

Sponsor or its Affiliates (other than Parent and its Subsidiaries) except in the Loan Parties’ ordinary course of business consistent with past practice.

6.13                        Use of Proceeds.  Except as otherwise provided herein or approved by the Agent (at the direction of the Required Lenders), use any cash or the proceeds of any Loans in a manner or for a purpose inconsistent with this Agreement, the Orders and the Approved Budget (subject to the Permitted Variances); provided, that no cash or the proceeds of any Loans may be used by the Loan Parties in connection with: (i) the payment of any principal of the Prepetition Term Loan Debt (other than the Permitted Term Roll-Up), and (ii) investigating (including by way of examination and/or discovery proceedings), initiating, asserting, joining, commencing, supporting or prosecuting any claims, causes of action, adversary proceedings or other litigation against the Lenders, the Agent, the Prepetition Senior Loan Agent and the Prepetition Senior Loan Lenders, and each of their respective officers, directors, employees, agents, attorneys, affiliates, assigns, or successors, with respect to any transaction, occurrence, omission, action or other matter (including formal discovery proceedings in anticipation thereof), including, without limitation, (1) any claims or causes of action arising under chapter 5 of the Bankruptcy Code or under Canadian Insolvency Law; (2) any so-called “lender liability” claims and causes of action; (3) any action with respect to the validity, enforceability, priority and extent of the Prepetition Senior Loan Debt, the Prepetition Senior Loan Debt or the Loans; (4) any action seeking to invalidate, set aside, avoid or subordinate, in whole or in part, the Prepetition Senior Loan Debt, the Prepetition Senior Loan Debt or the Loans; or (5) any action seeking to modify any of the rights, remedies, priorities, privileges, protections and benefits granted to any or all of the Secured Parties hereunder or under the Loan Documents, or for any purpose that is prohibited under the Bankruptcy Code, in each case, other than an aggregate amount not to exceed $10,000 that may be used by, or to reimburse, the fees, costs or expenses of, the Committee solely in connection with the investigation of the prepetition claims of the holders of the Prepetition Senior Loan Debt, the Prepetition Senior Loan Debt or their affiliates; provided, that, during the Remedies Notice Period, nothing herein or in the Orders, as applicable, shall limit the ability of the Loan Parties to seek to challenge an Event of Default.

6.14                        Limitation on Issuance of Equity Interests; Formation of Subsidiaries.  Except for the issuances or sales of Equity Interests by a Loan Party to another Loan Party, issue or sell or enter into any agreement or arrangement for the issuance or sale of any of its Equity Interests.  No Loan Party shall form any new direct or indirect Subsidiary.

6.15                        [Reserved].

6.16                        Specified Canadian Pension Plans.  (i) Maintain, sponsor, administer, contribute to, participate in or assume or incur any liability in respect of any Specified Canadian Pension Plan, or (ii) acquire an interest in any Person if such Person sponsors, administers, contributes to, participates in or has any liability in respect of, any Specified Canadian Pension Plan.

6.17                        Sale Leaseback Transactions.  Create, incur or suffer to exist, or permit any of its Subsidiaries to create, incur or suffer to exist, any obligations as lessee for the payment of rent for any real or personal property in connection with any sale and leaseback transaction.

6.18                        Limitations on Dividends and Other Payment Restrictions Affecting Subsidiaries.  Create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of any Loan Party (a) to pay dividends or to make any other distribution on any shares of Equity Interests of such Subsidiary owned by any Loan Party or any of its Subsidiaries, (b) to pay or prepay or to subordinate any Indebtedness owed to any Loan Party or any of its Subsidiaries, (c) to make loans or advances to any Loan Party or any of its Subsidiaries or (d) to transfer any of its property or assets to any Loan Party or any of its Subsidiaries, or permit any of its Subsidiaries to do any of the foregoing; provided, however, that nothing in any of clauses (a) through (d) of this Section 6.18 shall prohibit or restrict compliance with:

(i)                                     this Agreement and the other Loan Documents;

(ii)                                  the Prepetition Term Loan Agreement and the other Prepetition Term Loan Documents;

(iii)                               the DIP Term Loan Agreement and the other DIP Term Loan Documents;

(iv)                              the Prepetition Senior Loan Agreement and the other Prepetition Senior Loan Documents;

(v)                                 the Senior Note Indenture;

(vi)                              any applicable law, rule or regulation (including, without limitation, applicable currency control laws and applicable state corporate statutes restricting the payment of dividends in certain circumstances);

(vii)                           in the case of clause (d), customary restrictions on the subletting, assignment or transfer of any specified property or asset set forth in a lease, license, asset sale agreement or similar contract for the conveyance of such property or asset; or

(viii)                        in the case of clause (d), any agreement, instrument or other document evidencing a Permitted Lien (or the Indebtedness secured thereby) from restricting on customary terms the transfer of any property or assets subject thereto.

6.19                        Limitations on Negative Pledges.  Enter into, incur or permit to exist, or permit any Subsidiary to enter into, incur or permit to exist, directly or indirectly, any agreement, instrument, deed, lease or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Loan Party or any Subsidiary of any Loan Party to create, incur or permit to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, or that requires the grant of any security for an obligation if security is granted for another obligation, except the following:  (a) this Agreement and the other Loan Documents, (b) the Prepetition Term Loan Agreement and the other Prepetition Term Loan Documents, (c) the DIP Term Loan Agreement and the other DIP Term Loan Documents, (d) the Prepetition Senior Loan Agreement and the other Prepetition Senior Loan Documents, (e) the Senior Note Indenture and any related security documents, (f) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by Section 6.1 of this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (g) any customary restrictions and conditions contained in agreements relating to the sale or other disposition of assets or of a Subsidiary pending such sale or other disposition; provided that such restrictions and conditions apply only to the assets or Subsidiary to be sold or disposed of and such sale or disposition is permitted hereunder and (h) customary provisions in leases restricting the assignment or sublet thereof.  Notwithstanding the foregoing, the limitations set forth in this Section 6.19 shall not be any more restrictive than permitted pursuant to Section 6.19 of the DIP Term Loan Agreement.

6.20                        Employee Benefits.

(a)                                 Terminate, or permit any ERISA Affiliate to terminate, any Pension Plan in a manner, or take any other action with respect to any Pension Plan, which could reasonably be expected to result in any material liability of any Loan Party or ERISA Affiliate to the PBGC.

(b)                                 Fail to make, or permit any ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Pension Plan, agreement relating thereto or applicable law, any Loan Party or ERISA Affiliate is required to pay if such failure could reasonably be expected to result in a Material Adverse Change.

(c)                                  Permit to occur, or allow any ERISA Affiliate to permit to occur, any failure to satisfy the minimum funding standards under section 302 of ERISA or section 412 of the Code, whether or not waived, with respect to any Plan which exceeds $1,000,000 with respect to all Pension Plans in the aggregate.

(d)                                 Except as could not reasonably be expected to have a material liability, acquire, or permit any ERISA Affiliate to acquire, an interest in any Person that causes such Person to become an ERISA Affiliate with respect to a Loan Party or with respect to any ERISA Affiliate if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (i) any Pension Plan or (ii) any Multiemployer Plan.

(e)                                  Contribute to or assume an obligation to contribute to, or permit any ERISA Affiliate to contribute to or assume an obligation to contribute to, any Multiemployer Plan not set forth on Schedule 4.11.

(f)                                   Amend, or permit any ERISA Affiliate to amend, a Pension Plan resulting in a material increase in current liability such that a Loan Party or ERISA Affiliate is required to provide security to such Pension Plan under the IRC.

6.21                        [Reserved].

6.22                        New Holdco Expenses.  After the Closing Date, incur or pay any New Holdco Expenses.  At the request of the Required Lenders from time to time, the Loan Parties shall provide a summary list of New Holdco Expenses incurred by the Loan Parties after February 9, 2015.

6.23                        Cash in Deposit Accounts.  Subject to satisfaction of the obligations set forth in Section 5.20(a), permit any cash to be held in any account other than a Deposit Account (or, to the extent permitted under the Security Agreement, the Excluded Accounts (as defined in the Security Agreement)) subject to a Control Agreement in favor of the Agent.

6.24                        [Reserved.]

6.25                        Disclosure re Lenders.  At any time during the period from and including the Closing Date to and including the Maturity Date, issue or make any press release or other publication, make any disclosure in any public filing, or disclose to any Person (other than any other Loan Party or their Affiliates) any document, terms or agreement, in each case, relating in any way to this Agreement or any other Loan Document, any amendment, waiver or modification thereof, any Lender, any other actual or potential transaction or agreement (relating to a restructuring of the Loan Parties or otherwise) with any Lender (or any proposal thereof), or any discussions with respect to any of the foregoing, in each case, except (x) with the prior written consent of Required Lenders or (y) as required by applicable law.

6.26                        Chapter 11 Cases and CCAA Recognition Proceedings.

(a)                                 Other than the claims and Liens of the DIP Term Loan Agent arising under the DIP Term Loan Credit Agreement or any of the Loan Documents and subject to the DIP Intercreditor Agreement, and other than the adequate protection claims of the Prepetition Term Agent arising from the Prepetition Term Loan Agreement and the adequate protection claims of the Prepetition Senior Loan Agent arising from the Prepetition Senior Loan Agreement, in each case, to the extent set forth in the Orders, as applicable, and except for the Carve-Out and in respect of Permitted Prior Liens, incur, create, assume, suffer to exist or permit, or file any motion seeking, any other Superpriority Claim which is pari passu with, or senior to the claims and Liens of, the Agent and Lenders.

(b)                                 Make or permit to be made any change to the Orders, as applicable, without the consent of the Required Lenders.

(c)                                  Commence any adversary proceeding, contested matter or other action asserting any claims or defenses or otherwise against Agent, any Lender, the Prepetition Senior Loan Agent or the Prepetition Senior Loan Lenders with respect to this Agreement, the other Loan Documents, the transactions contemplated hereby or thereby, the Prepetition Senior Loan Agreement, the other documents or agreements executed or delivered in connection therewith or the transactions contemplated thereby; provided, that during the Remedies Notice Period, nothing herein or in the Orders, as applicable, shall limit the ability of the Loan Parties to seek to challenge an Event of Default.

(d)                                 Make (i) any prepetition “critical vendor” payments or other payments on account of any creditor’s prepetition unsecured claim, (ii) payments on account of claims or expenses arising under section 503(b)(9) of the Bankruptcy Code or (iii) payments under any management incentive plan or on account of claims or expenses arising under section 503(c) of the Bankruptcy Code, except in amounts and on terms and conditions that (a) are approved by order of the Bankruptcy Court after notice and a hearing and (b) are expressly permitted by the terms of the Loan Documents and within the limits, including any allowed variance, of the Approved Budget or otherwise with the consent of the Required Lenders.

7.                                      FINANCIAL COVENANTS.

Each Loan Party covenants and agrees that, until payment in full of the Obligations:

(a)                                 Intentionally omitted.

(b)                                 Intentionally omitted.

(c)                                  Intentionally omitted.

(d)                                 Total Expenditures; Total Receipts.  With respect to the Test Period ending on each Test Date, the Loan Parties shall not, and shall cause each other Loan Party to not, (i) make disbursements that would be included in the line-item “WH Total Cash Outflows” (the “Total Operating Disbursement Line”) in the Approved Budget during such Test Period in an aggregate amount which would exceed by more than ten percent (10.0%) the aggregate amount of disbursements budgeted in the Total Operating Disbursements Line in the Approved Budget for such Test Period, but without regard to such expenditures for the payment or reimbursement of Lender Group Expenses (and such similar expenses paid pursuant to the DIP Term Loan Agreement) (the “Total Operating Disbursement Variance”); provided, that to the extent actual disbursements are less than the budgeted WH Total Cash Outflows during such Test Period, such difference shall be carried forward to succeeding Test Periods until such difference is reduced to zero dollars ($0); (ii) make disbursements that would be included in the line-item “Non Operating Cash Outflows” in the Approved Budget (the “Total Non-Operating Disbursement Line”) during such Test Period in an aggregate amount which would exceed by more than ten percent (10.0%) the aggregate amount of disbursements budgeted in the Total Non-Operating Disbursement Line in the Approved Budget for such Test Period (the “Total Non-Operating Disbursement Variance”); provided, that to the extent actual disbursements are less than the budgeted Non Operating Cash Outflows during such Test Period, such difference shall be carried forward to succeeding Test Periods until such difference is reduced to zero dollars ($0); and (iii) permit receipts that would be included in the line-item “Total Cash Inflows” in the Approved Budget (the “Total Receipts Line”) during such Test Period to be in an aggregate amount less than ninety percent (90.0%) of receipts budgeted in the Total Receipts Line in the Approved Budget for such Test Period (the “Total Receipts Variance” and together with the Total Operating Disbursement Variance and the Total Non-Operating Disbursement Variance, the “Permitted Variances”); provided that (A) to the extent actual receipts are greater than the budgeted Total Cash Inflows during such Test Period, such excess shall be carried forward to succeeding Test Periods until such excess is reduced to zero dollars ($0), and (B) if actual receipts are less than ninety percent (90.0%) of receipts budgeted in the Total Receipts Line for such Test Period solely as a result of a delay in receipt of one or more foreign government receivables(s) backed by a letter-of-credit (which are identified in writing to the Required Lenders) that were projected to be received during such Test Period in the Approved Budget, so long as such receivable(s) are received not more than five (5) calendar days after the end of such Test Period, such receivable(s) shall be treated as having being received during such Test Period (and not the Test Period when actually received).

(e)                                  Capital Expenditures.  Make or commit to make Capital Expenditures during the term of this Agreement in an aggregate amount in excess of $1,000,000.

8.                                      EVENTS OF DEFAULT.

Any one or more of the following events shall constitute an event of default (each, an “Event of Default”) under this Agreement:

8.1                               If Borrowers fail to pay when due and payable, or when declared due and payable, (a) all or any portion of the Obligations consisting of interest, fees, or charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts (other than any portion thereof constituting principal) constituting Obligations (including any portion thereof accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), and such failure continues for a period of 3 Business Days, or (b) all or any portion of the principal of the Obligations;

8.2                               If any Loan Party or any of its Subsidiaries:

(a)                                 fails to perform or observe any covenant or other agreement contained in any of (i) Sections 5.1, 5.2, 5.3 (solely if any Borrower or other Loan Party is not in good standing in its jurisdiction of organization), 5.7, 5.10, 5.16, 5.18, 5.20 or 5.21 (solely if any Borrower or other Loan Party refuses to allow Agent, the Required Lenders or their respective representatives or agents to visit such Loan Party’s properties, inspect its assets or books or records, examine and make copies of its books and records, or discuss such Loan Party’s affairs, finances, and accounts with officers and employees of such Borrower) of this Agreement, (ii) Section 6 of this Agreement, (iii) Section 7 of this Agreement, (iv) Section 6 of the Security Agreement, or (v) Section 6 of the Canadian Security Agreement; or

(b)                                 fails to perform or observe any covenant or other agreement contained in Section 5.6, 5.13, 5.15 or 5.16 of this Agreement, and such failure continues for a period of 3 Business Days (in each case of Sections 5.6, 5.13 and 5.16) or 10 Business Days (in the case of Section 5.15) after the earlier of (i) the date on which such failure shall first become known to a Responsible Officer of any Loan Party or (ii) the date on which written notice thereof is given to Administrative Borrower by Agent; and

(c)                                  fails to perform or observe any covenant or other agreement contained in this Agreement, or in any of the other Loan Documents, in each case, other than any such covenant or agreement that is the subject of another provision of this Section 8 (in which event such other provision of this Section 8 shall govern), and such failure continues for a period of 20 days after the earlier of (i) the date on which such failure shall first become known to a Responsible Officer of any Borrower or (ii) the date on which written notice thereof is given to Administrative Borrower by Agent;

8.3                               If one or more judgments, orders, or awards for the payment of money involving an aggregate amount of $500,000, or more (except to the extent fully covered (other than to the extent of customary deductibles) by insurance pursuant to which the insurer has not denied coverage) is entered or filed against a Loan Party or any of its Subsidiaries, or with respect to any of their respective assets, and either (a) there is a period of 30 consecutive days at any time after the entry of any such judgment, order, or award during which (1) the same is not discharged, satisfied, vacated, or bonded pending appeal, or (2) a stay of enforcement thereof is not in effect, or (b) enforcement proceedings are commenced upon such judgment, order, or award;

8.4                               [RESERVED].

8.5                               [RESERVED].

8.6                               If a Loan Party or any of its Subsidiaries is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of the business affairs of Parent Borrowers and its Subsidiaries, taken as a whole;

8.7                               If there is (a) a default in respect of the DIP Term Loan Agreement or one or more agreements to which a Loan Party or any of its Subsidiaries is a party with one or more third Persons relative to a Loan Party’s or any of its Subsidiaries’ Indebtedness involving an aggregate amount of $1,000,000 or more, and such default (i) occurs at the final maturity of the obligations thereunder, or (ii) results in a right by such third Person, irrespective of whether exercised, to accelerate the maturity of such Loan Party’s or its Subsidiary’s obligations thereunder, or (b) a default in respect of one or more Material Contracts, or (c) a default in respect of or an involuntary early termination of one or more Hedge Agreements to which a Loan Party or any of its Subsidiaries is a party involving an aggregate amount of $1,000,000 or more;

8.8                               If any warranty, representation, certificate, statement, or Record made herein or in any other Loan Document or delivered in writing to Agent or any Lender in connection with this Agreement or any other Loan Document proves to be untrue in any material respect (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of the date of issuance or making or deemed making thereof (unless it expressly relates to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date (except to the extent already qualified by materiality, in which case each shall have been true and correct in all respects);

8.9                               If (i) the obligation of any Guarantor under the Guaranty ceases to be in full force and effect or (ii) the Obligations cease to be Superpriority Claims;

8.10                        If the Security Agreement or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected Lien on Collateral with the priority set forth in the Orders, except as a result of a disposition of the applicable Collateral in a transaction permitted under this Agreement;

8.11                        The validity or enforceability of any Loan Document or the Obligations shall at any time for any reason (other than solely as the result of an action or failure to act on the part of Agent) be declared to be null and void, or a proceeding shall be commenced by a Loan Party or its Subsidiaries, or a Committee or by any Governmental Authority having jurisdiction over a Loan Party or its Subsidiaries, seeking to establish the invalidity or unenforceability thereof, or a

Loan Party or its Subsidiaries shall deny that such Loan Party or its Subsidiaries has any liability or obligation purported to be created under any Loan Document;

8.12                        If any Loan Party ceases to have the right to use, or the Loan Parties are not in possession and control of, a material amount of the Specified Government Property;

8.13                        [Reserved.];

8.14                        (a) The occurrence of any damage to, or loss, theft or destruction of, any Collateral having an aggregate book value in excess of $175,000 (exclusive of any damage to Collateral covered by insurance pursuant to which the insurer has not denied coverage) if (i) the proceeds of such insurance are not received by the Loan Parties within 10 days of such occurrence and (ii) such Collateral is not repaired and/or replaced within 10 days of such occurrence or (b) any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than 15 consecutive days, the cessation or substantial curtailment of material revenue producing activities of the Loan Parties, taken as a whole;

8.15                        The loss, suspension or revocation of, or failure to renew, any material license or permit now held or hereafter acquired by any Loan Parties;

8.16                        (a) The indictment (or an indictment threatened in writing) of any Loan Party (or any executive officer thereof acting in such capacity as an executive officer and not in his or her personal capacity) under any criminal statute, or (b) commencement of, or commencement threatened in writing of, criminal or civil proceedings against any Loan Party (or any executive officer thereof acting in such capacity as an executive officer and not in his or her personal capacity), solely to the extent that pursuant to such indictment, statute or proceedings, the penalties or remedies sought or available in connection therewith include forfeiture to any Governmental Authority of any material portion of the property of the Loan Parties, taken as a whole;

8.17                        An event, circumstance, or change has occurred that has or could reasonably be expected to result in a Material Adverse Change with respect to the Loan Parties and their Subsidiaries;

8.18                        A Dutch Loan Party gives notice under Section 36(2) of the 1990 Tax Collection Act (Invorderingswet 1990); or

8.19                        (a) The occurrence of an event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, which could reasonably be expected to result in liability in excess of $500,000; (b) the imposition of any liability in excess of $500,000 under Title I or Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any of its ERISA Affiliates, (c) the occurrence of a nonexempt prohibited transaction under Section 406 or 407 of ERISA for which any Loan Party may be directly or indirectly liable and which is reasonably expected to result in a liability to any Loan Party in excess of $500,000, (d)  receipt from the Internal Revenue Service of notice of the failure of any Employee Benefit Plan to qualify under Section 401(a) of the IRC, or the failure of any trust forming part of any Employee Plan to fail to qualify for exemption from taxation under Section 501(a) of the IRC, (e) the imposition of any lien on any of the rights, properties or assets of any Loan Party or any of its ERISA Affiliates, in either case pursuant to Title IV of ERISA, and which lien secures a liability in excess of $1,000,000 or (f) the occurrence of a Bargaining Unit Defined Benefit Plan Calculation Error; provided that any of the foregoing (other than with respect to clauses (a) and (c)) that occurs in connection with a Bargaining Unit Defined Benefit Plan Calculation Error shall not constitute a Default or Event of Default hereunder or under any of the other Loan Documents unless it is a Bargaining Unit Defined Benefit Plan Calculation Error Event.

8.20                        If the audited financial statements of Parent and its Subsidiaries for the fiscal year ended December 31, 2014 or restated audited financial statements (if any) of Parent and its Subsidiaries for the fiscal years ended December 31, 2013 or December 31, 2012 reflect (x) any new material weakness in financial reporting or internal controls other than that which relates to, and is consistent with, the matters and circumstances disclosed on the Parent’s Form 8-K filed with the SEC on February 9, 2015 or (y) any information (other than that which expressly relates to, and is consistent in all respects with, the matters and circumstances disclosed on such Form 8-K or on the Parent’s Form 12b-25 filed with the SEC on April 1, 2015) which (A) would reasonably be expected to be, or result in, a Material Adverse Change or (B) would constitute, or would have constituted, an Event of Default.

8.21                        There shall have occurred any of the following in the Chapter 11 Cases or the CCAA Recognition Proceedings:

(a)                                 the bringing of a motion by any Loan Party in the Chapter 11 Cases or the CCAA Recognition Proceedings, as applicable, or the entry of any order by the Bankruptcy Court in the Chapter 11 Cases or the Canadian Court in the CCAA Recognition Proceedings, as applicable: (i) to obtain additional financing under section 364(c) or (d) of the Bankruptcy Code not otherwise permitted pursuant to this Agreement or that does not provide for the repayment of all Obligations under this Agreement in full in cash; (ii) to grant any Lien other than Liens expressly permitted under this Agreement upon or affecting any Collateral; (iii) except as provided in this Agreement, the Orders, as the case may be, to use cash collateral of the Agent under section 363(c) of the Bankruptcy Code without the prior written consent of the Agent and the Required Lenders; or (iv) that (in the case of any Loan Party) requests or seeks authority for or that (in the case of an order entered by the Bankruptcy Court on account of a request by any Loan Party) approves or provides authority to take any other action or actions adverse to the rights and remedies of the Agent and the Lenders hereunder or their interest in the Collateral;

(b)                                 the filing of any plan of reorganization or disclosure statement attendant thereto, or any direct or indirect amendment to such plan or disclosure statement, by any Loan Party which does not provide for either (x) the repayment of all Obligations under this Agreement in full in cash on the “Effective Date” of such plan or (y) such other treatment of the Obligations in a manner acceptable to the Required Lenders;

(c)                                  the entry of an order in any of the Chapter 11 Cases or the CCAA Recognition Proceedings confirming a plan or plans of reorganization that does not (i)(a) contain a provision for repayment in full in cash of all of the Obligations under this Agreement on or before the effective date of such plan or plans and (b) provide for the continuation of the Liens and security interests granted to the Agent for the benefit of the Lenders and priority until the Obligations have been paid in full or (ii) provide for such other treatment of the Obligations in a manner acceptable to the Required Lenders;

(d)                                 the entry of an order in the Chapter 11 Cases or the CCAA Recognition Proceedings amending, supplementing, staying, vacating or otherwise modifying any Loan Document or any of the Orders in any case without the prior written consent of the Required Lenders;

(e)                                  the Final DIP Order is not entered within twenty-five (25) days (or such other period as the Required Lenders may agree to in writing) following the date of the Interim Hearing or the Final DIP Order does not permit the Borrowers to incur the Tranche B Loan;

(f)                                   the Final DIP Recognition Order is not granted by the Canadian Court on or prior to the date that is five (5) days (or such other period as the Required Lenders may agree to in writing) after the date of entry of the Final DIP Order;

(g)                                  the payment of, or application by any Loan Party for authority to pay, any prepetition claim without the Required Lenders’ prior written consent other than (i) as provided in any “first day order” in form and substance reasonably acceptable to the Required Lenders or on account of the Permitted Term Roll-Up, (ii) as set forth in the Approved Budget (subject to the Permitted Variances) or (iii) unless otherwise expressly permitted under this Agreement;

(h)                                 the entry of an order by the Bankruptcy Court or the Canadian Court for the sale without the Agent’s and the Required Lenders’ consent, of all or substantially all of any Borrower’s assets either through a sale under section 363 of the Bankruptcy Code, through a confirmed plan of reorganization in the Chapter 11 Cases or the CCAA Recognition Proceedings, or otherwise that does not provide for payment in full in cash of the Obligations;

(i)                                     the dismissal of the Chapter 11 Cases or the CCAA Recognition Proceedings which does not contain a provision for payment in full in cash of all noncontingent monetary Obligations of the Borrowers hereunder, or if any Loan Party shall file a motion or other pleading seeking the dismissal of the Chapter 11 Cases or the CCAA Recognition Proceedings which does not contain a provision for payment in full in cash of all noncontingent monetary Obligations of the Borrowers hereunder;

(j)                                    the conversion of the Chapter 11 Cases or the CCAA Recognition Proceedings from one under chapter 11 to one under chapter 7 of the Bankruptcy Code or a bankruptcy under Debtor Relief Laws, as applicable, or any Loan Party shall file a motion or other pleading seeking the conversion of the Chapter 11 Cases or the CCAA Recognition Proceedings under section 1112 of the Bankruptcy Code or otherwise;

(k)                                 the entry of an order by the Bankruptcy Court or the Canadian Court, as applicable, granting relief from or modifying the automatic stay of section 362 of the Bankruptcy Code or any stay operating under Canadian Insolvency Law (x) to allow any creditor to execute upon or enforce a Lien on any Collateral, or (y) with respect to any Lien of or the granting of any

Lien on any Collateral to any state or local environmental or regulatory agency or authority having priority over the Liens in favor of the Agent and the Prepetition Senior Loan Agent;

(l)                                     the entry of an order in the Chapter 11 Cases or the CCAA Recognition Proceedings, as applicable, avoiding or requiring repayment of any portion of the payments made on account of the Obligations owing under this Agreement or the other Loan Documents;

(m)                             the failure of any Loan Party to perform any of its obligations under any of the Orders or any violation of any of the terms of the Orders, subject to any applicable grace or cure periods;

(n)                                 the challenge by any Loan Party to the validity, extent, perfection or priority of any liens granted under the Prepetition Senior Loan Documents;

(o)                                 the remittance, use or application of cash collateral of the Loan Parties other than in accordance with any cash management procedures and agreements approved by the Bankruptcy Court and the Orders;

(p)                                 the entry of an order in any of the Chapter 11 Cases or the CCAA Recognition Proceedings granting any other super priority administrative claim or Lien equal or superior to that granted to the Agent, on behalf of itself and the Lenders without the consent in writing of the Required Lenders or as otherwise expressly permitted in this Agreement;

(q)                                 the filing of a motion by any Loan Party requesting, or the entry of any order granting, any super-priority claim which is senior or pari passu with the Lenders’ claims or with the claims of the Prepetition Senior Loan Lenders under the Prepetition Senior Loan Documents, the Prepetition Term Loan Lenders under the Prepetition Term Loan Documents, or the DIP Term Loan Lenders under the DIP Term Loan Documents, except (i) in connection with Permitted Prior Liens, (ii) in respect of the Carve-Out, (iii) under the Adequate Protection Provisions, (iv) to the extent the claim relates to new financing that provides for the repayment of all Obligations under this Agreement irrevocably in full in cash on the closing of such new financing, or (v) as provided in the DIP Intercreditor Agreement.;

(r)                                    the entry of an order precluding the Agent or the Prepetition Senior Loan Agent from having the right to or being permitted to “credit bid” with respect to the assets of the Loan Parties;

(s)                                   any attempt by any Loan Party to reduce (other than a reduction in accordance with the terms of this Agreement), avoid, set off or subordinate the Obligations or the Liens securing such Obligations to any other debt;

(t)                                    the reversal, vacation or stay of the effectiveness of any of the Orders or any provision thereof without the consent of the Required Lenders;

(u)                                 the payment of or granting adequate protection (except pursuant to the Adequate Protection Provisions) with respect to any Prepetition Term Loan Debt and Prepetition Senior Loan Debt (other than the Permitted Term Roll-Up or with respect to payment permitted under any “first day order” in form and substance satisfactory to the Lenders or as set forth in the Orders);

(v)                                 an application for any of the orders described in this Section 8.21 including, without limitation, clauses (a), (c), (d), (h), (i), (j), (k) or (o) shall be made by a Person other than the Agent or the Lenders and such application is not, to the extent requested by Agent or the Lenders, contested by any Borrower in good faith and the relief requested is granted in an order that is not stayed pending appeal;

(w)                               the cessation of Liens or super-priority claims granted with respect to this Agreement to be valid, perfected and enforceable in all respects

(x)                                 the entry of any order of the Canadian Court that is not in recognition of an existing order of the Bankruptcy Court that is in form and substance reasonably acceptable to the Lenders, without the consent of the Lenders;

(y)                                 the Bankruptcy Court or the Canadian Court shall cease to have exclusive jurisdiction with respect to all matters relating to the exercise of rights and remedies under the Loan Documents, the Orders, the DIP Liens and the Collateral;

(z)                                  the CCAA Recognition Proceedings are dismissed or converted to full plenary proceedings under the CCAA or any Loan Party shall file an application motion or other pleading or shall consent to an application, motion or other pleading filed by any person seeking any of the foregoing with consent of the Lenders thereof; or

(aa)                          the filing of any application, motion, pleading or report in the CCAA Recognition Proceeding by the Foreign Representative that is not in form and substance acceptable to the Lenders other than with respect to the report of an independent information officer, if appointed, and provided to the Lenders at least two (2) Business Days prior to the filing.

9.                                      RIGHTS AND REMEDIES.

9.1                               Rights and Remedies.  Upon the occurrence and during the continuation of an Event of Default, Agent may, and, at the written instruction of the Required Lenders, shall (in each case under clauses (a) or (b) by written notice to Administrative Borrower), in addition to any other rights or remedies provided for hereunder or under any other Loan Document or by applicable law, do any one or more of the following:

(a)                                 subject to the Remedies Notice Period, declare the Obligations, whether evidenced by this Agreement or by any of the other Loan Documents immediately due and payable, whereupon the same shall become and be immediately due and payable and Borrowers shall be obligated to repay all of such Obligations in full, without presentment, demand, protest, or further notice or other requirements of any kind, all of which are hereby expressly waived by each Borrower;

(b)                                 deliver written notice to the Bankruptcy Court or the Canadian Court, as applicable, that pursuant to the Orders, the automatic stay provisions of section 362 of the

Bankruptcy Code or any stay operating under Canadian Insolvency Law have been vacated and modified to the extent necessary to permit the Agent and the Lenders to exercise all rights and remedies provided for in the Loan Documents upon the expiration of the Remedies Notice Period; and

(c)                                  subject to the Remedies Notice Period, exercise all other rights and remedies available to Agent or the Lenders under the Loan Documents (including, without limitation, Section 9.3 hereof), the Orders or applicable law.

The Loan Parties shall cooperate fully with the Agent and the Lenders in their exercise of rights and remedies, whether against the Collateral or otherwise.

9.2                               Remedies Cumulative.  The rights and remedies of the Lender Group under this Agreement, the other Loan Documents, and all other agreements shall be cumulative.  The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, the PPSA, by law, or in equity.  No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed a continuing waiver.  No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.

9.3                               Code and Other Remedies.

(a)                                 Code Remedies. During the continuance of an Event of Default, subject to the Remedies Notice Period, the Agent may exercise, in addition to all other rights and remedies granted to it in this Agreement (including, without limitation, Section 9.1) and in any other instrument or agreement securing, evidencing or relating to any Obligation, all rights and remedies of a secured party under the Code or any other applicable law.

(b)                                 Disposition of Collateral. Without limiting the generality of the foregoing, the Agent may, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by any of the Orders and any notice required by law referred to below, including compliance with the Remedies Notice Period) to or upon any Loan Party or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived (except as required by any of the Orders)), during the continuance of any Event of Default (personally or through its agents or attorneys), (i) enter upon the premises where any Collateral is located, without any obligation to pay rent, through self- help, without judicial process, without first obtaining a final judgment or giving any Loan Party or any other Person notice or opportunity for a hearing on the Agent’s claim or action, (ii) collect, receive, appropriate and realize upon any Collateral, (iii) Sell, grant option or options to purchase and deliver any Collateral (enter into contractual obligations to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk, (iv) withdraw all cash and Cash Equivalents in any Deposit Account or Securities Account of a Loan Party and apply such cash and Cash Equivalents and other cash, if any, then held by it as Collateral in satisfaction of the Obligations, and (v) give notice and take sole possession and control of all amounts on deposit in or credited to any Deposit Account or Securities Account pursuant to the related Control Agreement.  The Agent shall have the right, upon any such public sale or sales and, to the extent permitted by the Code and other applicable Requirements of Law, upon any such private sale, to purchase the whole or any part of the Collateral so sold (and, in lieu of actual payment of the purchase price, may “credit bid” or otherwise set off the amount of such price against the Obligations), free of any right or equity of redemption of any Loan Party, which right or equity is hereby waived and released.

(c)                                  Management of the Collateral. Each Loan Party further agrees, that, during the continuance of any Event of Default, subject to the Remedies Notice Period, (i) at the Agent’s request, it shall assemble the Collateral and make it available to the Agent at places that the Agent shall reasonably select, whether at such Loan Party’s premises or elsewhere, (ii) without limiting the foregoing, the Agent also has the right to require that each Loan Party store and keep any Collateral pending further action by the Agent and, while any such Collateral is so stored or kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain such Collateral in good condition, (iii) until the Agent is able to Sell any Collateral, the Agent shall have the right to hold or use such Collateral to the extent that it deems appropriate for the purpose of preserving the Collateral or its value or for any other purpose deemed appropriate by the Agent and (iv) the Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of the Agent’s remedies (for the benefit of the Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment. The Agent shall not have any obligation to any Loan Party to maintain or preserve the rights of any Loan Party as against third parties with respect to any Collateral while such Collateral is in the possession of the Agent.

(d)                                 Direct Obligation. Neither the Agent nor any other Secured Party shall be required to make any demand upon, or pursue or exhaust any right or remedy against, any Loan Party, any other Loan Party or any other Person with respect to the payment of the Obligations or to pursue or exhaust any right or remedy with respect to any Collateral therefor or any direct or indirect guaranty thereof. All of the rights and remedies of the Agent and any other Secured Party under any Loan Document shall be cumulative, may be exercised individually or concurrently and not exclusive of any other rights or remedies provided by any Requirement of Law. To the extent it may lawfully do so, each Loan Party absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Agent or any Lender, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety, now or hereafter existing, arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of any Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

(e)                                  Commercially Reasonable. To the extent that applicable Requirements of Law impose duties on the Agent to exercise remedies in a commercially reasonable manner, each Loan Party acknowledges and agrees that it is not commercially unreasonable for the Agent to do any of the following:

(i)                                     fail to incur significant costs, expenses or other Liabilities reasonably deemed as such by the Agent to prepare any Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition;

(ii)                                  fail to obtain Permits, or other consents, for access to any Collateral to Sell or for the collection or Sale of any Collateral, or, if not required by other Requirements of Law, fail to obtain Permits or other consents for the collection or disposition of any Collateral;

(iii)                               fail to exercise remedies against account debtors or other Persons obligated on any Collateral or to remove Liens on any Collateral or to remove any adverse claims against any Collateral;

(iv)                              advertise dispositions of any Collateral through publications or media of general circulation, whether or not such Collateral is of a specialized nature or to contact other Persons, whether or not in the same business as any Loan Party, for expressions of interest in acquiring any such Collateral;

(v)                                 exercise collection remedies against account debtors and other Persons obligated on any Collateral, directly or through the use of collection agencies or other collection specialists, hire one or more professional auctioneers to assist in the disposition of any Collateral, whether or not such Collateral is of a specialized nature or, to the extent deemed appropriate by the Agent, obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Agent in the collection or disposition of any Collateral, or utilize Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets to dispose of any Collateral;

(vi)                              dispose of assets in wholesale rather than retail markets;

(vii)                           disclaim disposition warranties, such as title, possession or quiet enjoyment; or

(viii)                        purchase insurance or credit enhancements to insure the Agent against risks of loss, collection or disposition of any Collateral or to provide to the Agent a guaranteed return from the collection or disposition of any Collateral.

(f)                                   Each Loan Party acknowledges that the purpose of this Section 9.3 is to provide a non- exhaustive list of actions or omissions that are commercially reasonable when exercising remedies against any Collateral and that other actions or omissions by the Secured Parties shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 9.3. Without limitation upon the foregoing, nothing contained in this Section 9.3 shall be construed to grant any rights to any Loan Party or to impose any duties on the Agent that would not have been granted or imposed by this Agreement or by applicable Requirements of Law in the absence of this Section 9.3.

9.4                               Accounts and Payments in Respect of General Intangibles.

(a)                                 In addition to, and not in substitution for, any other provision in this Agreement, if required by the Agent at any time during the continuance of an Event of Default, subject to the Remedies Notice Period, on and after the date on which at least one Deposit Account or Securities Account has been established, any payment of accounts or payment in respect of general intangibles, when collected by any Loan Party, shall be promptly (and, in any event, within 2 Business Days) deposited by such Loan Party in the exact form received, duly indorsed by such Loan Party to the Agent, in such account, subject to withdrawal by the Agent as provided in Section 9.5. Until so turned over, such payment shall be held by such Loan Party in trust for the Agent, segregated from other funds of such Loan Party. Each such deposit of proceeds of accounts and payments in respect of general intangibles shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(b)                                 At any time during the continuance of an Event of Default, subject to the Remedies Notice Period:

(i)                                     each Loan Party shall, upon the Agent’s request, deliver to the Agent all original and other documents evidencing, and relating to, the contractual obligations and transactions that gave rise to any account or any payment in respect of general intangibles, including all original orders, invokes and shipping receipts and notify account debtors that the accounts or general intangibles have been collaterally assigned to the Agent and that payments in respect thereof shall be made directly to the Agent;

(ii)                                  the Agent may, without notice, at any time during the continuance of an Event of Default, limit or terminate the authority of a Loan Party to collect its accounts or amounts due under general intangibles or any thereof and, in its own name or in the name of others, communicate with account debtors to verify with them to the Agent’s reasonable satisfaction the existence, amount and terms of any account or amounts due under any general intangible. In addition, the Agent may at any lime enforce such Loan Party’s rights against such account debtors and obligors of general intangibles; and

(iii)                               each Loan Party shall take all actions, deliver all documents and provide all information necessary or reasonably requested by the Agent to ensure any Internet domain name is registered.

(c)                                  Anything herein to the contrary notwithstanding, each Loan Party shall remain liable under each account and each payment in respect of general intangibles to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. No Secured Party shall have any obligation or liability under any agreement giving rise to an account or a payment in respect of a general intangible by reason of or arising out of any Loan Document or the receipt by any Secured Party of any payment relating thereto, nor shall any Secured Party be obligated in any manner to perform any obligation of any Loan Party under or pursuant to any agreement giving rise to an account or a payment in respect of a general intangible, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

9.5                               Proceeds to be Turned over to and Held by Agent.  Unless otherwise expressly provided in this Agreement, upon the occurrence and during the continuance of an Event of Default, subject to the Remedies Notice Period, all proceeds of any Collateral received by any Loan Party hereunder in cash or Cash Equivalents shall be held by such Loan Party in trust for the Agent and the other Secured Parties, segregated from other funds of such Loan Party, and shall, promptly upon receipt by any Loan Party, be turned over to the Agent in the exact form received (with any necessary endorsement). All such proceeds of Collateral and any other proceeds of any Collateral received by the Agent in cash or Cash Equivalents shall be held by the Agent in a Deposit Account or Securities Account. All proceeds being held by the Agent in a Deposit Account or Securities Account (or by such Loan Party in trust for the Agent) shall continue to be held as collateral security for the Obligations and shall not constitute payment thereof until applied as provided in this Agreement.

9.6                               Registration Rights.

(a)                                 Each Loan Party recognizes that the Agent may be unable to effect a public sale of any pledged Collateral by reason of certain prohibitions contained in the Securities Act, and applicable state or foreign securities laws or otherwise or may determine that a public sale is impracticable, not desirable or not commercially reasonable and, accordingly, may resort to one or more private sales thereof to a restricted group of purchasers that shall be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Loan Party acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Agent shall be under no obligation to delay a sale of any pledged Collateral for the period of time necessary to permit the issuer thereof to register such securities for public sale under the Securities Act, or under applicable state or foreign securities laws even if such issuer would agree to do so.

(b)                                 Upon the occurrence and during the continuance of an Event of Default, each Loan Party agrees to use its commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of any portion of the pledged Collateral pursuant to this Section 9.6, valid and binding and in compliance with all applicable Requirements of Law provided that no Loan Party shall have any obligation to publicly register any securities. Each Loan Party further agrees that a breach of any covenant contained in this Section 9.6 will cause irreparable injury to the Agent and other Secured Parties, that the Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 9.6 shall be specifically enforceable against such Loan Party, and such Loan Party hereby waives and agrees not to assert any defense against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under this Agreement.

9.7                               Deficiency.  Each Loan Party shall remain liable for any deficiency if the proceeds of any sale or other disposition of any Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorney employed by the Agent or any other Secured Party to collect such deficiency.

10.                               WAIVERS; INDEMNIFICATION.

10.1                        Demand; Protest; etc.  Each Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which such Borrower may in any way be liable.

10.2                        The Lender Group’s Liability for Collateral.  Each Borrower hereby agrees that:  (a) the Lender Group shall not in any way or manner be liable or responsible for:  (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by Borrowers, other than any such loss or damage resulting from the gross negligence, willful misconduct or bad faith of the Agent or any member of the Lender Group, as determined by final non-appealable order of a court of competent jurisdiction.

10.3                        Indemnification.  Borrowers and other Loan Parties shall pay, indemnify, defend, and hold the Agent-Related Persons, the Lender-Related Persons (each, an “Indemnified Person”) harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, fines, costs, penalties, and damages, and all reasonable fees and disbursements of attorneys (limited to one US counsel to Agent-Related Persons and one US counsel and one local US counsel to Lender-Related Persons, one Canadian counsel to Agent-Related Persons and one Canadian counsel to Lender-Related Persons, one Dutch counsel to Agent-Related Persons and one Dutch counsel to Lender-Related Persons and any local or regulatory counsel to Agent-Related Persons and Lender-Related Persons reasonably selected by Agent, one additional counsel for the Lenders (taken as a whole) if an Event of Default has occurred and is continuing and, if the interests of any Agent-Related Person or Lender-Related Person are distinctly and disproportionately affected, one additional counsel for such affected Person), experts, or consultants and all other costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (promptly upon demand of Agent but in any event not later than 2 days of demand therefor by Agent irrespective of (1) the provisions of Section 17.10 hereof and (2) whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution and delivery of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby or the monitoring of Parent’s and its Subsidiaries’ compliance with the terms of the Loan Documents (provided, however, that the indemnification in this clause (a) shall not extend to (i) disputes solely between or among the Lenders or (ii) disputes solely between or among the Lenders and their respective Affiliates; it being understood and agreed that the indemnification in this clause (a) shall extend to Agent (but not the Lenders) relative to disputes between or among Agent (in its capacity as such) on the one hand, and one or more Lenders, or one or more of their Affiliates, on the other hand), (b) with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto, and (c) in connection with or arising out of any Environmental Liabilities, Environmental Action or Remedial Action, including any presence or release of Hazardous Materials at, on, under, to or from any assets or properties owned, leased or operated by Parent or any of its Subsidiaries (each and all of the foregoing, the “Indemnified Liabilities”); provided, that, the Indemnified Liabilities shall not include any Taxes or any costs attributable to Taxes, which shall be governed by Section 16.  The foregoing to the contrary notwithstanding, no Borrower shall have any obligation to any Indemnified Person under this Section 10.3 with respect to any Indemnified Liability that a court of competent jurisdiction determines by a final non-appealable order to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnified Person or its officers, directors, employees, attorneys, or agents.  This provision shall survive the termination of this Agreement and the repayment of the Obligations.  If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which any Loan Party was required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Loan Parties with respect thereto.  To the fullest extent permitted by Requirements of Law, the Loan Parties shall not assert, and hereby waive, any claim against any Indemnified Person, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof.

11.                               NOTICES.

Unless otherwise provided in this Agreement, all notices or demands relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as a party may designate in accordance herewith), or telefacsimile.  In the case of notices or demands to Loan Parties or Agent, as the case may be, they shall be sent to the respective address set forth below:

If to Loan Parties:	Colt Defense LLC
547 New Park Avenue
West Hartford, CT 06110
Attn: John Coghlin
Fax No. (860) 244-1442

with copies to:	O’Melveny & Myers LLP
7 Times Square
New York, New York 10036
Attn: Sung Pak, Esq.
Fax No.: (212) 326-2061

If to Agent:	Cortland Capital Market Services LLC
225 W. Washington Street, Suite 2100
Chicago, Illinois 60606
Attn: Ryan Morick and Legal Department
Fax No. (312) 376-0751
Email: ryan.morick@cortlandglobal.com; legal@cortlandglobal.com

with copies to:	Holland & Knight LLP
131 S. Dearborn Street, 30th Floor
Chicago, Illinois 60603
Attn: Joshua M. Spencer
Fax No. (312) 578-6666
Email: Joshua.spencer@hklaw.com

If to a Lender:	to the address of such Lender specified on Schedule A-1

with copies to:

Brown Rudnick LLP

One Financial Center

Boston, Massachusetts 02111

Attn: Steven B. Levine, Esq.

Fax No.  (617) 856-8201

Phone: (617) 856-8587

Email: slevine@brownrudnick.com

Brown Rudnick LLP

Seven Times Square

New York, New York 10036

Attn: Robert J. Stark, Esq.

Fax No.  (212) 209-4801

Phone: (212) 2094862

Email: rstark@brownrudnick.com

Any party hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party.  All notices or demands sent in accordance with this Section 11, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail; provided, that (a) notices sent by overnight courier service shall be deemed to have been given when received, (b) notices by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient) and (c) notices by electronic mail shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgment).

12.                               CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

(a)                                 THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b)                                 THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE OF NEW YORK AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND.  EACH LOAN PARTY AND EACH MEMBER OF THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 12(b).

(c)                                  TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH LOAN PARTY AND EACH MEMBER OF THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.  EACH LOAN PARTY AND EACH MEMBER OF THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(d)                                 SUBJECT TO THE LAST SENTENCE OF THIS SECTION 12(d) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE BANKRUPTCY COURT, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE

ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(e)                                  NOTWITHSTANDING ANY OTHER PROVISION OF THIS SECTION 12, (I) THE BANKRUPTCY COURT SHALL HAVE EXCLUSIVE JURISDICTION OVER ANY ACTION OR DISPUTE INVOLVING, RELATING TO OR ARISING OUT OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS AND (II) THE BANKRUPTCY COURT SHALL HAVE EXCLUSIVE JURISDICTION OVER ANY ACTION OR DISPUTE INVOLVING, RELATING TO OR ARISING OUT OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS; PROVIDED, THAT NOTHING IN THIS SECTION 12 SHALL AFFECT THE RIGHT OF THE AGENT OR ANY LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE REQUIREMENTS OF LAW OR COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY LOAN PARTY OR ANY COLLATERAL IN ANY OTHER JURISDICTION.

13.                               ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

13.1                        Assignments and Participations.

(a)                                 Any Lender may at any time assign to one or more Eligible Transferees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of the Obligations at the time owing to it); provided, that, any such assignment shall be subject to the following conditions:

(i)                                     The principal outstanding balance of the Obligations of the assigning Lender subject to such assignment shall be not less than $1,000,000, unless the Agent otherwise consents, except that such minimum amount shall not apply to (A) an assignment or delegation by any Lender to any other Lender, an Affiliate of any Lender or an Related Fund or (B) a group of new Lenders, each of which is an Affiliate of each other or a Related Fund of such new Lender to the extent that the aggregate amount to be assigned to all such new Lenders is at least $1,000,000 or (C) in the case of an assignment of the entire remaining amount of the Obligations at the time owing to it.

(ii)                                  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations (including Term Commitments) under this Agreement.

(iii)                               No consent shall be required for any assignment.

(iv)                              The parties to each assignment shall execute and deliver to the Agent an Assignment and Acceptance, together with a processing fee of $3,500; provided, that Agent may, in its discretion, elect to reduce or waive such processing fee in the case of any assignment (and shall waive such fee if the assignment is from a Lender to an Affiliate of such

Lender), and the assignee, if it is not a Lender, shall deliver to the Agent an administrative questionnaire in a form reasonably satisfactory to Agent.

(v)                                 No such assignment shall be made to (A) a Loan Party or an Affiliate of a Loan Party, (B) any Defaulting Lender or any of its Subsidiaries or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or one of its Subsidiaries, (C) a natural Person or (D) any Disqualified Lender.

(vi)                              Borrowers and Agent may continue to deal solely and directly with a Lender in connection with the interest so assigned to an Assignee until (A) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Administrative Borrower and Agent by such Lender and the Assignee, (B) such Lender and its Assignee have delivered to Administrative Borrower and Agent an Assignment and Acceptance and Agent has notified the assigning Lender of its receipt thereof in accordance with this Section 13.1(a) and the satisfaction of the other conditions herein.

(b)                                 The parties to each assignment shall execute and deliver to the Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, provided, however, that the Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it shall not be a Lender, shall deliver to the Agent a written notice specifying such Lender’s lending office and notice information.

(c)                                  From and after the date that Agent has recorded the assignment in the Register and Agent notifies the assigning Lender (with a copy to Borrowers) that it has received an executed Assignment and Acceptance and, if applicable, payment of the required processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall be a “Lender” and shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assigning Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section 10.3) and be released from any future obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto); provided, however, that nothing contained herein shall release any assigning Lender from obligations that survive the termination of this Agreement, including such assigning Lender’s obligations under Section 15 and Section 17.9(a).

(d)                                 By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows:  (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto, (ii) such assigning

Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto, (iii) such Assignee confirms that it has received such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such Assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (v) such Assignee appoints and authorizes Agent to take such actions and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Agent, by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, and (vi) such Assignee agrees that it will perform all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(e)                                  Immediately upon Agent’s receipt of the required processing fee, if applicable, and delivery of notice to the assigning Lender pursuant to Section 13.1(a), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee.

(f)                                   Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons (a “Participant”) participating interests in all or any portion of its Obligations and the other rights and interests of that Lender (the “Originating Lender”) hereunder and under the other Loan Documents; provided, however, that (i) the Originating Lender shall remain a “Lender” for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations and the other rights and interests of the Originating Lender hereunder shall not constitute a “Lender” hereunder or under the other Loan Documents and the Originating Lender’s obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrowers, Agent, and the Lenders shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender’s rights and obligations under this Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or substantially all of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender (other than a waiver of default interest), or (E) decreases the amount or postpones the due dates of scheduled principal repayments or prepayments or premiums payable to such Participant through such Lender, and (v) all amounts payable by Borrowers hereunder shall be determined as if such Lender had not sold such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.  The rights of any Participant only shall be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to the other Lenders, Agent, Loan Parties, the Collections of Loan Parties, the Collateral, or otherwise in respect of the Obligations.  No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves.

(g)                                  In connection with any such assignment or participation or proposed assignment or participation or any grant of a security interest in, or pledge of, its rights under and interest in this Agreement, a Lender may, subject to the provisions of Section 17.9, disclose all documents and information which it now or hereafter may have relating to Parent and its Subsidiaries and their respective businesses.

(h)                                 Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR §203.24, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

(i)                                     Agent (as a non-fiduciary agent on behalf of Borrowers) shall maintain, or cause to be maintained, a register (the “Register”) on which it enters the name and address of each Lender as the registered owner of the Loans (and the principal amount thereof and stated interest thereon) held by such Lender (each, a “Registered Loan”).  A Registered Loan (and the registered note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each registered note shall expressly so provide) and any assignment or sale of all or part of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register, together with the surrender of the registered note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such registered note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new registered notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s).  Prior to the registration of assignment or sale of any Registered Loan (and the registered note, if any evidencing the same), Borrowers shall treat the Person in whose name such Registered Loan (and the registered note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary.

(j)                                    In the event that a Lender sells participations in the Registered Loan, such Lender, as a non-fiduciary agent on behalf of Borrowers, shall maintain (or cause to be maintained) a register on which it enters the name of all participants in the Registered Loans held by it (and the principal amount (and stated interest thereon) of the portion of such Registered Loans that is subject to such participations) (the “Participant Register”).  A Registered Loan (and the Registered Note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each registered note shall expressly so provide).  Any participation of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register.

(k)                                 Agent shall make a copy of the Register (and each Lender shall make a copy of its Participant Register in the extent it has one) available for review by Borrowers from time to time as Borrowers may reasonably request.

13.2                        Successors.  This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties hereto; provided, however, that no Borrower may assign this Agreement or any rights or duties hereunder without the Lenders’ prior written consent and any prohibited assignment shall be absolutely void ab initio.  No consent to assignment by the Lenders shall release any Borrower from its Obligations.  A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 13.1 and, except as expressly required pursuant to Section 13.1, no consent or approval by any Borrower is required in connection with any such assignment.

14.                               AMENDMENTS; WAIVERS.

14.1                        Amendments and Waivers.

(a)                                 No amendment, waiver or other modification of any provision of this Agreement or any other Loan Document (other than the Fee Letter), and no consent with respect to any departure by any Loan Party therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and the Loan Parties that are party thereto and then any such waiver or consent shall be effective, but only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all of the Lenders directly affected thereby and all of the Loan Parties that are party thereto, do any of the following:

(i)                                     [reserved],

(ii)                                  postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other Loan Document,

(iii)                               reduce the principal of, or the rate of interest on, any loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document (except (y) in connection with the waiver of applicability of Section 2.6(c) (which waiver shall be effective with the written consent of the Required Lenders), and (z) that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or a reduction of fees for purposes of this clause (iii)),

(iv)                              amend, modify, or eliminate this Section or any provision of this Agreement providing for consent or other action by all Lenders,

(v)                                 [reserved],

(vi)                              release Agent’s Lien in and to any of the Collateral, except as permitted by Section 15.11,

(vii)                           amend, modify, or eliminate the definition of “Required Lenders” or “Pro Rata Share”,

(viii)                        contractually subordinate any of Agent’s Liens, except as permitted by Section 15.11,

(ix)                              release any Borrower or any Guarantor from any obligation for the payment of money or consent to the assignment or transfer by any Borrower or any Guarantor of any of its rights or duties under this Agreement or the other Loan Documents, except in connection with a merger, liquidation, dissolution or sale of such Person expressly permitted by the terms hereof or the other Loan Documents,

(x)                                 amend, modify, or eliminate any of the provisions of Section 2.4(b)(i) or (ii) or Section 2.4(f), or

(xi)                              amend, modify, or eliminate any of the provisions of Section 13.1(a) to permit a Loan Party or an Affiliate of a Loan Party to be permitted to become an Assignee.

(b)                                 No amendment, waiver, modification, elimination, or consent shall amend, modify, or waive (i) the definition of, or any of the terms or provisions of, the Fee Letter, without the written consent of Agent and Borrowers (and shall not require the written consent of any of the Lenders), and (ii) any provision of Section 15 pertaining to Agent, or any other rights or duties of Agent under this Agreement or the other Loan Documents, without the written consent of Agent, Borrowers, and the Required Lenders.

(c)                                  [reserved].

(d)                                 [reserved].

(e)                                  Anything in this Section 14.1 to the contrary notwithstanding, (i) any amendment, modification, elimination, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of any Loan Party, shall not require consent by or the agreement of any Loan Party, and (ii) any amendment, waiver, modification, elimination, or consent of or with respect to any provision of this Agreement or any other Loan Document may be entered into without the consent of, or over the objection of, any Defaulting Lender other than any of the matters governed by Section 14.1(a)(i) through (iii).

14.2                        Replacement of Certain Lenders; Lender Purchase Right.

(a)                                 If (i) any action to be taken by the Lender Group or Agent hereunder requires the consent, authorization, or agreement of all Lenders or all Lenders affected thereby and if such action has received the consent, authorization, or agreement of the Required Lenders but not of all Lenders or all Lenders affected thereby, or (ii) any Lender makes a claim for compensation under Section 16, then Borrowers or Agent, upon at least 5 Business Days prior irrevocable notice, may permanently replace any Lender that failed to give its consent, authorization, or agreement (a “Holdout Lender”) or any Lender that made a claim for compensation (a “Tax Lender”) with one or more Replacement Lenders, and the Holdout Lender or Tax Lender, as applicable, shall have no right to refuse to be replaced hereunder.  Such notice to replace the Holdout Lender or Tax Lender, as applicable, shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given.

(b)                                 Prior to the effective date of such replacement, the Holdout Lender or Tax Lender, as applicable, and each Replacement Lender shall execute and deliver an Assignment and Acceptance, subject only to the Holdout Lender or Tax Lender, as applicable, being repaid in full its share of the outstanding Obligations (without any premium or penalty of any kind whatsoever, but including all interest, fees and other amounts that may be due in payable in respect thereof).  If the Holdout Lender or Tax Lender, as applicable, shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, Agent may, but shall not be required to, execute and deliver such Assignment and Acceptance in the name or and on behalf of the Holdout Lender or Tax Lender, as applicable, and irrespective of whether Agent executes and delivers such Assignment and Acceptance, the Holdout Lender or Tax Lender, as applicable, shall be deemed to have executed and delivered such Assignment and Acceptance.  The replacement of any Holdout Lender or Tax Lender, as applicable, shall be made in accordance with the terms of Section 13.1.  Until such time as one or more Replacement Lenders shall have acquired all of the Obligations, and the other rights and obligations of the Holdout Lender or Tax Lender, as applicable, hereunder and under the other Loan Documents, the Holdout Lender or Tax Lender, as applicable, shall remain obligated to make the Holdout Lender’s or Tax Lender’s, as applicable, Pro Rata Share of Loans.

14.3                        No Waivers; Cumulative Remedies.  No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement or any other Loan Document, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof.  No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated.  No waiver by Agent or any Lender on any occasion shall affect or diminish Agent’s and each Lender’s rights thereafter to require strict performance by each Loan Party of any provision of this Agreement.  Agent’s and each Lender’s rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Agent or any Lender may have.

15.                               AGENT; THE LENDER GROUP.

15.1                        Appointment and Authorization of Agent.  Each Lender hereby designates and appoints Cortland Capital Market Services LLC as its agent under this Agreement and the other

Loan Documents and each Lender hereby irrevocably authorizes Agent to execute and deliver each of the other Loan Documents on its behalf and to take such other action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto.  Agent agrees to act as agent for and on behalf of the Lenders on the conditions contained in this Section 15.  Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Loan Documents, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent.  Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement or the other Loan Documents with reference to Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.  Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only a representative relationship between independent contracting parties.  Each Lender hereby further authorizes Agent to act as the secured party under each of the Loan Documents that create a Lien on any item of Collateral.  Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other Loan Documents.  Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect:  (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral, the Collections of Parent and its Subsidiaries, and related matters, (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, notices and other written agreements with respect to the Loan Documents, (c) make Loans, for itself or on behalf of Lenders, as provided in the Loan Documents, (d) exclusively receive, apply, and distribute the Collections of Parent and its Subsidiaries as provided in the Loan Documents, (e) open and maintain such bank accounts and cash management arrangements as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral and the Collections of Parent and its Subsidiaries, (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to Parent or its Subsidiaries, the Obligations, the Collateral, the Collections of Parent and its Subsidiaries, or otherwise related to any of same as provided in the Loan Documents, and (g) incur and pay such Lender Group Expenses, at the expense of the Loan Parties, as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

15.2                        Delegation of Duties; Appointment of Subagents.  (a) Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects as long as such selection was made without gross negligence or willful misconduct.  Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects as long as such selection was made without gross negligence or willful misconduct. Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates.  All of the rights, benefits, and privileges (including the exculpatory and indemnification provisions) of this Section 15 shall apply to any such sub-agent and to any of the Affiliates of Agent and any such sub-agents, and shall apply to their respective activities as if such sub-agent and Affiliates were named herein in connection with the transactions contemplated hereby and by the Loan Documents.

15.3                        Liability of Agent.  None of the Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own bad faith, gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by Parent or any of its Subsidiaries or Affiliates, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Parent or its Subsidiaries or any other party to any Loan Document to perform its obligations hereunder or thereunder.  No Agent-Related Person shall be under any obligation to any Lenders to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the books and records or properties of Parent or its Subsidiaries.

15.4                        Reliance by Agent.  Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, telefacsimile or other electronic method of transmission, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrowers or counsel to any Lender), independent accountants and other experts selected by Agent.  Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless Agent shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable.  If Agent so requests, it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.  Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

15.5                        Notice of Default or Event of Default.  Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of the Lenders and, except with respect to Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or any Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a “notice of default.”  Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge.  If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default.  Each Lender shall be solely responsible for giving any notices to its Participants, if any.  Subject to Section 15.4, Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 9; provided, however, that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

15.6                        Credit Decision.  Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of Parent and its Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender.  Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such due diligence, documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of any Borrower or any other Person party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrowers.  Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of any Borrower or any other Person party to a Loan Document.  Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Borrower or any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons.  Each Lender acknowledges that Agent does not have any duty or responsibility, either initially or on a continuing basis (except to the extent, if any, that is expressly specified herein) to provide such Lender with any credit or other information with respect to any Borrower, its Affiliates or any of their respective business, legal, financial or other affairs, and irrespective of whether such information came into Agent’s or its Affiliates’ or representatives’ possession before or after the date on which such Lender became a party to this Agreement.

15.7                        Costs and Expenses; Indemnification.  Agent may incur and pay Lender Group Expenses, at the expense of the Lender Group, to the extent Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including court costs, attorneys fees and expenses, fees and expenses of financial accountants, advisors, consultants, and appraisers, costs of collection by outside collection agencies, auctioneer fees and expenses, and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrowers are obligated to reimburse Agent or Lenders for such expenses pursuant to this Agreement or otherwise.  Agent is authorized and directed to deduct and retain sufficient amounts from the Collections of Parent and its Subsidiaries received by Agent to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders.  In the event Agent is not reimbursed for such costs and expenses by Parent or its Subsidiaries, each Lender hereby agrees that it is and shall be obligated to pay to Agent such Lender’s ratable thereof.  Whether or not the transactions contemplated hereby are consummated, each of the Lenders, on a ratable basis, shall indemnify and defend the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrowers and without limiting the obligation of Borrowers to do so) from and against any and all Indemnified Liabilities; provided, that, no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting solely from such Person’s bad faith, gross negligence or willful misconduct nor shall any Lender be liable for the obligations of any Defaulting Lender in failing to make any Loan or other extension of credit hereunder.  Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such Lender’s ratable share of any costs or out of pocket expenses (including attorneys, accountants, advisors, and consultants fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any other Loan Document to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrowers.  The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

15.8                        Agent in Individual Capacity.  Cortland Capital Market Services LLC (“Cortland”) and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Parent and its Subsidiaries and Affiliates and any other Person party to any Loan Document as though Cortland were not Agent hereunder, and, in each case, without notice to or consent of the other members of the Lender Group.  The other members of the Lender Group acknowledge that, pursuant to such activities, Cortland or its Affiliates may receive information regarding Borrowers or their Affiliates or any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Borrowers or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall not be under any obligation to provide such information to them.

15.9                        Successor Agent.  Agent may resign as Agent upon 30 days prior written notice to the Lenders (unless such notice is waived by the Required Lenders) and Administrative Borrower (unless such notice is waived by Borrowers).  If Agent resigns under this Agreement, the Required Lenders shall be entitled, with (so long as no Event of Default has occurred and is continuing) the consent of Administrative Borrower (such consent not to be unreasonably withheld, delayed, or conditioned), appoint a successor Agent for the Lenders.  If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Lenders and Administrative Borrower, a successor Agent.  If Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Lenders may agree in writing to remove and replace Agent with a successor Agent from among the Lenders with (so long as no Event of Default has occurred and is continuing) the consent of Borrowers (such consent not to be unreasonably withheld, delayed, or conditioned).  In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers, and duties of the retiring Agent and the term “Agent” shall mean such successor Agent and the retiring Agent’s appointment, powers, and duties as Agent shall be terminated.  After any retiring Agent’s resignation hereunder as Agent, the provisions of this Section 15 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.  If no successor Agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above.

15.10                 Lender in Individual Capacity.  Any Lender and its respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Parent and its Subsidiaries and Affiliates and any other Person party to any Loan Documents as though such Lender were not a Lender hereunder without notice to or consent of the other members of the Lender Group.  The other members of the Lender Group acknowledge that, pursuant to such activities, such Lender and its respective Affiliates may receive information regarding Parent or their Affiliates or any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Parent or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Lender will use its reasonable best efforts to obtain), such Lender shall not be under any obligation to provide such information to them.

15.11                 Collateral Matters; Credit Bidding.

(a)                                 Subject to Section 15.11(b), Lenders hereby irrevocably authorize Agent, at its option and in its discretion, to release, or subordinate, any Lien on any of the Collateral (i) upon satisfaction of all of the Obligations, or (ii) constituting property being sold or disposed of if Administrative Borrower or any Loan Party certifies to Agent that the sale or disposition is made in compliance with Section 6.4 (and Agent may rely conclusively on any such certificate, without further inquiry), or (iii) constituting property in which any Loan Party did not own an interest at the time the security interest, mortgage or lien was granted or at any time thereafter, or (iv) having a value in the aggregate in any twelve (12) month period of less than $2,500,000, and to the extent Agent may release its Lien on any such Collateral pursuant to the sale or other disposition thereof, such sale or other disposition shall be deemed consented to by Lenders, or (v) if required or permitted under the terms of any of the other Loan Documents, including any intercreditor agreement, or (vi) constituting property leased to a Loan Party under a lease that has expired or is terminated, or (vii) subject to Section 14.1, the Canadian Security Documents and the Security Documents, if the release is approved, authorized or ratified in writing by the Required Lenders.  Upon request by Agent or any Borrower at any time, the Lenders will confirm in writing Agent’s authority to release or subordinate any such Liens on particular types or items of Collateral pursuant to this Section 15.11; provided, that, (1) Agent shall not be required to execute any document necessary to evidence such release or subordination on terms that, in Agent’s opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release or subordination shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released or subordinated) upon (or obligations of any Borrower in respect of) all interests retained by any Loan Party, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.  The Lenders further hereby irrevocably authorize Agent, at its option and in its sole discretion, to subordinate any Lien granted to or held by Agent under any Loan Document to the holder of any Permitted Lien on such property if such Permitted Lien secures Permitted Purchase Money Indebtedness.

(b)                                 The Loan Parties and the Lenders hereby irrevocably authorize Agent, based upon the instruction of the Required Lenders, to (A) consent to, credit bid or purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any sale thereof conducted under the provisions of the Bankruptcy Code or other bankruptcy laws, including under Section 363 of the Bankruptcy Code, (B) credit bid or purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any sale or other disposition thereof conducted under the provisions of the Code or the PPSA, including pursuant to Sections 9-610 or 9-620 of the Code, or (C) credit bid or purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any other sale or foreclosure conducted by Agent (whether by judicial action or otherwise) in accordance with applicable law.  In connection with any such credit bid or purchase, (i) the Obligations owed to the Lenders shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims being estimated for such purpose if the fixing or liquidation thereof would not unduly delay the ability of Agent to credit bid or purchase at such sale or other disposition of the Collateral and, if such claims cannot be estimated without unduly delaying the ability of Agent to credit bid, then such claims shall be disregarded, not credit bid, and not entitled to any interest in the asset or assets purchased by means of such credit bid) and the Lenders whose Obligations are credit bid shall be entitled to receive interests (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of Obligations so credit bid) in the asset or assets so purchased (or in the Equity Interests of the acquisition vehicle or vehicles that are used to consummate such purchase), and (ii) the Agent, based upon the instruction of the Required Lenders, may accept non-cash consideration, including debt and equity securities issued by such acquisition vehicle or vehicles and in connection therewith the Agent may reduce the Obligations owed to the Lenders (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of Obligations so credit bid) based upon the value of such non-cash consideration.

(c)                                  Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by a Loan Party or is cared for, protected, or insured or has been encumbered, or that Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent’s own interest in the Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise provided herein.

15.12                 Restrictions on Actions by Lenders; Sharing of Payments.

(a)                                 Each of the Lenders agrees that it shall not, without the express written consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the written request of Agent, set off against the Obligations, any amounts owing by such Lender to Parent or its Subsidiaries or any deposit accounts of Parent or its Subsidiaries now or hereafter maintained with such Lender.  Each of the Lenders further agrees that it shall not, unless specifically requested to do so in writing by Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings to enforce any Loan Document against any Borrower or any Guarantor or to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

(b)                                 If, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or (ii) payments from Agent in excess of such Lender’s Pro Rata Share of all such distributions by Agent, such Lender promptly shall (A) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in immediately available funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (B) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that to the extent that such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

15.13                 Agency for Perfection.  Agent hereby appoints each other Lender as its agent (and each Lender hereby accepts such appointment) for the purpose of perfecting Agent’s Liens in assets which, in accordance with Article 8 or Article 9, as applicable, of the Code or in accordance with the PPSA or the Securities Transfer Act of any applicable jurisdictions in Canada can be perfected by possession or control.  Should any Lender obtain possession or control of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent’s request therefor shall deliver possession or control of such Collateral to Agent or in accordance with Agent’s instructions.

15.14                 Payments by Agent to the Lenders.  All payments to be made by Agent to the Lenders shall be made by bank wire transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to Agent.  Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium, fees, or interest of the Obligations.

15.15                 Concerning the Collateral and Related Loan Documents.  Each member of the Lender Group authorizes and directs Agent to enter into this Agreement, the DIP Intercreditor Agreement and the other Loan Documents.  Each member of the Lender Group agrees that any action taken by Agent in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

15.16                 Field Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information.

(a)                                 By becoming a party to this Agreement, each Lender:

(i)                                     is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field examination report respecting Parent or its Subsidiaries (each, a “Report”) prepared by or at the request of Required Lenders, and Agent shall so furnish each Lender with such Reports,

(ii)                                  expressly agrees and acknowledges that Agent does not (i) make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report,

(iii)                               expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any audit or examination will inspect only specific information regarding Parent and its Subsidiaries and will rely significantly upon Parent’s and its Subsidiaries’ books and records, as well as on representations of each Borrower’s personnel,

(iv)                              agrees to keep all Reports and other material, non-public information regarding Parent and its Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with Section 17.9, and

(v)                                 without limiting the generality of any other indemnification provision contained in this Agreement, agrees:  (i) to hold Agent and any other Lender preparing a Report harmless from any action the indemnifying Lender may take or fail to take or any conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrowers, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a loan or loans of Borrowers, and (ii) to pay and protect, and indemnify, defend and hold Agent, and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys fees and costs) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

(b)                                 In addition to the foregoing: (i) any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by Parent or any Subsidiary of Parent to Agent that has not been contemporaneously provided by Parent or its Subsidiaries to such Lender, and, upon receipt of such request, Agent promptly shall provide a copy of same to such Lender, (y) to the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from Parent or its Subsidiaries, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender’s notice to Agent, whereupon Agent promptly shall request of such Borrower the additional reports or information reasonably specified by such Lender, and, upon receipt thereof from Parent or its Subsidiaries, Agent promptly shall provide a copy of same to such Lender, and (z) any time that Agent renders to any Borrower a statement regarding the Loan Account, Agent shall send a copy of such statement to each Lender.

15.17                 [Reserved.]

15.18                 Several Obligations; No Liability.  Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender.  Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender.  Except as provided in Section 15.7, no member of the Lender Group shall have any liability for the acts of any other member of the Lender Group.  No Lender shall be responsible to any Borrower or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for such Lender or on its behalf, nor to take any other action on behalf of such Lender hereunder or in connection with the financing contemplated herein.

15.19                 Appointment for the Province of Québec.  Without prejudice to Section 15.1 above, each member of the Lender Group hereby appoints Agent as the person holding the power of attorney (fondé pouvoir) of the Lender Group as contemplated under Article 2692 of the Civil Code of Québec, to enter into, to take and to hold on their behalf, and for their benefit, any deed of hypothec (“Deed of Hypothec”) to be executed by any of the Borrowers or Guarantors granting a hypothec pursuant to the laws of the Province of Québec (Canada) and to exercise such powers and duties which are conferred thereupon under such deed.  All of the Lender Group hereby additionally appoints Agent as agent, mandatary, custodian and depositary for and on behalf of the Lender Group (a) to hold and to be the sole registered holder of any bond (“Bond”) issued under the Deed of Hypothec, the whole notwithstanding any other applicable law, and (b) to enter into, to take and to hold on their behalf, and for their benefit, a bond pledge agreement (“Pledge”) to be executed by such Borrower or Guarantor pursuant to the laws of the Province of Québec and creating a pledge of the Bond as security for the payment and performance of, inter alia, the Obligations.  In this respect, (i) Agent as agent, mandatary, custodian and depositary for and on behalf of the Lender Group, shall keep a record indicating the names and addresses of, and the pro rata portion of the obligations and indebtedness secured by the Pledge, owing to each of the members of the Lender Group for and on behalf of whom the Bond is so held from time to time, and (ii) each of the members of the Lender Group will be entitled to the benefits of any property or assets charged under the Deed of Hypothec and the Pledge and will participate in the proceeds of realization of any such property or assets. Agent, in such aforesaid capacities shall (A) have the sole and exclusive right and authority to exercise, except as may be otherwise specifically restricted by the terms hereof, all rights and remedies given to Agent with respect to the property or assets charged under the Deed of Hypothec and

Pledge, any other applicable law or otherwise, and (B) benefit from and be subject to all provisions hereof with respect to the Agent mutatis mutandis, including, without limitation, all such provisions with respect to the liability or responsibility to and indemnification by the Lender Group, the Borrowers or the Guarantors.  The execution prior to the date hereof by Agent of any Deed of Hypothec, Pledge or other security documents made pursuant to the laws of the Province of Québec (Canada) is hereby ratified and confirmed.  The constitution of Agent as the Person holding the power of attorney (fondé de pouvoir), and of Agent, as agent, mandatary, custodian and depositary with respect to any bond that may be issued and pledged from time to time to Agent for the benefit of the Lender Group, shall be deemed to have been ratified and confirmed by each Person accepting an assignment of, a participation in or an arrangement in respect of, all or any portion of any of the Lender Group’s rights and obligations under this Agreement by the execution of an assignment, including an Assignment and Acceptance Agreement or other agreement pursuant to which it becomes such assignee or participant, and by each successor Agent by the execution of an assignment agreement or other agreement, or by the compliance with other formalities, as the case may be, pursuant to which it becomes a successor Agent hereunder.

15.20                 Dutch Parallel Debt.

In this Section:

Corresponding Debt means any amount which each of Dutch Holdings, Colt Defense Technical Services LLC and each Borrower owes to the Lenders and the Agent (or any of them) under or in connection with each or any of the Loan Documents due and payable but unpaid.

Parallel Debt means any amount which each of Dutch Holdings, Colt Defense Technical Services LLC and each Borrower owes to the Agent under this Section 15.20.

(a)                                 Each of Dutch Holdings, Colt Defense Technical Services LLC and each Borrower irrevocably and unconditionally undertakes to pay to the Agent amounts equal to, and in the currency or currencies of, its Corresponding Debt.

(b)                                 The Parallel Debt of each of Dutch Holdings, Colt Defense Technical Services LLC and each Borrower:

(i)                                     shall become due and payable at the same time as its Corresponding Debt;

(ii)                                  is independent and separate from, and without prejudice to, its Corresponding Debt.

(c)                                  For purposes of this Clause, the Agent:

(i)                                     is the independent and separate creditor of each Parallel Debt;

(ii)                                  acts in its own name and not as agent, representative or trustee of the Finance Parties and its claims in respect of each Parallel Debt shall not be held on trust; and

(iii)                               shall have the independent and separate right to demand payment of each Parallel Debt in its own name (including, without limitation, through any suit, execution, enforcement of security, recovery of guarantees and applications for and voting in any kind of insolvency proceeding).

(d)                                 The Parallel Debt of each of Dutch Holdings, Colt Defense Technical Services LLC and each Borrower shall be (a) decreased to the extent that its Corresponding Debt has been irrevocably and unconditionally paid or discharged, and (b) increased to the extent to that its Corresponding Debt has increased, and the Corresponding Debt of each of Dutch Holdings, Colt Defense Technical Services LLC and each Borrower shall be (x) decreased to the extent that its Parallel Debt has been irrevocably and unconditionally paid or discharged, and (y) increased to the extent that its Parallel Debt has increased, in each case provided that the Parallel Debt of each of Dutch Holdings, Colt Defense Technical Services LLC and each Borrower shall never exceed its Corresponding Debt.

(e)                                  All amounts received or recovered by the Agent in connection with this Section 15.20, to the extent permitted by applicable law, shall be applied in accordance with Section 5 (Application of proceeds).

(f)                                   This Section 15.20 applies for the purpose of determining the secured obligations in the Security Documents governed by Dutch law.

16.                               WITHHOLDING TAXES.

16.1                        No Setoff; Payments.  All payments made by any Loan Party under any Loan Document will be made without setoff, counterclaim or other defense.  In addition, all such payments will be made free and clear of, and without deduction or withholding for, any present or future Taxes unless deduction or withholding of any Taxes is required under applicable law.  If any deduction or withholding of any Indemnified Tax is required by law, the applicable Loan Party shall pay such additional amounts as may be necessary so that, after such required deduction or withholding of Indemnified Tax (including any Indemnified Tax on the additional amounts payable under this Section 16.1), the amount payable to the affected Agent or Lender (as applicable) is equal to same amount that would have been so payable had no such deduction or withholding of Indemnified Tax been required; provided, however, that Loan Parties shall not be required to pay any additional amounts under this Section 16.1 to the extent that the obligation to pay such additional amounts results from Agent’s or such Lender’s own bad faith, willful misconduct or gross negligence (as finally determined by a court of competent jurisdiction).  Loan Parties will furnish to Agent as promptly as possible after the date the payment by Loan Parties of any Tax in respect of any payment made by any Loan Party under any Loan Document is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by Loan Parties or other evidence reasonably satisfactory to Agent.  Loan Parties agree to pay any present or future stamp, value added or documentary taxes or any other similar excise or property taxes, charges, or levies that arise from any payment made hereunder or from the execution, delivery, performance, recordation, or filing of, or otherwise with respect to this Agreement or any other Loan Document (collectively, “Other Taxes”). The Loan Parties shall jointly and severally indemnify each recipient of amounts payable under this Section 16.1, within 10 Business Days after demand therefor, for the full amount of any Indemnified Taxes and Other

Taxes (including Indemnified Taxes and Other Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such recipient or required to be withheld or deducted from a payment to such recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability, which also describes in reasonable detail the basis for such payment or liability, delivered to a Loan Party by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

16.2                        Exemptions.

(a)                                 If a Lender or Participant is entitled to claim an exemption or reduction from United States withholding tax, such Lender or Participant agrees with and in favor of Agent, to deliver to Administrative Borrower and Agent (or, in the case of a Participant, to the Lender granting the participation only) one of the following before receiving its first payment under the Loan Documents:

(i)                                     if such Lender or Participant is entitled to claim an exemption from United States withholding tax pursuant to the portfolio interest exception, (A) a statement of the Lender or Participant, signed under penalty of perjury, that it is not a (I) a “bank” as described in Section 881(c)(3)(A) of the IRC, (II) a 10% shareholder of any Borrower (within the meaning of Section 871(h)(3)(B) of the IRC), or (III) a controlled foreign corporation related to any Borrower within the meaning of Section 864(d)(4) of the IRC, and (B) a properly completed and executed IRS Form W-8BEN, Form W-8BEN-E or Form W-8IMY (with proper attachments);

(ii)                                  if such Lender or Participant is entitled to claim an exemption from, or a reduction of, withholding tax under a United States tax treaty, a properly completed and executed copy of IRS Form W-8BEN or Form W-8BEN-E;

(iii)                               if such Lender or Participant is entitled to claim that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, a properly completed and executed copy of IRS Form W-8ECI;

(iv)                              if such Lender or Participant is entitled to claim that interest paid under this Agreement is exempt from United States withholding tax because such Lender or Participant serves as an intermediary, a properly completed and executed copy of IRS Form W-8IMY (with proper attachments); or

(v)                                 a properly completed and executed copy of any other form or forms, including IRS Form W-9, as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding or backup withholding tax.

(b)                                 Each Lender or Participant shall provide new forms (or successor forms) upon the expiration, invalidity or obsolescence of any previously delivered forms and shall promptly notify Administrative Borrower and Agent (or, in the case of a Participant, the Lender granting the participation only) in writing of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(c)                                  If a Lender or Participant claims an exemption from, or reduction of, withholding or backup withholding tax in a jurisdiction other than the United States, such Lender or such Participant agrees with and in favor of Agent and the Administrative Borrower to deliver to Administrative Borrower and Agent in writing (or, in the case of a Participant, to the Lender granting the participation only), before receiving its first payment under the Loan Documents (and/or thereafter from time to time if reasonably requested by the Agent or Administrative Borrower), any such form or other information as may be required under the laws of such jurisdiction (including any administrative policy or practice of such jurisdiction) as a condition to exemption from, or reduction of, withholding or backup withholding tax, but only if such Lender or such Participant is legally able to deliver such forms and if in such Lender’s or Participant’s judgment the completion, execution or submission of such forms would not subject such Lender or Participant to any material unreimbursed cost or expense and would not materially prejudice the legal or commercial position of such Lender.  Each Lender and each Participant shall provide new forms (or successor forms) or information upon the expiration, invalidity or obsolescence of any previously delivered forms or information and promptly notify Administrative Borrower and Agent (or, in the case of a Participant, the Lender granting the participation only) in writing of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(d)                                 If a Lender or Participant claims exemption from, or reduction of, withholding tax and such Lender or Participant sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrowers, such Lender or Participant agrees to notify Administrative Borrower and Agent (or, in the case of a sale of a participation interest, the Lender granting the participation only) of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrowers.  To the extent of such percentage amount, Agent will treat such Lender’s or such Participant’s documentation or information provided pursuant to Section 16.2(a), 16.2(b) or 16.2(c) as no longer valid.  With respect to such percentage amount, such Participant or Assignee shall provide new documentation or information, pursuant to Section 16.2(a), 16.2(b) or 16.2(c), if applicable.  Each Loan Party agrees that each Participant shall be entitled to the benefits of this Section 16 (subject to the limitations set forth in Section 13.1(e) and Section 14.2 as if the Participant were a Lender) with respect to its participation in any portion of the Obligations so long as such Participant complies with the obligations set forth in this Section 16 with respect thereto.

16.3                        Reductions.

(a)                                 If a Lender or a Participant is entitled to a reduction in the applicable withholding tax, Agent (or, in the case of a Participant, the Lender granting the participation) may deduct or withhold from any interest payment to such Lender or such Participant an amount equivalent to the applicable withholding tax after taking into account such reduction.  If the forms or other documentation or information required by Section 16.2(a), 16.2(b) or 16.2(c) are not delivered by a Lender or Participant to the applicable Loan Party or Agent (or, in the case of a Participant, to the Lender granting the participation), then the applicable Loan Party or Agent (or, in the case of a Participant, the Lender granting the participation), as applicable, shall deduct or withhold amounts required to be withheld by applicable laws from any payment to such Lender or such Participant not providing such forms or other documentation or information at the applicable statutory rate.

(b)                                 If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Agent (or, in the case of a Participant, the Lender granting the participation) did not properly deduct or withhold tax from amounts paid to or for the account of any Lender or any Participant due to a failure on the part of the Lender or any Participant (because the appropriate form or information was not delivered, was not properly executed, or because such Lender failed to notify Agent (or such Participant failed to notify the Lender granting the participation) of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify and hold Agent harmless (or, in the case of a Participant, such Participant shall indemnify and hold the Lender granting the participation harmless) for all amounts paid, directly or indirectly, by Agent (or, in the case of a Participant, the Lender granting the participation), as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent (or, in the case of a Participant, to the Lender granting the participation only) under this Section 16, together with all costs and expenses (including attorneys fees and expenses).  The obligation of the Lenders and the Participants under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent.

16.4                        Refunds.  If Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified by Borrowers or with respect to which Borrowers have paid additional amounts pursuant to this Section 16, so long as no Default or Event of Default has occurred and is continuing, it shall pay over such refund to Borrowers (but only to the extent of payments made, or additional amounts paid, by Borrowers under this Section 16 with respect to Taxes giving rise to such a refund), net of all out-of-pocket expenses of Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such a refund); provided, that Borrowers, upon the request of Agent or such Lender, agree to repay the amount paid over to Borrowers (plus any penalties, interest or other charges, imposed by the relevant Governmental Authority, other than such penalties, interest or other charges imposed as a result of the bad faith, willful misconduct or gross negligence of Agent or such Lender hereunder) to Agent or such Lender in the event Agent or such Lender is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this Section 16.4, in no event will an Agent or Lender, as the case may be, be required to pay any amount to Borrowers pursuant to this Section 16.4 the payment of which would place Agent or Lender in a less favorable net after-tax position than the Agent or Lender would have been in if the tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such tax had never been paid.  Notwithstanding anything in this Agreement to the contrary, this Section 16.4 shall not be construed to require Agent or any Lender to make available its tax returns (or any other confidential information which it in good faith deems confidential) to any Borrower or any other Person.

17.                               GENERAL PROVISIONS.

17.1                        Effectiveness.  This Agreement shall be binding and deemed effective when executed by each Loan Party, Agent, and each Lender whose signature is provided for on the signature pages hereof upon satisfaction of all the conditions precedent pursuant to Section 3.1.

17.2                        Section Headings.  Headings and numbers have been set forth herein for convenience only.  Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

17.3                        Interpretation.  Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against the Lender Group or any Loan Party, whether under any rule of construction or otherwise.  On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

17.4                        Severability of Provisions.  Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

17.5                        [Reserved.].

17.6                        Debtor-Creditor Relationship.  The relationship between the Lenders and Agent, on the one hand, and the Loan Parties, on the other hand, is solely that of creditor and debtor.  No member of the Lender Group has (or shall be deemed to have) any fiduciary relationship or duty to any Loan Party arising out of or in connection with the Loan Documents or the transactions contemplated thereby, and there is no agency or joint venture relationship between the members of the Lender Group, on the one hand, and the Loan Parties, on the other hand, by virtue of any Loan Document or any transaction contemplated therein.

17.7                        Counterparts; Electronic Execution.  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.  Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement.  Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.  The foregoing shall apply to each other Loan Document mutatis mutandis.

17.8                        [Reserved.].

17.9                        Confidentiality.

(a)                                 Agent and Lenders each individually (and not jointly or jointly and severally) agree that non-public information regarding Parent and its Subsidiaries, their operations, assets, and existing and contemplated business plans (“Confidential Information”) shall be treated by Agent and the Lenders in a confidential manner, and shall not be disclosed by Agent and the Lenders to Persons who are not parties to this Agreement, except:  (i) to attorneys for and other advisors, accountants, auditors, and consultants to any member of the Lender Group and to employees, directors and officers of any member of the Lender Group (the Persons in this clause (i), “Lender Group Representatives”) on a “need to know” basis in connection with this Agreement and the transactions contemplated hereby and on a confidential basis, (ii) to Subsidiaries and Affiliates of any member of the Lender Group; provided that any such Subsidiary or Affiliate shall have agreed to receive such information hereunder subject to the terms of this Section 17.9, (iii) as may be required by regulatory authorities so long as such authorities are informed of the confidential nature of such information, (iv) as may be required by statute, decision, or judicial or administrative order, rule, or regulation; provided that (x) prior to any disclosure under clause (iii) or (iv), the disclosing party agrees to provide Administrative Borrower with prior notice thereof, to the extent that it is practicable to do so and to the extent that the disclosing party is permitted to provide such prior notice to Borrowers pursuant to the terms of the applicable statute, decision, or judicial or administrative order, rule, or regulation and (y) any disclosure under clause (iii) or (iv) shall be limited to the portion of the Confidential Information as may be required by such regulatory authority, statute, decision, or judicial or administrative order, rule, or regulation, (v) as may be agreed to in advance in writing by Borrowers, (vi) as requested or required by any Governmental Authority pursuant to any subpoena or other legal process; provided, that, (x) prior to any disclosure under this clause (vi) the disclosing party agrees to provide Borrowers with prior written notice thereof, to the extent that it is practicable to do so and to the extent that the disclosing party is permitted to provide such prior written notice to Borrowers pursuant to the terms of the subpoena or other legal process and (y) any disclosure under this clause (vi) shall be limited to the portion of the Confidential Information as may be required by such Governmental Authority pursuant to such subpoena or other legal process, (vii) as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by Agent or the Lenders or the Lender Group Representatives), (viii) in connection with any assignment, participation or pledge of any Lender’s interest under this Agreement; provided that prior to receipt of Confidential Information any such assignee, participant, or pledgee shall have agreed in writing to receive such Confidential Information hereunder subject to the terms of this Section, (ix) in connection with any litigation or other adversary proceeding involving parties hereto which such litigation or adversary proceeding involves claims related to the rights or duties of such parties under this Agreement or the other Loan Documents; provided, that, prior to any disclosure to any Person (other than any Loan Party, Agent, any Lender, any of their respective Affiliates, or their respective counsel) under this clause (ix) with respect to litigation involving any Person (other than any Borrower, Agent, any Lender, any of their respective Affiliates, or their respective counsel), the disclosing party agrees to provide Borrowers with prior written notice thereof, and (x) in connection with, and to the extent reasonably necessary for, the exercise of any secured creditor remedy under this Agreement or under any other Loan Document.

(b)                                 Anything in this Agreement to the contrary notwithstanding, Agent (upon the direction of the Required Lenders) may disclose information concerning the terms and conditions of this Agreement and the other Loan Documents to loan syndication and pricing reporting services or for its marketing materials, with such information to consist of deal terms and other information customarily found in such publications or marketing materials and may otherwise use the name, logos, and other insignia of Borrowers and Loan Parties in any “tombstone” or other advertisements, on its website or in other marketing materials of the Agent.

17.10                 Lender Group Expenses.  Borrowers agree to pay any and all Lender Group Expenses promptly upon demand therefor by Agent.  Borrowers agree that their respective obligations contained in this Section 17.10 shall survive payment or satisfaction in full of all other Obligations and the termination of this Agreement.

17.11                 Survival.  All representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that Agent or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any loan or any fee or any other amount payable under this Agreement is outstanding.

17.12                 Patriot Act.  Each Lender that is subject to the requirements of the Patriot Act hereby notifies Borrowers that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of each Borrower and other information that will allow such Lender to identify each Borrower in accordance with the Patriot Act.  In addition, if Agent is required by law or regulation or internal policies to do so, it shall have the right to periodically conduct (a) Patriot Act searches, OFAC/PEP searches, and customary individual background checks for the Loan Parties and (b) OFAC/PEP searches and customary individual background checks for the Loan Parties’ senior management and key principals, and each Borrower agrees to cooperate in respect of the conduct of such searches and further agrees that the reasonable costs and charges for such searches shall constitute Lender Group Expenses hereunder and be for the account of such Borrower.

17.13                 Integration.  This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

17.14                 Administrative Borrower as Agent for Borrowers.  Each Borrower hereby irrevocably appoints and constitutes Parent (“Administrative Borrower”) as its agent and attorney-in-fact to request and receive Loans pursuant to this Agreement and the other Loan Documents from Agent or any Lender in the name or on behalf of such Borrower.  Agent and Lenders may disburse the Loans to such bank account of Administrative Borrower or a Borrower or otherwise make such Loans to a Borrower as Administrative Borrower may designate or direct, without notice to any other Borrower or Guarantor.  Notwithstanding anything to the contrary contained herein, Agent may at any time and from time to time require that Loans to or for the account of any Borrower be disbursed directly to an operating account of such Borrower.

(a)                                 Administrative Borrower hereby accepts the appointment by Borrowers to act as the agent and attorney-in-fact of Borrowers pursuant to this Section 17.14.  Administrative Borrower shall ensure that the disbursement of any Loans to each Borrower requested by or paid to or for the account of Parent shall be paid to or for the account of such Borrower.

(b)                                 Each Borrower and Guarantor hereby irrevocably appoints and constitutes Administrative Borrower as its agent to receive statements on account and all other notices from Agent, and Lenders with respect to the Obligations or otherwise under or in connection with this Agreement and the other Loan Documents.

(c)                                  Any notice, election, representation, warranty, agreement or undertaking by or on behalf of any other Borrower or any Guarantor by Administrative Borrower shall be deemed for all purposes to have been made by such Borrower or Guarantor, as the case may be, and shall be binding upon and enforceable against such Borrower or Guarantor to the same extent as if made directly by such Borrower or Guarantor.

(d)                                 No resignation or termination of the appointment of Administrative Borrower as agent as aforesaid shall be effective, except after ten (10) Business Days’ prior written notice to Agent. If the Administrative Borrower resigns under this Agreement, Borrowers shall be entitled to appoint a successor Administrative Borrower (which shall be a Borrower).  Upon the acceptance of its appointment as successor Administrative Borrower hereunder, such successor Administrative Borrower shall succeed to all the rights, powers and duties of the retiring Administrative Borrower and the term “Administrative Borrower” shall mean such successor Administrative Borrower and the retiring or terminated Administrative Borrower’s appointment, powers and duties as Administrative Borrower shall be terminated.

17.15                 Currency Indemnity.  If, for the purposes of obtaining judgment in any court in any jurisdiction with respect to this Agreement or any of the other Loan Documents, it becomes necessary to convert into the currency of such jurisdiction (the “Judgment Currency”) any amount due under this Agreement or under any of the other Loan Documents in any currency other than the Judgment Currency (the “Currency Due”), then conversion shall be made at the exchange rate at which Agent is able, on the relevant date, to purchase the Currency Due with the Judgment Currency prevailing on the Business Day before the day on which judgment is given.  In the event that there is a change in the rate of exchange rate prevailing between the Business Day before the day on which the judgment is given and the date of receipt by Agent of the amount due, Borrowers will, on the date of receipt by Agent, pay such additional amounts, if any, as may be necessary to ensure that the amount received by Agent on such date is the amount in the Judgment Currency which when converted at the rate of exchange prevailing on the date of receipt by Agent is the amount then due under this Agreement or such other of the Loan Documents in the Currency Due.  If the amount of the Currency Due which Agent is able to purchase is less than the amount of the Currency Due originally due to it, Borrowers and Guarantors shall indemnify and save Agent harmless from and against loss or damage arising as a result of such deficiency.  If the amount of the Judgment Currency which Agent is able to purchase is greater than the amount of the Judgment Currency original due it, Agent agrees, so long as no Event of Default has occurred and is continuing, to return the amount of any excess to Borrowers (or to any other Person who may be entitled thereto under applicable law).  The indemnity contained herein shall constitute an obligation separate and independent from the other obligations contained in this Agreement and the other Loan Documents, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Agent from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due under this Agreement or any of the other Loan Documents or under any judgment or order.

17.16                 Anti-Money Laundering Legislation.

(a)                                 Each Loan Party acknowledges that, pursuant to the Proceeds of Crime Money Laundering) and Terrorist Financing Act (Canada) and other applicable anti-money laundering, anti-terrorist financing, government sanction and “know your client” laws, under the laws of Canada (collectively, including any guidelines or orders thereunder, “AML Legislation”), Agent and Lenders may be required to obtain, verify and record information regarding each Loan Party, its respective directors, authorized signing officers, direct or indirect shareholders or other Persons in control of such Loan Party, and the transactions contemplated hereby.  Administrative Borrower shall promptly provide all such information, including supporting documentation and other evidence, as may be reasonably requested by any Lender or Agent, or any prospective assign or participant of a Lender or Agent, necessary in order to comply with any applicable AML Legislation, whether now or hereafter in existence.

(b)                                 If Agent has ascertained the identity of any Loan Party or any authorized signatories of any Loan Party for the purposes of applicable AML Legislation, then the Agent:

(i)                                     shall be deemed to have done so as an agent for each Lender, and this Agreement shall constitute a “written agreement” in such regard between each Lender and the Agent within the meaning of applicable AML Legislation; and

(ii)                                  shall provide to each Lender copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness.

(c)                                  Notwithstanding the provisions of this Section and except as may otherwise be agreed in writing, each Lender agrees that Agent has no obligation to ascertain the identity of the Loan Parties or any authorized signatories of the Loan Parties on behalf of any Lender, or to confirm the completeness or accuracy of any information it obtains from the Loan Parties or any such authorized signatory in doing so.

17.17                 Quebec Interpretation.  For all purposes pursuant to which the interpretation or construction of this Agreement may be subject to the laws of the Province of Quebec or a court or tribunal exercising jurisdiction in the Province of Quebec, (a) “personal property” shall include “movable property”, (b) “real property” shall include “immovable property”, (c) “tangible property” shall include “corporeal property”, (d) “intangible property” shall include “incorporeal property”, (e) “security interest”, “mortgage” and “lien” shall include a “hypothec”, “prior claim” and a “resolutory clause”, (f) all references to filing, registering or recording under the Code or PPSA shall include publication under the Civil Code of Quebec, (g) all references to “perfection” of or “perfected” liens or security interest shall include a reference to an “opposable” or “set up” lien or security interest as against third parties, (h) any “right of offset”, “right of setoff” or similar expression shall include a “right of compensation”, (i) “goods” shall include corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (j) an “agent” shall include a “mandatary”, (k) “construction liens” shall include “legal hypothecs”, (l) “joint and several” shall include solidary, (m) “gross negligence or willful misconduct” shall be deemed to be “intentional or gross fault”, (n) “beneficial ownership” shall include “ownership on behalf of another as mandatary”, (o) “easement” shall include “servitude”, (p) “priority” shall include “prior claim”, (q) “survey” shall include “certificate of location and plan”, and (r) “fee simple title” shall include “absolute ownership”.

17.18                 Amendment and Restatement.  Upon the execution and delivery of this Agreement, the “Obligations” (including, without limitation, interest and fees accrued to the date hereof) as defined in and governed by the Initial DIP Senior Loan Agreement (collectively, the “Original Obligations”) shall continue to be in full force and effect, but shall be governed by the terms and conditions set forth in this Agreement.  The Original Obligations, together with any and all additional Obligations incurred by the Loan Parties hereunder or under any of the other Loan Documents, shall continue to be secured by all of the pledges and grants of security interests provided in connection with the Initial DIP Senior Loan Agreement (and, from and after the date hereof, shall be secured by all of the pledges and grants of security interests provided in connection with this Agreement), all as more specifically set forth in the Security Documents and the Orders.  The Loan Parties hereby reaffirm their respective obligations under each Loan Document to which it is party, as amended, restated, amended and restated, supplemented or otherwise modified by this Agreement and by the other Loan Documents.  The Loan Parties further agree that each Loan Document shall remain in full force and effect following the execution and delivery of this Agreement (except to the extent modified or replaced by any Loan Document delivered in connection herewith) and that all references to the “Agreement” or “Credit Agreement” in such Loan Documents shall be deemed to refer to this Agreement.  The execution and delivery of this Agreement shall constitute an amendment and restatement, but not a novation or repayment, of the Original Obligations.

[Signature pages to follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

COLT DEFENSE LLC

By:	/s/ Dennis Veilleux
Name: Dennis Veilleux
Title: President and
Chief Executive Officer

CDH II HOLDCO INC.

By:	/s/ Dennis Veilleux
Name: Dennis Veilleux
Title: President and
Chief Executive Officer

COLT FINANCE CORP.

By:	/s/ Dennis Veilleux
Name: Dennis Veilleux
Title: President and
Chief Executive Officer

NEW COLT HOLDING CORP.

By:	/s/ Dennis Veilleux
Name: Dennis Veilleux
Title: President and
Chief Executive Officer

COLT’S MANUFACTURING COMPANY LLC

By:	/s/ Dennis Veilleux
Name: Dennis Veilleux
Title: President and
Chief Executive Officer

COLT DEFENSE TECHNICAL SERVICES LLC

By:	/s/ Dennis Veilleux
Name: Dennis Veilleux
Title: President and
Chief Executive Officer

COLT CANADA CORPORATION

By:	/s/ Dennis Veilleux
Name: Dennis Veilleux
Title: President and
Chief Executive Officer

COLT INTERNATIONAL COÖPERATIEF U.A.

By:	/s/ Dennis Veilleux
Name: Dennis Veilleux
Title: President and
Chief Executive Officer

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CORTLAND CAPITAL MARKET SERVICES LLC, as Agent

By:	/s/ Emily Ergang Pappas
	Name:	Emily Ergang Pappas
	Title:	Associate Counsel

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Schedule 1.1

As used in the Agreement, the following terms shall have the following definitions:

“ABL Priority Collateral” shall have the meaning set forth in the DIP Intercreditor Agreement.

“Account” means an account (as that term is defined in the Code).

“Account Debtor” means any Person who is obligated on an Account, chattel paper, or a general intangible.

“Acquisition” means (a) the purchase or other acquisition by a Person or its Subsidiaries of all or substantially all of the assets of (or any division or business line of) any other Person, or (b) the purchase or other acquisition (whether by means of a merger, consolidation, amalgamation or otherwise) by a Person or its Subsidiaries of at least a majority of the Equity Interests of any other Person having ordinary voting power for the election of directors or other members of the governing body of such other Person.

“Adequate Protection Provisions” means the provisions in the First Interim DIP Order, Second Interim DIP Order or the Final DIP Order, as applicable, providing for adequate protection to the Prepetition Senior Loan Debt and Prepetition Term Loan Debt.

“Additional Documents” has the meaning specified therefor in Section 5.12 of the Agreement.

“Administrative Borrower” has the meaning specified therefor in Section 17.14 of the Agreement.

“Affiliate” means, as applied to any Person, any other Person who controls, is controlled by, or is under common control with, such Person.  For purposes of this definition, “control” means the possession, directly or indirectly through one or more intermediaries, of the power to direct the management and policies of a Person, whether through the ownership of Equity Interests of such Person, by contract, or otherwise; provided, however, that, for purposes of Section 6.12 of the Agreement: (a) any Person which owns directly or indirectly 10% or more of the Equity Interests of such Person having ordinary voting power for the election of directors or other members of the governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed an Affiliate of such Person, (b) each current and former (within the five-year period prior to the Prepetition Term Loan Closing Date) officer and/or director (or comparable manager) of a Loan Party or Sponsor shall be deemed to be an Affiliate of such a Loan Party, (c) each partnership in which a Person is a general partner shall be deemed an Affiliate of such Person and (d) any Person that is a current or former (within the five-year period prior to the Prepetition Term Loan Closing Date) partner, member or principal (or any employee acting in any such capacity) of any Loan Party or a consultant (other than any consultants, financial advisors and/or other third party service providers of nationally recognized standing) of Sponsor shall be deemed to be an Affiliate of a Loan Party.

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“Agent” has the meaning specified therefor in the preamble to the Agreement.

“Agent Fee Letter” means the fee letter, dated as of June 16, 2015, among Borrowers and Agent, in form and substance reasonably satisfactory to Agent.

“Agent-Related Persons” means Agent, together with its Affiliates, officers, directors, employees, attorneys, and agents.

“Agent’s Account” means the Deposit Account of Agent designated in writing by Agent from time to time.

“Agent’s Liens” means the Liens granted by Parent or its Subsidiaries to Agent under the Loan Documents.

“Agreement” means the Amended and Restated Senior Secured Super-Priority Debtor-in-Possession Credit Agreement to which this Schedule 1.1 is attached, as may be amended, restated, supplemented or otherwise modified from time to time.

“AML Legislation” has the meaning specified in Section 17.16 of the Agreement.

“Application Event” means the occurrence of (a) a failure by Borrowers to repay all of the Obligations in full on the Maturity Date, or (b) an Event of Default and the election by the Required Lenders to require that payments and proceeds of Collateral be applied pursuant to Section 2.4(b)(ii) of the Agreement.

“Approved Budget” means the Initial Budget, as updated pursuant to Section 5.1(c) during the continuance of the Chapter 11 Cases and CCAA Recognition Proceedings to the extent such update is in form and substance satisfactory to the Required Lenders, and (ii) a monthly budget for the four months following the Petition Date, provided, however, that neither the Agent nor the Required Lenders may require the removal of line items contained in a prior Approved Budget.

“Assignee” has the meaning specified therefor in Section 13.1(a) of the Agreement.

“Assignment and Acceptance” means an Assignment and Acceptance Agreement substantially in the form of Exhibit A-1.

“Authorized Person” means any one of the individuals identified on Schedule A-2, as such schedule is updated from time to time by written notice from Administrative Borrower to Agent.

“Bankruptcy Code” means title 11 of the United States Code, as in effect from time to time.

“Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware, or any other court having jurisdiction over the Chapter 11 Cases.

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“Bargaining Unit Defined Benefit Plan Calculation Error” has the meaning specified therefor in Schedule 4.11 to the Agreement.

“Bargaining Unit Defined Benefit Plan Calculation Error Event” means any event or series of events related to or arising from the Bargaining Unit Defined Benefit Plan Calculation Error which individually or in the aggregate for all such events results or may reasonably be expected to result in liabilities of any Pension Plan or of Parent, its Subsidiaries or ERISA Affiliates of more than $5,000,000 as determined prior to taking into account any assets or other liabilities of such Pension Plan.

“BIA” means the Bankruptcy and Insolvency Act (Canada), R.S.C. 1985, c. B-3, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all official rules, regulations and interpretations thereunder or related thereto.

“Board of Directors” means, as to any Person, the board of directors (or comparable managers) of such Person or any committee thereof duly authorized to act on behalf of the board of directors (or comparable managers).

“Borrowers” means, collectively, US Borrowers and Canadian Borrowers.

“Borrowing” means a borrowing consisting of Loans made on the same day by the Lenders (or Agent on behalf thereof).

“Business Day” means any day that is not a Saturday, Sunday, or other day on which banks are authorized or required to close in the state of New York, or the Province of Ontario.

“Canadian Borrowers” means (a) Colt Canada Corporation, a Nova Scotia unlimited company and (b) any other person that after the Closing Date becomes a Canadian borrower under the Agreement, and “Canadian Borrower” means any one of them.

“Canadian Collateral” means Collateral consisting of assets or interests in assets of Canadian Loan Parties, and the proceeds thereof.

“Canadian Court” means the Ontario Superior Court of Justice (Commercial List).

“Canadian Insolvency Law” shall mean any of the BIA, the CCAA, and the WURA, each as now and hereafter in effect, and any successors to such statutes and any proceeding under applicable federal or provincial corporate law seeking an arrangement or compromise of some or all of the debts of a Person or a stay of proceedings to enforce some or all claims of creditors against a Person.

“Canadian Loan Parties” means, individually and collectively, Colt Canada and any other Loan Party organized under the laws of Canada or any province or territory thereof.

“Canadian Mortgage” means any Mortgage taken in respect of real property located in Canada.

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“Canadian Orders” means, collectively, the Initial Recognition Order, the Interim DIP Recognition Order and, the Final DIP Recognition Order, and separately, the Initial Recognition Order, the Interim DIP Recognition Order or, the Final DIP Recognition Order, as the context requires.

“Canadian Pension Plan” means any plan, program or arrangement that is a pension plan for the purposes of any applicable pension benefits legislation or any tax laws of Canada or a Province thereof, whether or not registered under any such laws, which is maintained or contributed to by, or to which there is or may be an obligation to contribute by, any Borrower or any Guarantor in respect of any Person’s employment in Canada with such Borrower or such Guarantor.

“Canadian Security Agreement” means the security agreement, dated as of the date hereof, in form and substance reasonably satisfactory to Required Lenders, executed and delivered by Canadian Loan Parties to Agent.

“Canadian Security Documents” means the Canadian Security Agreement, the Canadian Guarantee, each Canadian Mortgage and any other Loan Document that grants, or purports to grant, a Lien on any Canadian Collateral.

“Capital Expenditures” means, with respect to any Person for any period, the aggregate of all expenditures by such Person and its Subsidiaries during such period that are capital expenditures as determined in accordance with GAAP, whether such expenditures are paid in cash or financed.

“Capitalized Lease Obligation” means that portion of the obligations under a Capital Lease that is required to be capitalized in accordance with GAAP.

“Capital Lease” means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

“Carve-Out” has the meaning set forth in the First Interim DIP Order and the Second Interim DIP Order (with respect to the period prior to the entry of the Final DIP Order) or the Final DIP Order (from and after the date the Final DIP Order is entered).

“Cash Equivalents” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued or fully guaranteed by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s Rating Group (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”), (c) commercial paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s, (d) certificates of deposit, time deposits, overnight bank deposits or bankers’ acceptances maturing within 1 year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof or the District of Columbia or any United States branch of a foreign bank having at the

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date of acquisition thereof combined capital and surplus of not less than $250,000,000, (e) Deposit Accounts maintained with (i) any bank that satisfies the criteria described in clause (d) above, or (ii) any other bank organized under the laws of the United States or any state thereof so long as the full amount maintained with any such other bank is insured by the Federal Deposit Insurance Corporation, (f) repurchase obligations of any commercial bank satisfying the requirements of clause (d) of this definition or recognized securities dealer having combined capital and surplus of not less than $250,000,000, having a term of not more than seven days, with respect to securities satisfying the criteria in clauses (a) or (d) above, (g) debt securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the criteria described in clause (d) above, and (h) Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (g) above; provided, that, in the case of any Foreign Subsidiary, “Cash Equivalents” of such Foreign Subsidiary shall also include direct obligations of the sovereign country (or any agency thereof which is backed by the full faith and credit of such sovereign country) in which such Foreign Subsidiary is organized and is conducting business or in obligations fully and unconditionally guaranteed by such foreign country (or any agency thereof); provided, further, in the case of any Foreign Subsidiary that is not a Loan Party, “Cash Equivalents” of such Foreign Subsidiary shall also include securities and other investments held by such Foreign Subsidiary in the ordinary course of business which are substantially similar to the assets described in clauses (a) through (g) above.

“Cash Management Order” means, as the context requires, that certain (i) Interim Order (I) Authorizing Continued Use of Existing Cash Management System and Bank Accounts; (II) Waiving Certain United States Trustee Requirements; (III) Authorizing Continued Performance of Intercompany Transactions; and (IV) Granting Related Relief or (ii) Final Order (I) Authorizing Continued Use of Existing Cash Management System and Bank Accounts; (II) Waiving Certain United States Trustee Requirements; (III) Authorizing Continued Performance of Intercompany Transactions; and (IV) Granting Related Relief order, in each case, entered by the Bankruptcy Court, which shall be in form and substance reasonably satisfactory to the Lenders.

“Cash Management Services” means any cash management or related services including treasury, depository, return items, overdraft, controlled disbursement,  merchant store value cards, e-payables services, electronic funds transfer, interstate depository network, automatic clearing house transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) and other cash management arrangements.

“CCAA” means the Companies’ Creditors Arrangement Act, R.S.C. 1985, c.C-36, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all official rules, regulations and interpretations thereunder or related thereto.

“CCAA Recognition Proceedings” has the meaning specified therefor in the recitals of this Agreement.

“CDH II” has the meaning specified therefor in the preamble to the Agreement.

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“CDTS” has the meaning specified therefor in the preamble to the Agreement.

“CFC” means a controlled foreign corporation within the meaning of Section 956 of the IRC; provided, that, for the avoidance of doubt neither Dutch Holdings nor Colt Canada is a CFC.

“Chapter 11 Cases” means the voluntary cases under chapter 11 of the Bankruptcy Code of the Loan Parties and their affiliated debtors and debtors-in-possession in the Bankruptcy Court.

“Closing Date” means the date of the making of the Initial Tranche A Loans under the Agreement which occurred on June 16, 2015.

“Closing Date LCs” has the meaning specified in clause (d) of the definition of Permitted Liens.

“Closing Date Transactions” shall mean, collectively, the transactions contemplated by the Loan Documents to be consummated on the Closing Date, as amended, in connection with each of the foregoing.

“CMC” shall have the meaning specified therefor in the preamble to the Agreement.

“Code” means the New York Uniform Commercial Code, as in effect from time to time.

“Collateral” means all assets and interests in assets and proceeds thereof now owned or hereafter acquired by Parent or its Subsidiaries and all assets upon which a Lien is granted or purported to be granted by a Loan Party in favor of Agent or the Lenders under any of the Loan Documents.

“Collateral Access Agreement” means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, freight forwarder, or other Person in possession of, having a Lien upon, or having rights or interests in Parent’s or its Subsidiaries’ books and records, Equipment, or Inventory, in each case, in form and substance satisfactory to the Required Lenders.

“Collections” means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, cash proceeds of asset sales, rental proceeds, and tax refunds).

“Colt Canada” shall have the meaning specified therefor in the preamble to the Agreement.

“Colt Defense” shall have the meaning specified therefor in the preamble to the Agreement.

“Colt Finance” shall have the meaning specified therefor in the preamble to the Agreement.

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“Committed Loan Notice” means an irrevocable written notice of a Tranche A Loan, substantially in the form of Exhibit N, appropriately completed and signed by a Responsible Officer of the Borrowers.

“Committee” means the official committee of unsecured creditors appointed in the Chapter 11 Cases, pursuant to Section 1102 of the Bankruptcy Code.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C-1 delivered by the chief financial officer of Administrative Borrower to Agent.

“Confidential Information” has the meaning specified therefor in Section 17.9(a) of the Agreement.

“Consulting Agreement” means the Consulting Services Agreement, dated as of July 12, 2013, by and between Parent and Sciens Institutional Services LLC, as amended, restated, modified or supplemented from time to time in accordance with the terms hereof, pursuant to which Parent engaged Sciens Institutional Services LLC to provide certain consulting services.

“Control Agreement” means a control agreement, in form and substance reasonably satisfactory to Agent, executed and delivered by Parent or one of its Subsidiaries, Agent, and the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account).

“Controlled Account Agreement” has the meaning specified therefor in the Security Agreement or the Canadian Security Agreement, as the case may be.

“Copyright Security Agreement” has the meaning specified therefor in the Security Agreement or the Canadian Security Agreement, as the case may be.

“Cortland” shall mean Cortland Capital Market Services LLC.

“Covered Claims” shall have the meaning given to such term in the Litigation Management Agreement, dated as of July 12, 2013, by and among, Parent, New Colt, CMC, and each of the Stockholder Representatives (as defined therein) signatory thereto, as in effect on the Closing Date.

“Currency Due” has the meaning specified in Section 17.15 of this Agreement.

“Daily Balance” means, as of any date of determination and with respect to any Obligation, the amount of such Obligation owed at the end of such day.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, Canadian Insolvency Laws, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States, Canada or other applicable jurisdictions from time to time in effect.

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“Default” means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed to fund any amounts required to be funded by it under the Agreement on the date that it is required to do so under the Agreement, (b) notified Administrative Borrower, Agent, or any Lender in writing that it does not intend to comply with all or any portion of its funding obligations under the Agreement, (c) has made a public statement to the effect that it does not intend to comply with its funding obligations under the Agreement or under other agreements generally (as reasonably determined by Agent) under which it has committed to extend credit, (d) failed, within 1 Business Day after written request by Agent, to confirm that it will comply with the terms of the Agreement relating to its obligations to fund any amounts required to be funded by it under the Agreement, (e) otherwise failed to pay over to Agent or any other Lender any other amount required to be paid by it under the Agreement on the date that it is required to do so under the Agreement, or (f) (i) becomes or is insolvent or has a parent company that has become or is insolvent or (ii) becomes the subject of a bankruptcy or Insolvency Proceeding, or has had a Receiver, conservator, trustee, or custodian or appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or Insolvency Proceeding, or has had a Receiver, conservator, trustee, or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.  If at any time there is only one Lender, then no Lender shall be deemed a “Defaulting Lender” (irrespective of otherwise qualifying as a “Defaulting Lender” pursuant to the immediately preceding sentence).

“Deposit Account” means any deposit account (as that term is defined in the Code).

“Designated Account” means the Deposit Account of Administrative Borrower identified on Schedule D-1.

“Designated Account Bank” means the bank specified in Schedule D-1.

“DIP Intercreditor Agreement” means the Amended and Restated DIP Intercreditor Agreement, dated as of the Closing Date, by and between Agent and DIP Term Loan Agent, Prepetition Term Loan Agent and Prepetition Senior Loan Agent, as acknowledged and agreed to by the Borrowers and Guarantors and the other respective borrowers and guarantors, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

“DIP Liens” means the Liens and security interests granted to Agent, for the benefit of the Secured Parties, pursuant to the Security Documents and the Orders, which such Liens and security interests shall have the priorities set forth in the Orders.

“DIP Term Loan Agent” shall mean Wilmington Savings Fund Society, FSB and its successors and assigns, including any successor or replacement agent under the DIP Term Loan Agreement.

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“DIP Term Loan Agreement” shall mean the DIP Term Loan Agreement, dated as of June 16, 2015, by and among DIP Term Loan Agent, DIP Term Loan Lenders, Parent and certain of its affiliates, as amended pursuant to that certain Amendment No. 1 on June 24, 2015, as the same now exists or may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced in accordance with the terms of the DIP Intercreditor Agreement.

“DIP Term Loan Debt” shall mean all obligations, liabilities and indebtedness of every kind, nature and description owing by Borrowers and Guarantors to DIP Term Loan Agent and DIP Term Loan Lenders, including principal, interest, charges, fees, premiums, indemnities, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under the DIP Term Loan Documents.

“DIP Term Loan Debt Amount” shall mean $33,333,333.

“DIP Term Loan Documents” shall mean, collectively, the following (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, in each case in accordance with the terms of the DIP Intercreditor Agreement): (a) the DIP Term Loan Agreement; and (b) all other agreements, documents and instruments at any time executed and/or delivered by any Borrower or Guarantor with, to or in favor of DIP Term Loan Agent or any DIP Term Loan Lender in connection therewith or related thereto; sometimes being referred to herein individually as a “DIP Term Loan Document”.

“DIP Term Loan Lenders” shall mean the lenders under the DIP Term Loan Agreement and their respective successors and assigns.

“Disclosure Statement” has the meaning specified on Schedule 5.23 attached to the Agreement.

“Disqualified Equity Interest” means, with respect to any Person, any Equity Interest in such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof) or upon the happening of any event or condition:

(a)                                 matures or is mandatorily redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), whether pursuant to a sinking fund obligation or otherwise;

(b)                                 is convertible or exchangeable at the option of the holder thereof for Indebtedness or Equity Interests (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interest and cash in lieu of fractional shares of such Equity Interests); or

(c)                                  is redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interest and cash in lieu of fractional shares of such Equity Interests) or is required to be repurchased by such Person or any of its Affiliates, in whole or in part, at the option of the holder thereof;

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in each case, on or prior to the date that is 91 days after the Maturity Date; provided, that, an Equity Interest that would not constitute a Disqualified Equity Interest but for terms thereof giving holders thereof the right to require such Person to redeem or purchase such Equity Interest upon the occurrence of an “asset sale” or a “change of control” shall not constitute a Disqualified Equity Interest if any such requirement becomes operative only after repayment in full in cash of all of the Obligations.

“Dollars” or “$” means lawful currency of United States of America.

“Dutch Collateral” means Collateral consisting of assets or interests in assets of Dutch Holdings, and the proceeds thereof.

“Dutch Holdings” means Colt International Coöperatief U.A., a cooperative (coöperatie) incorporated under Dutch law, registered with the trade register of the Chambers of Commerce in the Netherlands under number 56651317.

“Dutch Loan Party” and “Dutch Loan Parties” means, individually and collectively, Dutch Holdings and any other Loan Party organized under the laws of the Netherlands.

“Dutch Pledge of Bank Accounts” means that certain deed of pledge of accounts (third ranking), dated as of the date hereof, in form and substance reasonably satisfactory to Required Lenders, executed and delivered by Dutch Holdings and Agent.

“Dutch Pledge of Membership Interests” means that certain deed of pledge of membership interests (third ranking), dated as of the date hereof, in form and substance reasonably satisfactory to Required Lenders, executed and delivered by Dutch Holdings, the other Loan Parties party thereto and Agent.

“Dutch Security Documents” means the Dutch Pledge of Membership Interests and Dutch Pledge of Bank Accounts and any other Loan Document that grants, or purports to grant, a Lien on any Dutch Collateral.

“Eligible Transferee” means (a) a commercial bank organized under the laws of the United States, or Canada or any state or province thereof, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country; provided, that such bank is acting through a branch or agency located in the United States or Canada, (c) a finance company, insurance company, or other financial institution or fund that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business, (d) any Affiliate (other than individuals) of a pre-existing Lender, (e) so long as no Event of Default has occurred and is continuing, any other Person approved by Agent, and (f) during the continuation of an Event of Default, any other Person.

“Employee Benefit Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA, (a) that is or within the preceding six (6) years has been sponsored, maintained or contributed to by any Loan Party or ERISA Affiliate or (b) to which any Loan Party or ERISA Affiliate has, or has had at any time within the preceding six (6) years, any liability, contingent or otherwise.

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“Employee Litigation Escrow Fund” shall have the meaning given to such term in the Escrow Agreement, dated as of July 12, 2013, by and among Parent, the Stockholder Representatives (as defined therein) signatory thereto and Bank of America, as escrow agent, as in effect on the Closing Date.

“Environmental Action” means any written complaint, summons, citation, notice, directive, order, claim, investigation, judicial or administrative proceeding, judgment, or other written communication from any Governmental Authority, or any third party alleging violations by Parent or its Subsidiaries of, or liabilities of Parent or its Subsidiaries under, Environmental Laws, including those relating to releases of Hazardous Materials (a) from any assets, properties, or businesses of Parent, any Subsidiary of Parent or any of their predecessors in interest, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by Parent, any Subsidiary of Parent or any of their predecessors in interest.

“Environmental Law” means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, in each case, to the extent binding on Parent or its Subsidiaries, relating to protection of the environment, or human health or safety (to the extent relating to exposure to Hazardous Materials), including without limitation, those relating to the generation, storage, treatment or disposal of Hazardous Materials, in each case as amended from time to time.

“Environmental Liabilities” means all liabilities, monetary obligations, losses, damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, or Remedial Action required, by any Governmental Authority or any third party, and which relate to any Environmental Action.

“Environmental Lien” means any Lien in favor of any Governmental Authority for Environmental Liabilities.

“Equipment” means equipment (as that term is defined in the Code).

“Equity Interests” shall mean, with respect to any Person, all of the shares, interests, participations or other equivalents (however designated) of such Person’s capital stock or general partnership, limited partnership, limited liability company or other equity, ownership or profit interests at any time outstanding, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), but excluding any interests in phantom equity plans and any debt security that is convertible into or exchangeable for such shares, and all of the other ownership or profit interests in such Person (including partnership, member or trust interests

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therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statutes, and all regulations and guidance promulgated thereunder.  Any reference to a specific section of ERISA shall be deemed to be a reference to such section of ERISA and any successor statutes, and all regulations and guidance promulgated thereunder.

“ERISA Affiliate” means each entity, trade or business (whether or not incorporated) that together with a Loan Party or a Subsidiary would be (or has been) treated as a “single employer” within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the IRC.  ERISA Affiliate shall include any Subsidiary of any Loan Party.

“Event of Default” has the meaning specified therefor in Section 8 of the Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as in effect from time to time.

“Excluded Property” has the meaning specified in the Security Agreement or the Canadian Security Agreement, as the case may be.

“Extraordinary Receipts” means any payments in cash received by Parent or any of its Subsidiaries not in the ordinary course of business (and not consisting of proceeds described in Section 2.4(e)(ii) of the Agreement) consisting of (a) proceeds of judgments, proceeds of settlements, or other consideration of any kind received in connection with any cause of action or claim, (b) indemnity payments (other than to the extent such indemnity payments are immediately payable to a Person that is not an Affiliate of Parent or any of its Subsidiaries, (c) foreign, federal, state or local tax refunds, (d) pension plan reversions, and (e) any purchase price adjustment received in connection with any purchase agreement, after deducting therefrom, to the extent applicable, taxes paid or payable to any taxing authorities (or tax distributions made to members or shareholders) by Parent or such Subsidiary in connection with such event, in each case (other than with respect to tax distributions), to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid or payable to a Person that is not an Affiliate of Parent or any of its Subsidiaries, and are properly attributable to such transaction.

“Facility” has the meaning specified in the recitals of this Agreement.

“Fee Letter” means the Agent Fee Letter.

“Filing Date” means the date on which the CCAA Recognition Proceedings will be commenced, which shall be no later than three (3) Business Days following the date of entry of the First Interim DIP Order.

“Final DIP Order” means the final order entered by the Bankruptcy Court, approving the Loans and including provisions authorizing the Tranche B Loan and refinancing of certain obligations under the Prepetition Senior Loan Debt, and otherwise in form and substance acceptable to the Lenders in their sole discretion, which Final DIP Order shall be in full force

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and effect and shall not have been reversed, vacated, stayed or subject to the possibility of appeal, and shall not have been amended, supplemented or otherwise modified without the prior written consent of the Required Lenders.

“Final DIP Recognition Order” means the order of the Canadian Court, in form and substance acceptable to the Required Lenders in their sole discretion, recognizing and enforcing in Canada the Final DIP Order, and based on a motion record that is in form and substance acceptable to the Required Lenders in their sole discretion.

“First Interim DIP Order” means the interim order entered by the Bankruptcy Court on June 16, 2015, at Docket No. 78.

“Foreign Lender” means any Lender or Participant that is not a United States person within the meaning of IRC Section 7701(a)(30).

“Foreign Representative” has the meaning specified in the recitals of this Agreement.

“Foreign Subsidiary” means a direct or indirect Subsidiary of a Loan Party organized or incorporated under the laws of a jurisdiction other than a State of the United States of America, the United States of America or the District of Columbia.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States, consistently applied; provided, that, all calculations relative to liabilities shall be made without giving effect to Statement of Financial Accounting Standards No. 159.

“Governing Documents” means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

“Governmental Authority” means any federal, state, provincial, territorial, local, or other governmental or administrative body, instrumentality, board, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

“Guarantors” means (a) Colt Finance, (b) CDTS, (c) New Colt, (d) CDH II, (e) Dutch Holdings, and (f) any other Person that becomes a guarantor under the Agreement after the Closing Date; and “Guarantor” means any one of them.

“Guaranty” means each guaranty executed by any Guarantor in favor of Agent, for the benefit of the Secured Parties, in form and substance reasonably satisfactory to the Required Lenders.

“Hazardous Materials” means (a) substances that are defined or listed in, or otherwise classified pursuant to, any Environmental Laws as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “toxic substances,” or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or “EP toxicity”, (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production

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of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

“Hedge Agreement” means (a) any commodities futures contract, commodity swap, commodity option or similar agreement or arrangement entered into by any Loan Party designed to protect such Loan Party against fluctuations in the price of commodities actually used in the ordinary course of business of such Loan Party, (b) any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement designed to protect a Loan Party against fluctuations in interest rates, and (c) any foreign currency exchange contract, currency swap agreement, currency futures contract, currency option contract or other similar agreement or arrangement designed to protect a Loan Party against fluctuations in currency exchange rates.

“Holdout Lender” has the meaning specified therefor in Section 14.2(a) of the Agreement.

“IFRS” means the International Financial Reporting Standards.

“Indebtedness” as to any Person means (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, or other financial products, (c) all obligations of such Person as a lessee under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of such Person, irrespective of whether such obligation or liability is assumed, (e) all obligations of such Person to pay the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business and repayable in accordance with customary trade practices), (f) all obligations of such Person owing under Hedge Agreements (which amount shall be calculated based on the amount that would be payable by such Person if the Hedge Agreement were terminated on the date of determination), (g) any Disqualified Equity Interests of such Person, and (h) any obligation of such Person guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (a) through (g) above; provided, that, any earn-out obligation of a Person shall not constitute Indebtedness until such obligation constitutes a liability on the balance sheet of such Person.  For purposes of this definition, (i) the amount of any Indebtedness represented by a guaranty or other similar instrument shall be the lesser of the principal amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Indebtedness, and (ii) the amount of any Indebtedness described in clause (d) above shall be the lower of the amount of the obligation and the fair market value of the assets of such Person securing such obligation.

“Indemnified Liabilities” has the meaning specified therefor in Section 10.3 of the Agreement.

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“Indemnified Person” has the meaning specified therefor in Section 10.3 of the Agreement.

“Indemnified Taxes” means any Taxes now or hereafter imposed by any Governmental Authority with respect to any payments by any Loan Party under any Loan Document; provided, however, that Indemnified Taxes shall exclude (i) any Tax imposed on the net income of Agent, any Lender or any Participant (including any branch profits Taxes) and any franchise or similar Taxes in lieu thereof, in each case imposed by the jurisdiction (or by any political subdivision or taxing authority thereof) in which Agent, such Lender or such Participant is organized or in which Agent’s, such Lender’s or such Participant’s principal office or applicable lending office is located or as a result of any other present or former connection between Agent, such Lender or such Participant and the jurisdiction (or political subdivision or taxing authority thereof) imposing the Tax (other than any such connection arising solely from Agent, such Lender or such Participant having executed, delivered or performed its obligations or received payment under, or enforced its rights or remedies under the Agreement or any other Loan Document); (ii) Taxes resulting from a Lender’s or a Participant’s failure to comply with the requirements of Section 16.2(a), (b), (c) or (d) of the Agreement, (iii) any United States federal withholding Taxes that would be imposed on amounts payable to a Foreign Lender based upon the applicable withholding rate in effect at the time such Foreign Lender becomes a party to the Agreement (or designates a new lending office), except that Indemnified Taxes shall include any such amount that such Foreign Lender (or its assignor, if any) was previously entitled to receive pursuant to Section 16.1 of the Agreement, if any, with respect to such withholding Tax at the time such Foreign Lender becomes a party to the Agreement (or designates a new lending office), (iv) provided that neither the Agent nor any Lender or any Participant would be considered to be dealing, at non-arm’s length within the meaning of the Income Tax Act (Canada) solely as a result of enforcement of security, any Canadian federal withholding Taxes imposed on amounts payable to Agent, any Lender or any Participant under the Income Tax Act (Canada), as amended, because the Agent, such Lender or such Participant is not dealing at arm’s length with the applicable Loan Party for purposes of the Income Tax Act (Canada), as amended, (v) provided that neither the Agent nor any Lender or any Participant would be considered to be dealing, at non-arm’s length within the meaning of the Income Tax Act (Canada) solely as a result of enforcement of security, any Canadian federal withholding taxes imposed on amounts payable to any Agent, Lender or Participant under the Income Tax Act (Canada), as amended, as a result of any Agent, Lender or Participant being or not dealing at arm’s length with a “specified shareholder” of the applicable Loan Party within the meaning of subsection 18(5) of the Income Tax Act (Canada) as amended, and (vi) any United States federal withholding Taxes imposed as a result of Agent’s, any Lender’s or any Participant’s failure or inability to comply with the requirements of Sections 1471 through 1474 of the IRC or any regulations promulgated thereunder to establish an exemption from withholding Tax thereunder, any intergovernmental agreement entered into in connection with the implementation of such sections of the IRC and any U.S. or non-U.S. regulations or other governmental rules adopted to implement such intergovernmental agreement.

“Information Officer” has the meaning specified therefor in Section 5.19 of this Agreement.

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“Initial Budget” means a cash flow forecast setting forth all line-item and cumulative cash receipts and expenditures on a weekly basis for the period beginning as of the week of the Closing Date through and including the 13th week after the Closing Date, broken down by week, including the anticipated weekly uses of the proceeds of the Loans for such period, which shall include, among other things, available cash, cash flow, payment of trade payables and ordinary course expenses, total cash expenditures and Capital Expenditures, fees and expenses relating to the Facility, and working capital and other general corporate needs, which forecast shall be in form and substance reasonably satisfactory to the Agent at the direction of the Required Lenders.

“Initial DIP Lenders” shall mean collectively, Marblegate Special Opportunities Master Fund, L.P. and P Marblegate Ltd.

“Initial DIP Senior Loan Agreement” shall have the meaning specified therefor in the recitals.

“Initial Prepetition Senior Lenders” shall mean, collectively, Marblegate Special Opportunities Master Fund, L.P. and P Marblegate Ltd.

“Initial Recognition Order” means the order of the Canadian Court in form and substance acceptable to the Required Lenders in their sole discretion, commencing the CCAA Recognition Proceedings, and based on an application record that is in form and substance acceptable to the Required Lenders in their sole discretion.

“Initial Tranche A Loan” has the meaning specified therefor in Section 2.2(a) of the Agreement.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code, the CCAA, the WURA, or the BIA, or under any other provincial, territorial state or federal bankruptcy or insolvency law or any bankruptcy or insolvency law of any other applicable jurisdiction, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief, including any proceeding under applicable Canadian federal or provincial corporate law seeking an arrangement or compromise of some or all of the debts of a Person or a stay of proceedings to enforce some or all claims of creditors against a Person.

“Intellectual Property” means all domestic and foreign rights, title and interest in the following:  (i) inventions, discoveries and ideas, whether patentable or not, and all patents, registrations and applications therefor, including without limitation divisions, continuations, continuations-in-part, reexaminations, reissues and renewal applications; (ii) published and unpublished works of authorship, whether copyrightable or not, copyrights therein and thereto and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof; (iii) trademarks, service marks, trade names, trade dress, brand names, Internet domain names, logos, symbols, and other indicia of origin, all applications and registrations for all of the foregoing, and all goodwill associated therewith and symbolized thereby, including without limitation all extensions, modifications and renewal of the same; (iv) confidential and proprietary information, trade secrets and know-how, including, without

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limitation, TDPs, formulae, processes, compounds, drawings, designs, industrial designs, blueprints, surveys, reports, manuals, operating standards and customer lists; (v) software and contract rights relating to computer software programs, in whatever form created or maintained; and (vi) all other intellectual property rights or proprietary rights and claims or causes of action arising out of or related to any infringement, misappropriation or other violation of any of the foregoing throughout the world, including, without limitation, rights to recover for past, present and future violations thereof and any and all products and proceeds of the foregoing.

“Intercompany Subordination Agreement” means an amended and restated intercompany subordinated note executed and delivered by the Loan Parties and the other parties thereto, the form and substance of which is reasonably satisfactory to Agent.

“Interim DIP Recognition Order” means, as the context requires, the order of the Canadian Court, in form and substance acceptable to the Required Lenders in their sole discretion, recognizing and enforcing in Canada the First Interim DIP Order, and based on an application record that is in form and substance acceptable to the Required Lenders in their sole discretion or any further recognition order of the Canadian Court recognizing further interim DIP orders entered by the Bankruptcy Court from time to time, including the Second Interim Order, which further recognition orders shall be in form and substance satisfactory to the Required Lenders in their sole discretion.

“Interim Hearing” has the meaning specified therefor in the First Interim DIP Order.

“Inventory” means inventory (as such term is defined in the Code).

“Investment” means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide Accounts arising in the ordinary course of business), or acquisitions of Indebtedness, Equity Interests, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

“IP Reporting Certificate” means an IP reporting certificate substantially in the form of Exhibit I-1 executed and delivered by the Loan Parties to Agent.

“IRC” means the Internal Revenue Code of 1986, as in effect from time to time.

“Judgment Currency” has the meaning specified in Section 17.15 of the Agreement.

“Lender” has the meaning set forth in the preamble to the Agreement, and shall also include any other Person made a party to the Agreement pursuant to the provisions of Section 13.1 of the Agreement or pursuant to an amendment thereto and “Lenders” means each of the Lenders or any one or more of them.

“Lender Group” means each of the Lenders and Agent, or any one or more of them.

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“Lender Group Expenses” means all (a) costs or expenses (including taxes, and insurance premiums) required to be paid by Parent or its Subsidiaries under any of the Loan Documents that are paid, advanced, or incurred by the Lender Group, (b) reasonable and documented out-of-pocket fees or charges paid or incurred by Agent and each Lender in connection with the Lender Group’s transactions with Parent or its Subsidiaries under any of the Loan Documents, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and PPSA and UCC searches and including searches with the patent and trademark office, or the copyright office, or similar searches with respect to the Canadian Loan Parties and Dutch Holdings), filing, recording, publication, appraisal (including periodic collateral appraisals to the extent of the fees and charges (and up to the amount of any limitation) contained in the Agreement or the Fee Letter), real estate surveys, real estate title policies and endorsements, and environmental audits, (c) Agent’s customary fees and charges (as adjusted from time to time) with respect to the disbursement of funds (or the receipt of funds) to or for the account of any Borrower (whether by wire transfer or otherwise) or with respect to the establishment of electronic collateral reporting systems, together with any reasonable and documented out-of-pocket costs and expenses incurred in connection therewith, (d) reasonable and documented out-of-pocket charges paid or incurred by Agent resulting from the dishonor of checks payable by or to any Loan Party, (e) reasonable out-of-pocket costs and expenses paid or incurred by the Lender Group to correct any default or enforce any provision of the Loan Documents, or during the continuance of an Event of Default, in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) subject to the terms of Section 5.7 of the Agreement, all reasonable and documented out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Agent during the course of periodic field examinations of the Collateral and Borrowers’ operations, plus a per diem charge at Agent’s then standard rate for Agent’s examiners in the field and office (which rate as of the date hereof is $1,000 per person per day), (g) reasonable and documented out-of-pocket costs and expenses of third party claims or any other suit paid or incurred by the Lender Group in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or the Lender Group’s relationship with Parent or any of its Subsidiaries, (h) Agent’s and each Lender’s reasonable and documented costs and expenses (including reasonable attorneys and financial advisor fees) incurred in advising, structuring, drafting, reviewing, administering (including travel, meals, and lodging), syndicating, or amending the Loan Documents, and (i) Agent’s and, each Lender’s reasonable and documented costs and expenses (including reasonable attorneys, accountants, consultants, and financial and other advisors fees and expenses) incurred in terminating, enforcing (including attorneys, accountants, consultants, and other advisors fees and expenses incurred in connection with the Chapter 11 Cases, the CCAA Recognition Proceedings, a “workout,” a “restructuring,” or an Insolvency Proceeding concerning Parent or any of its Subsidiaries or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or in taking any Remedial Action concerning the Collateral.  Without limiting the generality of the foregoing, Lender Group Expenses shall include all prepetition and postpetition fees and expenses of (x) one lead counsel (which shall be Brown Rudnick LLP) for the Lenders and Ad Hoc Consortium of Holders of the Loan Parties’ 8.75% Senior Notes, one Delaware counsel (which shall be Ashby & Geddes, PA), for such parties, one Canadian counsel (if designated) and any other necessary local or regulatory counsel, and (y) one lead counsel for the

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Agent (which shall be Holland & Knight LLP) and one Delaware counsel for the Agent (which shall be Sullivan Hazeltine Allinson LLC) related to the Loans and all other aspects of the Loan Parties’ restructuring and these Chapter 11 Cases incurred through the date hereof and as may be subsequently incurred during the remainder of these Chapter 11 Cases (“DIP Fee Obligations”); provided, however, that the portion of DIP Fee Obligations related to the negotiation, documentation, execution, filing, administration, and enforcement of the Loans and Loan Documents, shall be due and payable on the Closing Date and thereafter, any further such portion of DIP Fee Obligations shall be paid currently during the Chapter 11 Cases, and provided, further, however, that Loan Parties’ may defer payment of the remainder of the DIP Fee Obligations until the Maturity Date.

“Lender Group Representatives” has the meaning specified therefor in Section 17.9 of the Agreement.

“Lender-Related Person” means, with respect to any Lender, such Lender, together with such Lender’s Affiliates, officers, directors, employees, attorneys, and agents.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, hypothec, charge, deposit arrangement, encumbrance, easement, lien (statutory or other), security interest, or other security arrangement and any other preference, priority, or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

“Loan Account” means the US Loan Account.

“Loan Documents” means this Agreement, the Controlled Account Agreements, the Control Agreements, any Copyright Security Agreement, the Fee Letter, any Guaranty, any Intercompany Subordination Agreement, the Mortgages, any Patent Security Agreement, the Security Agreement, the Canadian Security Agreement, any Trademark Security Agreement, any other Security Document, the DIP Intercreditor Agreement, the Collateral Assignment, the Orders, any note or notes executed by any Borrower in connection with the Agreement and payable to any member of the Lender Group, any Canadian Security Document, any letter of credit application entered into by any Borrower in connection with the Agreement, any amendments or modifications to any of the foregoing and any other agreement entered into or certificate issued, now or in the future, by Parent or any of its Subsidiaries in connection with the Agreement.

“Loan Party” means any Borrower or any Guarantor.

“Loans” has the meaning specified therefor in Section 2.2(b) of the Agreement.

“Local Governmental Authority” means any state, province, municipality or other political subdivision of the United States or any foreign country, or any department, agency or instrumentality thereof.

“Management Agreement” means the letter agreement, dated as of July 9, 2007, by and between Parent and Sciens Management, LLC, as amended, restated, modified or supplemented

22

from time to time in accordance with the terms hereof, pursuant to which Parent engaged Sciens Management, LLC to provide certain investment banking, corporate and strategic advisory services.

“Margin Stock” as defined in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

“Material Adverse Change” means (a) a material adverse change in the business, operations, assets or condition (financial or otherwise) of Parent and its Subsidiaries, taken as a whole, (b) a material impairment of Parent’s and its Subsidiaries ability to perform their obligations under the Loan Documents to which they are parties or of the Lender Group’s ability to enforce the Obligations or realize upon the Collateral, or (c) a material impairment of the enforceability or priority of Agent’s Liens with respect to the Collateral as a result of an action or failure to act on the part of Parent or its Subsidiaries, in each case, other than the commencement of the Chapter 11 Cases or the continuation of the Chapter 11 Cases.

“Material Contract” means (i) the Senior Note Indenture, (ii) each Prepetition Term Loan Document, (iii) each Prepetition Senior Loan Document, (iv) any contract or agreement (other than a Loan Document or DIP Term Loan Document) of any Loan Party involving monetary liability of or to Parent or its Subsidiaries in excess of $2,000,000 in any fiscal year of Parent and (v) each other contract or agreement, the loss of which could reasonably be expected to result in a Material Adverse Change.

“Maturity Date” shall mean the earliest to occur of (a) the Stated Maturity Date, (b) the closing date of the Section 363 Sale, (c) the substantial consummation (as defined in Section 1101 of the Bankruptcy Code), of a plan of reorganization or liquidation filed in the Chapter 11 Cases that is confirmed pursuant to an order entered by the Bankruptcy Court, and recognized by the Canadian Court in the CCAA Recognition Proceedings, and (d) the date of acceleration of the Obligations in accordance with the terms herein.

“Moody’s” has the meaning specified therefor in the definition of Cash Equivalents.

“Mortgages” means, individually and collectively, one or more mortgages, deeds of trust, deeds to secure debt, charges or debentures executed and delivered by Parent or its Subsidiaries in favor of Agent, in form and substance reasonably satisfactory to Agent, that encumber the Real Property Collateral.

“Multiemployer Plan” means any multiemployer plan within the meaning of Section 3(37) or 4001(a)(3) of ERISA with respect to which any Loan Party or ERISA Affiliate has an obligation to contribute or has any liability, contingent or otherwise or could be assessed withdrawal liability assuming a complete withdrawal from any such multiemployer plan.

“Net Cash Proceeds” means (a) with respect to any sale or disposition by Parent or any of its Subsidiaries of assets (including pursuant to casualty losses or condemnation), the amount of cash proceeds received (directly or indirectly) from time to time (whether as initial consideration and including condemnation awards and payments in lieu thereof) or through the payment of deferred consideration) by or on behalf of Parent or its Subsidiaries, in connection therewith after deducting therefrom only (i) reasonable fees, commissions, and expenses related thereto and

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required to be paid by Parent or such Subsidiary in connection with such sale or disposition, (ii) Taxes paid or payable to any taxing authorities (or tax distributions made to members or shareholders) by Parent or such Subsidiary in connection with such sale or disposition, in each case (other than with respect to tax distributions), to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid or payable to a Person that is not an Affiliate of Parent or any of its Subsidiaries, and are properly attributable to such transaction; and (iii) all amounts that are set aside as a reserve (A) for adjustments in respect of the purchase price of such assets, and (B) for any liabilities associated with such sale or casualty, to the extent such reserve is required by GAAP, to the extent that in each case the funds described above in this clause (iii) are (x) deposited into escrow with a third party escrow agent or set aside in a separate Deposit Account that is subject to a Controlled Account Agreement in favor of Agent and (y) paid to Agent as a prepayment of the applicable Obligations in accordance with Section 2.4(e) of the Agreement at such time when such amounts are no longer required to be set aside as such a reserve; and (b) with respect to the issuance or incurrence of any Indebtedness by Parent or any of its Subsidiaries, or the issuance by Parent or any of its Subsidiaries of any Equity Interests, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of Parent or such Subsidiary in connection with such issuance or incurrence, after deducting therefrom only (i) reasonable fees, commissions, and expenses related thereto and required to be paid by Parent or such Subsidiary in connection with such issuance or incurrence, and (ii) taxes paid or payable to any taxing authorities by Parent or such Subsidiary in connection with such issuance or incurrence, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid or payable to a Person that is not an Affiliate of Parent or any of its Subsidiaries, and are properly attributable to such transaction.

“New Colt” means New Colt Holding Corp., a Delaware corporation.

“New Holdco” means Colt Holding Company LLC, a Delaware limited liability company.

“New Holdco Expenses” has the meaning specified therefor in Section 4.20 of the Agreement.

“Notification Event” means (a) the occurrence of a “reportable event” described in Section 4043 of ERISA for which the 30-day notice requirement has not been waived by applicable regulations issued by the PBGC, (b) the withdrawal of any Loan Party or ERISA Affiliate from a Pension Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA, (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination, under Section 4041 of ERISA, if the plan assets are not sufficient to pay all plan liabilities, (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC or any Pension Plan or Multiemployer Plan administrator, (e) any other event or condition that would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, (f) the imposition of a Lien pursuant to the IRC or ERISA in connection with any Employee Benefit Plan, (g) the partial or complete withdrawal of any Loan Party or ERISA

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Affiliate from a Multiemployer Plan (other than any withdrawal that would not constitute an Event of Default under Section 8.16 of the Agreement), (h) any event or condition that results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate or to appoint a trustee to administer a Multiemployer Plan under ERISA, (i) any Pension Plan being in “at risk status” within the meaning of IRC Section 430(i), (j) any Multiemployer Plan being in “endangered status” or “critical status” within the meaning of IRC Section 432(b) or the determination that any Multiemployer Plan is or is expected to be insolvent or in reorganization within the meaning of Title IV of ERISA, (k) with respect to any Pension Plan, any Loan Party or ERISA Affiliate incurring a substantial cessation of operations within the meaning of ERISA Section 4062(e), (l) the failure of any Pension Plan to meet the minimum funding standards within the meaning of the IRC or ERISA (including Section 412 of the IRC or Section 302 of ERISA), in each case, whether or not waived, (m) the filing of an application for a waiver of the minimum funding standards within the meaning of the IRC or ERISA (including Section 412 of the IRC or Section 302 of ERISA) with respect to any Pension Plan, (n) the failure to make by its due date a required payment or contribution with respect to any Pension Plan or Multiemployer Plan, or (o) any event that results in or could reasonably be expected to result in a liability by a Loan Party or ERISA Affiliate pursuant to Title IV of ERISA.

“Obligations” means all loans (including the Tranche A Loans and the Tranche B Loans), debts, principal, interest (including any interest accruing at the Default Rate), premiums, liabilities (including all amounts charged to the Loan Account pursuant to the Agreement), obligations (including indemnification obligations), fees (including the fees provided for in the Fee Letter), Lender Group Expenses, guaranties, covenants, and duties of any kind and description owing by any Loan Party pursuant to or evidenced by the Agreement or any of the other Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all other expenses or other amounts that any Borrower is required to pay or reimburse by the Loan Documents or by law or otherwise in connection with the Loan Documents.  Any reference in the Agreement or in the Loan Documents to the Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.

“OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Orders” means, collectively, the First Interim DIP Order, the Second Interim DIP Order, the Final DIP Order and the Canadian Orders and separately, the First Interim DIP Order, the Second Interim DIP Order, the Final DIP Order or the Canadian Orders, as the context requires.

“Originating Lender” has the meaning specified therefor in Section 13.1(f) of the Agreement.

“Other Taxes” has the meaning specified therefor in Section 16.1 of the Agreement.

“Parent” has the meaning specified therefor in the preamble to the Agreement.

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“Participant” has the meaning specified therefor in Section 13.1(f) of the Agreement.

“Participant Register” has the meaning set forth in Section 13.1(j) of the Agreement.

“Patent Security Agreement” has the meaning specified therefor in the Security Agreement or the Canadian Security Agreement, as the case may be.

“Patriot Act” has the meaning specified therefor in Section 4.17 of the Agreement.

“Payoff Date” means the first date on which all of the Obligations (other than unasserted contingent obligations) are paid in full.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor agency.

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV or Section 302 of ERISA or Sections 412 or 430 of the Code and which is sponsored, maintained, or contributed to by any Loan Party or ERISA Affiliate or with respect to which any Loan Party or ERISA Affiliate has any liability, contingent or otherwise.

“Permit” means, with respect to any Person, any permit, approval, authorization, license, registration, certificate, concession, grant, franchise, variance or permission from, and any other contractual obligations with, any Governmental Authority, in each case whether or not having the force of law and applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Permitted Dispositions” means:

(a)                                 sales, abandonment, or other dispositions of Equipment that is substantially worn, damaged, or obsolete in the ordinary course of business consistent with past practice,

(b)                                 sales of Inventory to buyers in the ordinary course of business and the consignment of Inventory to the Government of the United Mexican States in the ordinary course of business consistent with past practice pursuant to a written agreement (the “DCAM Consignment”); provided, that, the maximum value of Inventory consigned to the Government of the United Mexican States at any one time shall not exceed $1,000,000,

(c)                                  the use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of the Agreement or the other Loan Documents,

(d)                                 the non-exclusive licensing or sublicensing of Intellectual Property or other general intangibles (other than the exclusive licenses in effect on the Closing Date as set forth on Schedule L-1) and licenses, leases or subleases of other property, in each case, in the ordinary course of business consistent with past practice and so long as any such transaction shall not: (i) materially interfere with the business of Parent and its Subsidiaries, (ii) adversely affect, limit or restrict the rights of Agent to use any Intellectual Property of Loan Parties to sell or otherwise dispose of any Inventory or other Collateral, (iii) have a material and adverse effect on the value of such Intellectual Property, or (iv) otherwise adversely limit or interfere in any respect with the

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use of any such Intellectual Property by Agent in connection with the exercise of its rights or remedies hereunder or under any of the other Loan Documents;

(e)                                  the granting of Permitted Liens,

(f)                                   the sale or discount, in each case without recourse, of Accounts arising in the ordinary course of business consistent with past practice, but only in connection with the compromise or collection thereof,

(g)                                  any involuntary loss, damage or destruction of property,

(h)                                 any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property;

(i)                                     the leasing or subleasing of assets of Parent or its Subsidiaries (other than Accounts and Inventory) in the ordinary course of business consistent with past practice,

(j)                                    the sale or issuance of Equity Interests by any Subsidiary of Parent to a Loan Party,

(k)                                 the non-exclusive licensing or sublicensing of Intellectual Property pursuant to manufacturing license agreements or technical assistance agreements with certain foreign governments, or otherwise in accordance with the International Traffic in Arms Regulations, in each case, so long as any such transaction does not: (i) adversely affect, limit or restrict the rights of Agent to use any Intellectual Property of Loan Parties to sell or otherwise dispose of any Inventory or other Collateral, (ii) have a material and adverse effect on the value of such Intellectual Property, or (iii) otherwise adversely limit or interfere with the use of such Intellectual Property by Agent in connection with the exercise of its rights or remedies hereunder or under any of the other Loan Documents;

(l)                                     the making of a Restricted Payment that is expressly permitted to be made pursuant to Section 6.9 of the Agreement,

(m)                             the making of a Permitted Investment, and

(n)                                 the sale or other disposition of property by a Loan Party to another Loan Party.

“Permitted Holder” means the Persons listed on Schedule P-3 to the Agreement.

“Permitted Indebtedness” means:

(a)                                 Indebtedness evidenced by the Agreement or the other Loan Documents,

(b)                                 Indebtedness set forth on Schedule 4.25 and, in the case of letters of credit listed on such schedule, extensions of maturity or replacements of such Indebtedness in the same principal amount,

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(c)                                  Permitted Purchase Money Indebtedness; provided that the aggregate amount of all such Indebtedness does not exceed $500,000 at any time outstanding unless otherwise agreed to in writing by the Agent at the direction of the Required Lenders,

(d)                                 endorsement of instruments or other payment items for deposit,

(e)                                  Indebtedness consisting of (i) unsecured guarantees incurred in the ordinary course of business with respect to surety and appeal bonds, performance bonds, bid bonds, appeal bonds, completion guarantee and similar obligations; (ii) unsecured guarantees arising with respect to customary indemnification obligations to purchasers in connection with Permitted Dispositions; and (iii) unsecured guarantees with respect to Indebtedness of Parent or one of its Subsidiaries, to the extent that the Person that is obligated under such guaranty would have been permitted to incur such underlying Indebtedness; provided that the aggregate amount of all such Indebtedness does not exceed $500,000 at any time outstanding unless otherwise agreed to in writing by the Agent at the direction of the Required Lenders,

(f)                                   [reserved],

(g)                                  [reserved],

(h)                                 Indebtedness incurred in the ordinary course of business consistent with past practice under performance, surety, statutory and appeal bonds,

(i)                                     Indebtedness to finance premiums for property, casualty, liability or other insurance to Parent or any of its Subsidiaries, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance,

(j)                                    [reserved],

(k)                                 Indebtedness incurred in respect of credit cards, credit card processing services, debit cards, stored value cards, purchase cards (including so-called “procurement cards” or “P-cards”), or Cash Management Services, in each case, incurred in the ordinary course of business consistent with past practice,

(l)                                     [reserved],

(m)                             Indebtedness of Parent or its Subsidiaries arising pursuant to Permitted Intercompany Advances,

(n)                                 [reserved],

(o)                                 Indebtedness consisting of Permitted Investments,

(p)                                 Indebtedness evidenced by the Senior Note Indenture in an aggregate outstanding principal amount not to exceed $250,000,000,

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(q)                                 Indebtedness with respect to letters of credit issued by, or a letter of credit facility with, a letter of credit issuer reasonably acceptable to Required Lenders, in an aggregate face amount not to exceed $2,000,000,

(r)                                    Indebtedness incurred by Parent or its Subsidiaries in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance, self-insurance obligations, performance, bid surety and similar bonds and completion guarantees (not for borrowed money), in each case in the ordinary course of business consistent with past practice,

(s)                                   Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business consistent with past practice; provided, that such Indebtedness is extinguished with ten Business Days of incurrence,

(t)                                    Indebtedness of Parent or any Subsidiary consisting of take-or-pay obligations contained in supply arrangements in the ordinary course of business consistent with past practice,

(u)                                 [reserved],

(v)                                 other unsecured Indebtedness in an aggregate principal amount not to exceed $100,000 at any time outstanding;

(w)                               Indebtedness evidenced by the Prepetition Term Loan Documents in an aggregate outstanding principal amount not to exceed the Prepetition Term Loan Debt Amount plus any paid-in-kind interest accrued thereon (including pursuant to any Adequate Protection Provisions of the Orders);

(x)                                 Indebtedness evidenced by the DIP Term Loan Documents in an aggregate outstanding principal amount not to exceed the DIP Term Loan Debt Amount;

(y)                                 Indebtedness evidenced by the Prepetition Senior Loan Documents.

“Permitted Intercompany Advances” means loans (a) made by a Loan Party that is not a Specified Loan Party to another Loan Party that is not a Specified Loan Party and (b) made by a Loan Party that is not a Specified Loan Party to a Specified Loan Party; provided, that, (i) in the case of clauses (a) and (b), Agent shall have received an Intercompany Subordination Agreement as duly authorized, executed and delivered by the parties to any such loans and (ii) in the case of clause (b) only, the aggregate amount of all such loans does not exceed $100,000 at any time outstanding unless otherwise agreed to in writing by the Agent at the direction of the Required Lenders.

“Permitted Investments” means:

(a)                                 Investments in cash and Cash Equivalents of any Loan Party or other Investments by a Loan Party or a non-Loan Party in any Loan Party,

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(b)                                 Investments in negotiable instruments deposited or to be deposited for collection in the ordinary course of business consistent with past practice,

(c)                                  advances made in connection with purchases of goods or services in the ordinary course of business consistent with past practice,

(d)                                 Investments received in settlement of amounts due to any Loan Party or any of its Subsidiaries effected in the ordinary course of business consistent with past practice or owing to any Loan Party or any of its Subsidiaries as a result of Insolvency Proceedings involving an Account Debtor or upon the foreclosure or enforcement of any Lien in favor of any Loan Party or any of its Subsidiaries,

(e)                                  [reserved],

(f)                                   guarantees permitted under the definition of Permitted Indebtedness,

(g)                                  Permitted Intercompany Advances,

(h)                                 Equity Interests or other securities acquired in connection with the satisfaction or enforcement of Indebtedness or claims due or owing to any Loan Party or any of its Subsidiaries (in bankruptcy of customers or suppliers or otherwise outside the ordinary course of business consistent with past practice) or as security for any such Indebtedness or claims,

(i)                                     deposits of cash made in the ordinary course of business consistent with past practice to secure performance of operating leases,

(j)                                    [reserved],

(k)                                 [reserved],

(l)                                     [reserved],

(m)                             [reserved],

(n)                                 the endorsement of instruments for collection or deposit in the ordinary course of business consistent with past practice,

(o)                                 deposits of cash for leases, utilities, worker’s compensation and similar matters in the ordinary course of business consistent with past practice,

(p)                                 receivables owing to Parent or any of its Subsidiaries if created or acquired in the ordinary course of business consistent with past practices as of the date hereof,

(q)                                 [reserved],

(r)                                    stock or obligations issued to Parent and its Subsidiaries by any Person (or the representative of such Person) in respect of Indebtedness of such Person owing to Parent and its Subsidiaries in connection with the insolvency, bankruptcy, receivership or reorganization of such Person or a composition or readjustment of the debts of such Person, provided, that, the

30

original of any such stock or instrument evidencing such obligations shall be promptly delivered to Agent, upon Required Lenders’ request, together with such stock power, assignment or endorsement by Parent and its Subsidiaries as Required Lenders’ may request,

(s)                                   Investments constituting Restricted Payments permitted by Section 6.9 of the Agreement,

(t)                                    Investments made as a result of the receipt of non-cash consideration from a Permitted Disposition,

(u)                                 Investments made in connection with the funding of contributions under any non-qualified retirement plan or similar employee compensation plan in an amount not to exceed the amount of compensation expense recognized by Parent and its Subsidiaries in connection with such plans,

(v)                                 Solely to the extent constituting Investments, purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business consistent with past practice.

“Permitted Liens” means:

(a)                                 Liens granted to, or for the benefit of, Agent to secure the Obligations,

(b)                                 Liens for unpaid Taxes that either (i) are not yet delinquent, or (ii) for which the underlying Taxes are the subject of Permitted Protests,

(c)                                  judgment Liens arising solely as a result of the existence of judgments, orders, or awards that do not constitute an Event of Default and solely to the extent the rights and remedies of the holder of such judgment Lien is stayed or enjoined by the Bankruptcy Court pursuant to the Chapter 11 Cases or the Canadian Court, as applicable,

(d)                                 Liens set forth on Schedule P-2; provided, however, that to qualify as a Permitted Lien, any such Lien described on Schedule P-2 shall only secure the Indebtedness that it secures on the Closing Date in respect thereof or in the case of Liens on cash deposits securing letters of credit issued and outstanding on the Closing Date (“Closing Date LCs”), Liens on cash deposits of an equivalent amount securing replacements or extensions of such letters of credit; provided, that the cash deposits securing the Closing Date LCs have been returned to the applicable Loan Party (or arrangements for the substantially concurrent return of such cash deposits to the applicable Loan Party have been made),

(e)                                  any interest or title of a lessor, sublessor or licensor in or to any asset (other than Accounts or Inventory) under any lease, sublease or license entered into by Parent or its Subsidiaries in the ordinary course of business consistent with past practice and covering only such asset,

(f)                                   purchase money Liens or the interests of lessors under Capital Leases, in each case, as to assets or property, other than Accounts or Inventory, to the extent that such Liens or

31

interests secure Permitted Purchase Money Indebtedness and so long as (i) such Lien attaches only to the asset or property purchased or acquired (substantially contemporaneous with such purchase or acquisition) and the proceeds thereof, and (ii) such Lien only secures the Indebtedness that was incurred to acquire the asset or property purchased or acquired,

(g)                                  Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business consistent with past practice and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests,

(h)                                 Liens on cash deposited to secure Parent’s and its Subsidiaries’ obligations in connection with worker’s compensation or other unemployment insurance,

(i)                                     Liens on cash deposited to secure Parent’s and its Subsidiaries’ obligations in connection with the making or entering into of bids, tenders, or leases in the ordinary course of business consistent with past practice and not in connection with the borrowing of money,

(j)                                    Liens on cash deposited to secure Parent’s and its Subsidiaries’ reimbursement obligations with respect to surety or appeal bonds obtained in the ordinary course of business consistent with past practice,

(k)                                 with respect to any Real Property, encumbrances, ground leases, easements or reservations of, or rights of others (including any reservations, limitations, provisos and conditions expressed in any original grant from the Crown with respect of any Real Property owned by Colt Canada) for, licensees, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) in each case as to the use of Real Property or Liens on Real Property incidental to the conduct of the business of Parent or its Subsidiaries or to the ownership of its Real Property that (in each case) do not individually or in the aggregate materially adversely affect the value of any such Real Property or materially impair, or interfere with, the use or operation of such Real Property,

(l)                                     licenses of intellectual property to the extent constituting a Permitted Disposition, in the ordinary course of business consistent with past practice,

(m)                             [reserved],

(n)                                 rights of setoff or bankers’ liens upon deposits of cash in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such deposit accounts in the ordinary course of business,

(o)                                 [reserved],

(p)                                 Liens in favor of customs, revenue and other tax authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods,

(q)                                 Liens on cash deposits to secure Indebtedness permitted by clause (q) of the definition of “Permitted Indebtedness”,

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(r)                                    additional Liens granted by the Bankruptcy Court or the Canadian Court pursuant to the Adequate Protection Provisions of the Orders,

(s)                                   [reserved],

(t)                                    Liens arising from precautionary Code financing statement filings regarding operating leases entered into by Parent and its Subsidiaries in the ordinary course of business,

(u)                                 Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business including Inventory consigned pursuant to the DCAM Consignment described in clause (b) of the definition of Permitted Dispositions,

(v)                                 [reserved],

(w)                               [reserved],

(x)                                 with respect to any Real Property, minor survey exceptions, minor encumbrances, ground leases, easements or reservations or, or rights of others for, licenses, rights-of-way servitudes, sewers, restrictive consents, electric lines, drains, telegraph and telephone and cable television lines, gas and oil pipelines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) which (in each case) were not incurred in connection with Indebtedness and which do not individually or in the aggregate materially adversely affect the value of such Real Property or materially impair, interfere with, the use or operation of such Real Property,

(y)                                 leases, subleases, licenses or sublicenses to the extent permitted by clause (d) of the definition of Permitted Dispositions, and

(z)                                  Liens of Prepetition Term Loan Agent, DIP Term Loan Agent and Prepetition Senior Loan Agent to secure the Indebtedness permitted under clauses (w), (x) and (y), respectively, of the definition of Permitted Indebtedness, provided, that, such liens shall at all times be subject to the terms of the DIP Intercreditor Agreement.

Notwithstanding anything to the contrary contained in any of the Loan Documents, Permitted Liens shall not include any Liens on assets of any Loan Party which secure any Indebtedness or other obligations of any Foreign Subsidiary, except (x) as permitted by clause (a) of the definition of Permitted Liens and liens arising in respect of Indebtedness permitted under clauses (w), (x) and (y) of the definition of Permitted Indebtedness, (y) as consented to in writing by the Required Lenders or (z) Liens on assets of Canadian Loan Parties may secure Indebtedness and other obligations of Canadian Loan Parties to the extent permitted by Section 6.1 or 6.2 of the Agreement.

“Permitted Prior Liens” means Liens of the type described in clauses (b), (g), (h), (n) and (p) of the definition of “Permitted Liens” under the Prepetition Senior Loan Agreement and permitted by Section 6.2 thereof (solely to the extent any such permitted Liens were incurred and valid, binding, enforceable, properly perfected, and nonavoidable as of the Petition Date).

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“Permitted Protest” means the right of Parent or any of its Subsidiaries to protest any Lien (other than any Lien that secures the Obligations), Taxes (other than payroll Taxes or Taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve or provision with respect to such obligation is established on Parent’s or its Subsidiaries’ books and records in such amount as is required under GAAP and (b) such Lien or other obligations are being contested in good faith by appropriate proceedings diligently conducted and such proceedings operate to stay the enforcement of such Lien or any Lien securing any such obligations.

“Permitted Term Roll-Up” means the refinancing of the obligations under the Prepetition Term Loan Documents subject to the terms of the Final DIP Order and after giving effect to the holders (or their agent) of such refinanced obligations having entered into the DIP Intercreditor Agreement pursuant to a joinder in form and substance acceptable to the Lenders.

“Permitted Variances” has the meaning specified in Section 7(d) of this Agreement.

“Permitted Purchase Money Indebtedness” means, as of any date of determination, Purchase Money Indebtedness incurred after the Closing Date in an aggregate principal amount outstanding at any one time not in excess of $500,000.

“Person” means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, Governmental Authorities or otherwise.

“Petition Date” means June 14, 2015.

“PPSA” means the Personal Property Security Act (Ontario), the Civil Code of Québec or any other applicable Canadian Federal or Provincial statute pertaining to the granting, perfecting, priority or ranking of security interests, liens, hypothecs on personal property, and any successor statutes, together with any regulations thereunder, in each case as in effect from time to time.  References to sections of the PPSA shall be construed to also refer to any successor sections.

“Prepetition Assignment Agreement” shall mean those certain Assignment and Acceptance Agreements dated as of June 23, 2015, by and among Cortland, the Initial Prepetition Senior Lenders and the Lenders.

“Prepetition Senior Loan Agent” shall mean Cortland and its successors and assigns, including any successor or replacement agent under the Prepetition Senior Loan Agreement.

“Prepetition Senior Loan Agreement” shall mean the Credit Agreement, dated as of February 9, 2015, by and among Prepetition Senior Loan Agent, Prepetition Senior Loan Lenders, Parent and certain of its affiliates, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced in accordance with the terms of the DIP Intercreditor Agreement.

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“Prepetition Senior Loan Debt” shall mean all obligations, liabilities and indebtedness of every kind, nature and description owing by Borrowers and Guarantors to Prepetition Senior Loan Agent and Prepetition Senior Loan Lenders, including principal, interest, charges, fees, premiums, indemnities, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under the Prepetition Term Loan Documents.

“Prepetition Senior Loan Documents” shall mean, collectively, the following (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, in each case in accordance with the terms of the DIP Intercreditor Agreement): (a) the Prepetition Senior Loan Agreement; and (b) all other agreements, documents and instruments at any time executed and/or delivered by any Borrower or Guarantor with, to or in favor of Prepetition Senior Loan Agent or any Prepetition Senior Loan Lender in connection therewith or related thereto; sometimes being referred to herein individually as a “Prepetition Senior Loan Document”.

“Prepetition Senior Loan Lenders” shall mean the lenders under the Prepetition Senior Loan Agreement and their respective successors and assigns.

“Prepetition Term Loan Agent” shall mean Wilmington Savings Fund Society, FSB and its successors and assigns, including any successor or replacement agent under the Prepetition Term Loan Agreement.

“Prepetition Term Loan Agreement” shall mean the Term Loan Agreement, dated as of November 17, 2014, by and among Prepetition Term Loan Agent, Prepetition Term Loan Lenders, Parent and certain of its affiliates, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced in accordance with the terms of the DIP Intercreditor Agreement.

“Prepetition Term Loan Closing Date” shall mean November 17, 2014.

“Prepetition Term Loan Debt” shall mean all obligations, liabilities and indebtedness of every kind, nature and description owing by Borrowers and Guarantors to Prepetition Term Loan Agent and Prepetition Term Loan Lenders, including principal, interest, charges, fees, premiums, indemnities, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under the Prepetition Term Loan Documents.

“Prepetition Term Loan Debt Amount” shall mean $72,988,102.39.

“Prepetition Term Loan Documents” shall mean, collectively, the following (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, in each case in accordance with the terms of the DIP Intercreditor Agreement): (a) the Prepetition Term Loan Agreement; and (b) all other agreements, documents and instruments at any time executed and/or delivered by any Borrower or Guarantor with, to or in favor of Prepetition Term Loan Agent or any Prepetition Term Loan Lender in connection therewith or related thereto; sometimes being referred to herein individually as a “Prepetition Term Loan Document”.

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“Prepetition Term Loan Lenders” shall mean the lenders under the Prepetition Term Loan Agreement and their respective successors and assigns.

“Pro Rata Share” means, as of any date of determination, with respect to all matters as to a particular Lender (including the indemnification obligations arising under Section 15.7 of the Agreement), the percentage obtained by dividing (y) the outstanding principal amount of such Lender’s Loans, by (z) the outstanding principal amount of all Loans.

“Projections” means Parent’s forecasted (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements, all prepared on a basis consistent with Parent’s historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

“Purchase Money Indebtedness” means Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred at the time of, or within 20 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.

“Real Property” means any estates or interests in real property now owned or hereafter acquired by Parent or its their Subsidiaries and the improvements thereto.

“Real Property Collateral” means the Real Property identified on Schedule R-1 and any Real Property hereafter acquired by Parent or its their Subsidiaries which is subject to a Lien in favor of Agent.

“Receiver” means a receiver, interim receiver, manager, receiver and manager, liquidator, trustee in bankruptcy or similar Person.

“Record” means information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.

“Register” has the meaning set forth in Section 13.1(i) of the Agreement.

“Registered Loan” has the meaning set forth in Section 13.1(i) of the Agreement.

“Related Fund” means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

“Remedial Action” means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or

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outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) restore or reclaim natural resources or the environment, (d) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (e) conduct any other actions with respect to Hazardous Materials, in each case pursuant to Environmental Laws.

“Remedies Notice Period” has the meaning ascribed to such term in the Orders, as applicable.

“Plan” has the meaning specified therefor on Schedule 5.23 attached to the Agreement.

“Report” has the meaning specified therefor in Section 15.16 of the Agreement.

“Required Lenders” means, at any time, Lenders whose aggregate Pro Rata Shares (calculated under clause (b) of the definition of Pro Rata Shares) exceed 50%.

“Requirements of Law” means, with respect to any Person, collectively, the common law and all federal, state, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of, any Governmental Authority, in each case whether or not having the force of law and that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means any chief executive officer, president, senior vice president, executive vice president, chief operating officer, chief financial officer, chief accounting officer, general counsel, treasurer or other similar officer of any Borrower.

“Restricted Payment” means to the declaration or payment of any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests of Parent or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests or on account of any return of capital to Parent or such Subsidiary’s stockholders, partners or members (or the equivalent Person thereof), or payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any Equity Interests of Parent or any of its Subsidiaries, or any setting apart of funds or property for any of the foregoing.

“Sanctioned Entity” means (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, (d) a Person resident in or determined to be resident in a country, in each case, that is subject to a country sanctions program administered and enforced by OFAC.

“Sanctioned Person” means a person named on the list of Specially Designated Nationals maintained by OFAC.

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“S&P” has the meaning specified therefor in the definition of Cash Equivalents.

“SEC” means the United States Securities and Exchange Commission and any successor thereto.

“Second Interim DIP Order” means the interim order entered by the Bankruptcy Court on June 24, 2015, in the form of Exhibit E-1 and otherwise in form and substance satisfactory to the Lenders in their sole discretion, entered upon a motion filed by Loan Parties that is in form and substance reasonably acceptable to the Lenders in their sole discretion.

“Second Tranche A Loan” has the meaning specified therefor in Section 2.2(a) of the Agreement.

“Section 363 Sale” means a sale of substantially all of the Loan Parties’ assets pursuant to Bankruptcy Code section 363 and the 363 Order.

“Secured Parties” means the Lenders and the Agent.

“Securities Account” means a securities account (as that term is defined in the Code).

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Security Agreement” means a security agreement, dated as of even date with the Agreement, in form and substance reasonably satisfactory to Agent, executed and delivered by US Loan Parties to Agent.

“Security Documents” means the Security Agreement, the Canadian Guarantee, the Canadian Security Agreement, the Dutch Security Documents, any Copyright Security Agreement, any Patent Security Agreement, any Trademark Security Agreements, any Mortgage, and such other mortgages, debentures, charges, pledges, security agreements, joinder agreements, documents and instruments as may be required by the Required Lenders and/or are entered into in connection with the Agreement.

“Sell” means, with respect to any property, to sell, convey, transfer, assign, license, lease or otherwise dispose of, any interest therein or to permit any Person to acquire any such interest, including, in each case, through a sale and leaseback transaction or through a sale, factoring at maturity, collection of or other disposal, with or without recourse, of any notes or accounts receivable.  Conjugated forms thereof and the noun “Sale” have correlative meanings.

“Senior DIP Assignment Agreement” shall mean those certain Assignment and Acceptance Agreements dated as of June 23, 2015, by and among the Initial DIP Lenders and the Lenders.

“Senior Notes” means the 8.75% Senior Notes due 2017 issued under the Senior Note Indenture.

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“Senior Note Indenture” means the Indenture, dated as of November 10, 2009, by and among Parent, Colt Finance Corp. and Wilmington Trust FSB, as trustee with respect to the Senior Notes, as may be amended from time to time in accordance with the terms thereof.

“Specified Canadian Pension Plan” means any Canadian Pension Plan which contains a “defined benefit provision”, as defined in subsection 147.1(1) of the Income Tax Act (Canada).

“Specified Equipment Lease Documents” means, collectively, the Master Lease Agreement Number 16293-90000, dated January 16, 2007, between Banc of America Leasing & Capital, LLC or its successors and assigns and Parent, together with all schedules thereto, and all agreements, documents and instruments evidencing or otherwise related thereto, as the same now exist or may hereafter be amended, supplemented or otherwise modified.

“Specified Government Property” means any and all property loaned, leased or otherwise provided to a Loan Party pursuant to or in connection with a Specified Government Property Loan Agreement.

“Specified Government Property Loan Agreement” means, individually and collectively, (a) the Loan Agreement, executed on or about May 27, 2009, between Colt Canada and Department of National Defence (Canada), and (b) any other agreement between any Loan Party and the national government of Canada or any of its agencies or instrumentalities pursuant to which the national government of Canada or any of its agencies or instrumentalities lends, leases or otherwise provides goods to a Loan Party to be used by a Loan Party for purposes of performing work pursuant to a supply or similar agreement between a Loan Party and the national government of Canada or any of its agencies or instrumentalities.

“Specified Loan Party” means any Loan Party (a) that is not formed, organized and/or incorporated under the laws of the United States of America, any state thereof, the District of Columbia, Canada (or any province or territory thereof) or the Netherlands and (b) for which Agent has provided notice to Administrative Borrower that such Loan Party is a Specified Loan Party.

“Sponsor” means Sciens Management LLC.

“Stated Maturity Date” means December 15, 2015.

“Subsidiary” of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the Equity Interests having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.  Unless otherwise specified, all references herein to a “Subsidiary” or “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Loan Parties.

“Superpriority Claims” means all of the claims of the Agent and the Lenders on account of the Obligations, which claims shall be entitled to the benefits of section 364(c)(1) of the Bankruptcy Code, having a superpriority over any and all administrative expenses of the kind that are specified in sections 105, 326, 328, 330, 331, 503(b), 506(c) (subject to entry of the Final

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DIP Order), 507(a), 507(b), 546(c), 726, 1114 or any other provisions of the Bankruptcy Code, subject only to the Carve-Out.

“Taxes” means any taxes, levies, imposts, duties, assessments or other similar charges now or hereafter imposed by any Governmental Authority, and all interest, penalties or similar liabilities with respect thereto.

“Tax Lender” has the meaning specified therefor in Section 14.2(a) of the Agreement.

“Term Commitment” means, for any Lender, its obligation to make a portion of the Loans in the principal amount shown on Schedule C-1 of the Agreement.  The original aggregate Term Commitment on the Closing Date is $41,666,667.

“Term Priority Collateral” shall have the meaning set forth in the DIP Intercreditor Agreement.

“Test Date” means for all purposes hereunder each Friday occurring after the first full week after the Closing Date.

“Test Period” means, with respect to each Test Date, the consecutive one-week period ending on such Test Date.

“Third Tranche A Loan” has the meaning specified therefor in Section 2.2(a) of the Agreement.

“Total Non-Operating Disbursement Line” has the meaning specified therefor in Section 7(d) of the Agreement.

“Total Operating Disbursement Line” has the meaning specified therefor in Section 7(d) of the Agreement.

“Total Non-Operating Disbursement Variance” has the meaning specified therefor in Section 7(d) of the Agreement.

“Total Operating Disbursement Variance” has the meaning specified therefor in Section 7(d) of the Agreement.

“Total Receipts Line” has the meaning specified therefor in Section 7(d) of the Agreement.

“Total Receipts Variance” has the meaning specified therefor in Section 7(d) of the Agreement.

“Trademark Security Agreement” has the meaning specified therefor in the Security Agreement or the Canadian Security Agreement, as the case may be.

“Tranche A Loans” has the meaning specified therefor in Section 2.2(a).

“Tranche B Loan” has the meaning specified therefor in Section 2.2(b).

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“United States” means the United States of America.

“Unrestricted Cash” means cash or Cash Equivalents of any Loan Party organized under the laws United States or Canada that are not subject to any express contractual restrictions on the application thereof (it being expressly understood and agreed that, for the avoidance of doubt, affirmative and negative covenants and events of default that do not expressly restrict the application of such cash or Cash Equivalents shall not constitute express contractual restrictions for purposes of this definition) and not subject to any Lien (other than Liens created by the Loan Documents, non-consensual Liens permitted by Section 6.3 and (whether or not consensual) Liens permitted by clauses (w), (z), (aa) and (cc) of the definition of Permitted Liens); provided; however; that for the purposes of this definition the cash or Cash Equivalents of any Loan Party organized under the laws of Canada shall be net of out of pocket costs or fees and applicable taxes, necessary to repatriate such cash determined by Parent in good faith.

“US Borrowers” means, collectively, (a) Colt Defense LLC, a Delaware limited liability company, (b) Colt’s Manufacturing Company LLC, a Delaware limited liability company and (c) any other person that after the Closing Date becomes a US Borrower under the Agreement; and “Borrower” means any one of them.

“US Collateral” means Collateral consisting of assets or interests in assets of US Loan Parties, and the proceeds thereof.

“US Dollar Denominated Loan” means a Loan denominated in US Dollars.

“US Dollar Equivalent” means at any time (a) as to any amount denominated in US Dollars, the amount thereof at such time, and (b) as to any amount denominated in any other currency, the equivalent amount in US Dollars calculated by Agent in good faith at such time using the exchange rate in effect on the Business Day of determination.

“US Dollars”, “US$” and “$” shall each mean lawful currency of the United States of America.

“US Lender” means the Lenders.

“US Loan Account” has the meaning specified therefor in Section 2.9 of the Agreement.

“US Loan Parties” means US Borrowers and Guarantors; each sometimes being referred to individually as a “US Loan Party.”

“Weekly Report” has the meaning specified in Section 5.1(b) of this Agreement.

“WURA” means the Winding Up and Restructuring Act (Canada), R.S.C. 1985, c. W-11, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all official rules, regulations and interpretations thereunder or related thereto.

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